                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                             FVFN ACQUISITION CORP.

                                  as Purchaser,

                        AMERICAN COIN MERCHANDISING, INC.

                                  as Guarantor,

                             FOLZ VENDING CO., INC.

                                       and

                             FOLZ NOVELTY CO., INC.

                                   as Sellers,

                         THE ROGER FOLZ REVOCABLE TRUST

                                       and

                                   ROGER FOLZ

                              Dated: March 14, 2003

                                                                       EXHIBIT A

                                TABLE OF CONTENTS

                                                                                  Page
1.  DEFINITIONS ...............................................................      1

2.  PURCHASE OF ACQUIRED ASSETS ...............................................     13

3.  THE CLOSING AND CERTAIN COVENANTS .........................................     21

4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLERS, THE
    STOCKHOLDER AND MR. FOLZ ..................................................     26

5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER AND GUARANTOR ..     49

6.  POST-CLOSING COVENANTS ....................................................     50

7.  CONDITIONS TO CLOSING; CLOSING DELIVERIES .................................     56

8.  SIMULTANEOUS TRANSACTIONS .................................................     61

9.  INDEMNIFICATION ...........................................................     62

10. GUARANTY ..................................................................     67

11. PUBLIC ANNOUNCEMENTS ......................................................     67

12. BROKERS ...................................................................     67

13. TERMINATION ...............................................................     68

14. NOTICES ...................................................................     68

15. MISCELLANEOUS .............................................................     70

                                                                   EXHIBIT 10.72

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement is entered into as of the 14th day of March, 2003 (the "AGREEMENT"), by and among FVFN ACQUISITION CORP., a Delaware corporation (the "PURCHASER"), AMERICAN COIN MERCHANDISING, INC., a Delaware corporation ("GUARANTOR"), FOLZ VENDING CO., INC., a New York corporation ("FOLZ VENDING") and FOLZ NOVELTY CO., INC., a New York corporation ("FOLZ NOVELTY," and together with Folz Vending collectively the "SELLERS") THE ROGER FOLZ REVOCABLE TRUST (the "TRUST," or the "STOCKHOLDER"), which is the sole stockholder of Folz Vending and the majority stockholder of Folz Novelty, and ROGER FOLZ, an individual and the grantor of the Trust ("MR. FOLZ").

                                 R E C I T A L:

      Subject to the terms and conditions of this Agreement, the Purchaser desires to purchase, and the Sellers desire to sell, the Business and the Acquired Assets (each as defined below) for the aggregate consideration set forth below and the assumption by the Purchaser of certain of the Sellers' liabilities set forth below.

      In consideration of the foregoing and the mutual promises made herein, and to specify the terms and conditions under which the transactions contemplated hereby will be consummated, the parties hereto do hereby agree as follows:

                                A G R E E M E N T

      1. DEFINITIONS Except as otherwise expressly provided in this Agreement or unless the context otherwise requires, the following terms, for all purposes of this Agreement, shall have the respective meanings hereinafter specified:

            "ACCOUNTS RECEIVABLE" means all trade and other accounts receivable and notes and loans receivable or any other similar instruments.

            "ACQUIRED ASSETS" means, with respect to the Business, all right, title and interest in and to all of the following assets, properties and rights whether real, personal, tangible or intangible, of every kind, nature and description and wherever located, of the Sellers existing as of the Closing Date including, without limitation:

            (a) all inventories including but not limited to, finished goods, raw materials, work in process, supplies, packing material, and similar items;

            (b) current assets (other than cash and cash equivalents);

            (c) all cash in vending machines as of the Closing Date;

            (d) all Real Property as listed with the corresponding address of such Real Property and otherwise identified on Schedule A-1;

            (e) all machinery (including without limitation all vending machines), equipment, tools and dies, hand tools, vehicles, computers and other data processing hardware (and all software related thereto or used therewith) and other tangible personal property of similar nature, including but not limited to all items set forth on the Sellers' fixed asset ledgers attached to this Agreement on Schedule A-2. (collectively, the "MACHINERY AND EQUIPMENT");

            (f) all office furniture, office equipment, fixtures and other tangible personal property of similar nature (collectively, the "FURNITURE AND FIXTURES"), except that Furniture and Fixtures shall not include the office furniture, office equipment, fixtures and other tangible property, or the telephone system located within the Plant, all as described on Schedule A-3, which shall be leased to the Purchaser pursuant to the Plant Lease;

            (g) to the extent not included above, all contracts, agreements, options, commitments, understandings, licenses, leases and instruments, including, without limitation, customer and supplier contracts, sales representative and distributor contracts and commission contracts with respect thereto, and licenses related to Intellectual Property, each listed on Schedule A-4 (collectively, the "ASSIGNED CONTRACTS");

            (h) all customer and supplier lists, mailing lists, catalogs, brochures and handbooks;

            (i) all Books and Records including, but not limited to, files, contracts, plans, notebooks, production and sales data and other data of the Sellers, whether or not in tangible form or in the form of intangible computer storage media such as optical disks, magnetic disks, tapes and all similar storage media;

            (j) all leases, agreements and other rights to use, occupy or possess, or otherwise, with respect to machinery, equipment, vehicles and other tangible personal property of similar nature to which Sellers are a party, and all rights arising under or pursuant to such leases, agreements and rights;

            (k) the names Folz Vending Co., Inc. and Folz Novelty Co., Inc. and all variations thereof and all similar names (including, without limitation, such variations and similar names used by Elliot Liebner and all other Affiliates of the Sellers operating in the United States) and the goodwill associated therewith, together with all trademarks, service marks and trade names, if any;

            (l) all assets, properties and rights relating to the Microvend Technology;

            (m) all telephone and telecopier numbers, and all post office boxes and post office box numbers owned or leased by the Sellers including all such numbers listed on Schedule A-5;

            (n) all domain names and websites used in connection with the Business as identified on Schedule A-6.

            (o) all rights related to any portion of the Acquired Assets, including third party warranties and guarantees and other similar contractual rights, as to third parties held by or in favor of the Sellers, and arising out of, resulting from or relating to the Acquired Assets;

            (p) all rights to insurance and condemnation proceeds relating to any damage, destruction, taking or other similar impairment of any of the Acquired Assets;

            (q) all intangible properties and rights, including but not limited to, UPC codes and Intellectual Property;

            (r) to the extent assignable, all claims, security deposits (other than the $60,000 deposit paid by Sellers under the Sellers' lease relating to the Plant), prepayments, refunds (other than any refunds of insurance premiums previously paid with respect to insurance policies canceled by the Sellers as of the Closing Date), causes of action, choses in action, rights of recovery, rights of setoff and rights of recoupment and all rights under warranties, except to the extent that any of the foregoing arise in connection with or relate to any matter that is a Retained Liability, including, without limitation, the Retained Liabilities referred to in Section 2(b)(ii)(O) below;

            (s) to the extent assignable, all Permits issued by or obtained from any Governmental Body;

            (t) all rights to enforce any confidentiality, invention assignment and/or non-competition agreements between the Sellers and their respective employees;

            (u) all Accounts Receivable;

            (v) all claims and defenses to the extent relating to any of the foregoing or to the Assumed Liabilities; and

            (w) except for Excluded Assets, all other assets and properties of the Sellers that are used or useful in connection with the operation of the Business, tangible and intangible, wherever located and whether or not carried on the Sellers' Books and Records, including all goodwill, know-how and trade secrets of the Sellers.

      Notwithstanding the foregoing, under no circumstances shall the Acquired Assets include any Excluded Assets.

            "ADJUSTED WORKING CAPITAL" shall mean with respect to the Business the current assets minus the current liabilities as at the date in question determined in accordance with GAAP on a consistent basis with that used to prepare the Financial Statements; provided, however, that for purposes of determining Adjusted Working Capital:

                  (a) Excluded Assets, Retained Liabilities and indebtedness for borrowed money shall be excluded; and

                  (b) prepaid expenses and deferred assets not utilizable by the Purchaser after Closing shall be excluded.

            "ADJUSTMENT REPORT" shall have the meaning specified in Section 2(e)(iii) of this Agreement.

            "AFFILIATE" means a Person, directly or indirectly, under the control of, controlled by or under common control with another Person.

            "AFFILIATED GROUP" means any affiliated group within the meaning of
Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law.

            "ALLOCATION SCHEDULE" shall have the meaning specified in Section 2(d) of this Agreement.

            "ALTERNATIVE TRANSACTION" shall have the meaning specified in
Section 3(j) of this Agreement.

            "ARBITRATOR" shall have the meaning specified in Section 2(e)(iv) of this Agreement.

            "ASSIGNED CONTRACTS" shall have the meaning set forth in subsection
(g) of the definition of Acquired Assets.

            "ASSUMED LIABILITIES" means the following liabilities of the Sellers solely relating to the Acquired Assets and no other liabilities:

                  (a) the liabilities of the Sellers incurred in connection with the Acquired Assets only as and to the extent set forth on the face of (and not solely in any notes to) the balance sheet included in the Interim Financial Statements, to the extent they have not been paid or discharged prior to the Closing Date;

                  (b) all such liabilities of the Sellers (other than liabilities for Taxes for Pre-Closing Periods and all liabilities pursuant to any Employee Benefit Plan) which have arisen after December 31, 2002 in the Ordinary Course of Business of Sellers which are of the same type as those set forth on the face of (and not solely in any notes to) the balance sheet included in the Interim Financial Statements, to the extent such liabilities have not been paid or discharged prior to the Closing Date; provided that this clause shall not encompass any such liabilities or obligations which relate to any breach of contract, breach of warranty, tort, infringement or violation of Law or which arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand;

                  (c) all obligations of the Sellers arising after the Closing Date under the Assigned Contracts, other than obligations arising from a breach or alleged breach of an Assigned Contract by Sellers prior to the Closing Date; and

                  (d) all liabilities or obligations for severance, termination pay, redundancy pay, pay in lieu of notice, accrued vacation pay or other benefits to any Continuing Employees who are terminated by the Purchaser or any successor to the Purchaser following the Closing Date.

      Notwithstanding the foregoing, under no circumstances shall the Assumed Liabilities include any Retained Liabilities.

            "ASSUMPTION NOTICE" shall have the meaning specified in Section 9(c)(ii) of this Agreement.

            "AVERAGE ADJUSTED WORKING CAPITAL" shall mean the monthly average of the Adjusted Working Capital for the consecutive twelve-month period ending with the month immediately preceding the month in which this Agreement is signed.

            "BASKET" shall have the meaning specified in Section 9(f)(ii) of this Agreement.

            "BOOKS AND RECORDS" means all records, invoices and other documents and information (be it in paper or electronic data form) necessary to the operation of the Business or the ownership and operation of the Acquired Assets including, without limitation, all employment records and files, titles, registrations, contracts, customer and vendor purchase orders, invoices, marketing and statistical information pertaining to the products of the Sellers, their respective licenses, permits and leases, and, to the extent in their possession, all bills of sale and warranties received by the Sellers upon their acquisition of Machinery and Equipment, but shall not include the documents referred to in subsection (d) of the definition of Excluded Assets.

            "BUSINESS" means the business of merchandising vended bulk items through operating coin vending machines.

            "CANADIAN VENDING MACHINES" shall have the meaning set forth in subsection (k) of the definition of Excluded Assets.

            "CHARITY AND NUT DIVISION" means merchandising vended bulk items through operating coin vending machines, solely to non-chain and independent outlets located in New York City and in the following counties in New York
State: Nassau, Suffolk and Westchester.

            "CLAIMS" shall have the meaning specified in Section 4(w)(iv) of this Agreement.

            "CLOSING" means the consummation of the transactions contemplated by this Agreement.

            "CLOSING DATE" means a date to be mutually agreed by the parties hereto that occurs within the three weeks immediately succeeding the date on which all of the conditions specified in Section 7 are satisfied (subject to fulfillment or waiver of such conditions), and on which the Closing takes place.

            "CLOSING DATE ADJUSTED WORKING CAPITAL" shall have the meaning specified in Section 2(e)(ii) of this Agreement.

            "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "CONTINUING EMPLOYEE" means each employee of the Sellers who accepts employment with the Purchaser from and after the Closing Date pursuant to
Section 6(d) of this Agreement.

            "COVERED ACTION" shall have the meaning specified in Section 9(b)(iv) of this Agreement.

            "DEFAULT" means an event of default, as defined in any contract or other agreement or instrument, or any event which, with the passage of time or the giving of notice or both, would constitute an event of default or other breach under such contract or other agreement or instrument.

            "ENCUMBRANCES" shall have the meaning specified in Section 4(e)(i) of this Agreement.

            "ENVIRONMENTAL LAWS" means, any federal, state, local or foreign laws (including without limitation the common law), ordinance, rule, regulation, decree, judgment, injunction, demand letter, Order, request for information, or schedule or time table set forth in any federal, state, local or foreign law (including without limitation the common law), ordinance, rule, regulation, order, decree, judgment, injunction, demand letter or request for information issued, promulgated, approved or entered thereunder relating to pollution or protection of the environment or to occupational health or safety, including without limitation laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land, surface or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

            "ERISA AFFILIATE" means a corporation that is or was a member of a controlled group of corporations with the Sellers within the meaning of Section 4001(a) or (b) of ERISA or Section 414(b) of the Code, a trade or business (including a sole proprietorship, partnership, trust, estate or corporation) that is under common control with the Sellers within the meaning of Section 414(m) of the Code, or a trade or business which, together with the Sellers, is treated as a single employer under Section 414(o) of the Code.

            "ESCROW AGENT" means Morrison Cohen Singer & Weinstein, LLP.

            "ESTIMATE" shall have the meaning specified in Section 2(e)(ii) of this Agreement.

            "EXCLUDED ASSETS" means:

                  (a) the consideration described in Section 2(c) hereof and to be delivered to the Sellers pursuant to this Agreement for the Acquired Assets to be sold to the Purchaser hereunder and the rights of the Sellers to such consideration hereunder;

                  (b) all assets primarily used by Folz Canada and the Charity and Nut Division as of the Closing Date and listed on Schedule B-1 hereto;

                  (c) the Plant, and the $60,000 deposit paid by Sellers under the Sellers' lease relating to the Plant;

                  (d) the accounting ledgers, certificate of incorporation, corporate seals, minute books, stock books, Tax and supporting data prepared expressly in connection therewith, and other records prepared directly in connection with the corporate organization and capitalization of the Sellers and their respective operations as a corporation under applicable Law, as applicable;

                  (e) the shares of the capital stock of the Sellers;

                  (f) the cash and cash equivalents held by the Sellers as of the Closing Date, provided, however, that all cash in vending machines as of the Closing Date shall be transferred to the Purchaser as an Acquired Asset;

                  (g) all receivables due from Roger Folz and his affiliates, and any and all claims, actual or contingent, against the foregoing;

                  (h) the life insurance policies on the life of Roger Folz listed on Schedule B-2 hereto and all related cash surrender values;

                  (i) Tax refunds owed to Sellers;

                  (j) all Sellers' Employment Agreements;

                  (k) the vending machines that are owned by the Sellers and are leased to Folz Canada as of the Closing Date, set forth on Schedule B-3 (the "CANADIAN VENDING MACHINES");

                  (l) all claims of the Sellers primarily relating to any of the Excluded Assets or otherwise unrelated to the Acquired Assets; and

                  (m) the works of art, memorabilia, furniture, furnishings and other assets of the Sellers identified on Schedule B-4.

            "EXECUTIVE EMPLOYMENT AGREEMENTS" means the employment agreements to be entered into between the Purchaser on the one hand, and each of Roger Folz, Laura Allen, Robert Allen and William T. Murphy on the other hand, in the forms annexed to this Agreement as Exhibit C-1, Exhibit C-2, Exhibit C-3, and Exhibit C-4, respectively.

            "FINAL ADJUSTED WORKING CAPITAL" shall have the meaning specified in
Section 2(e)(v) of this Agreement.

            "FINANCIAL STATEMENTS" means the audited combined balance sheets of the Sellers as at December 31, 2001, 2000 and 1999, and the statement of income, statement of retained earnings and statement of cash flows of the Sellers for the respective years then ended, and the unaudited combining balance sheet and income statement of the Sellers as at December 31, 2002 (the unaudited Financial Statements for the year ended on and as at December 31, 2002 are hereinafter referred to as the "INTERIM FINANCIAL STATEMENTS"); in each case, prepared in accordance with GAAP consistently applied.

            "FOLZ CANADA" means Folz Vending Co., Limited, an Ontario corporation.

            "FUNDAMENTAL FINANCING AGREEMENT" means that certain Financing Agreement, dated as of March 6, 2000, by and between Folz Vending and Fundamental Dynamics Inc., as modified by the letter agreement, dated March 13, 2003, by and among Folz Vending, Fundamental Dynamics Inc. and Christopher Adams.

            "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" (or "GAAP") shall have the meaning ascribed to it from time to time by the American Institute of Certified Public Accountants.

            "GOVERNMENTAL BODY" means any federal, state, provincial, municipal or other governmental department, commission, board, bureau, authority, court, agency or instrumentality, domestic or foreign.

             "HAZARDOUS SUBSTANCE" shall have the meaning specified in Section 4(q)(v) of this Agreement.

            "IMPROVEMENTS" shall have the meaning specified in Section 4(f)(vi) of this Agreement.

            "INDEBTEDNESS" means with respect to any Person, all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letters of credit), all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the Ordinary Course of Business of such Person), all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, all obligations of such Person under leases required to be accounted for as capital leases under GAAP, and all guaranties by such Person. Trade payables and check endorsements of a Person arising in the Ordinary Course of Business shall not be deemed to be Indebtedness.

            "INDEMNIFICATION CAP" shall have the meaning specified in Section 9(f)(i) of this Agreement.

            "INDEMNIFIED PARTY" shall have the meaning set forth in Section 9(c)(i) of this Agreement.

            "INDEMNIFYING PARTY" shall have the meaning set forth in Section 9(c)(i) of this Agreement.

            "INDEMNITY ESCROW AGREEMENT" means the agreement substantially in the form attached hereto as Exhibit B among the Purchaser, the Sellers, the Stockholder, Mr. Folz and the Escrow Agent.

            "INDEMNITY ESCROW AMOUNT" means $1,500,000.

            "INTELLECTUAL PROPERTY" has the meaning specified in Section 4(w)(i) of this Agreement.

            "INTERIM FINANCIAL STATEMENTS" shall have the meaning specified within the definition of Financial Statements.

            "LAW" or "LAWS" means statutes, rules, regulations and ordinances of any Governmental Body.

            "MATERIAL ADVERSE EFFECT" means, with respect to any Person, the occurrence of a materially adverse effect on the business, customers, assets, operations, properties, or condition, financial or otherwise, of the Person to which it refers, or an effect which could reasonably foreseeably materially impair or delay the ability of such Person to perform any obligation under this Agreement and "MATERIAL ADVERSE EFFECT ON THE SELLERS" shall mean a Material Adverse Effect on either Seller individually, or the Sellers collectively.

            "MICROVEND PURCHASE AGREEMENT" means that certain Asset Purchase Agreement, dated as of December 20, 2001, by and between Fundamental Dynamics Industries, Inc. and Folz Vending.

            "MICROVEND TECHNOLOGY" means all of the assets acquired by Folz Vending pursuant to the Microvend Purchase Agreement, and any Intellectual Property and other technology related thereto.

            "OBJECTION NOTICE" shall have the meaning set forth in Section 2(e)(iv) of this Agreement.

             "ORDER" means any order, writ, injunction, decree, stipulation, judgment, award, determination, direction or demand of a Governmental Body.

            "ORDINARY COURSE OF BUSINESS" means, with respect to any Person, the ordinary course of business, of such Person, consistent with its past custom and practice (including with respect to frequency and amount).

            "OSHA LAWS" shall mean any applicable past, present or future federal, state, territorial, provincial, foreign or local law, common law doctrine, rule, order, decree, judgment, injunction, license, Permit or regulation relating to public or employee health or safety or any other like matter, together with any other laws (federal, state, territorial, provincial, foreign or local) including, without limitation, the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), as such laws have been, or are, amended, modified or supplemented heretofore or from time to time hereafter and any analogous future federal, or present or future state or local laws, statutes and regulations promulgated thereunder.

            "OTHER EMPLOYMENT AGREEMENTS" means the employment agreements to be entered into between the Purchaser on the one hand, and each of Scott Contrera, Richard D. Caretsky and Nadine Westerman on the other hand, in the form annexed to this Agreement as Exhibit D.

            "PBGC" shall have the meaning specified in Section 4(n)(ii) of this Agreement.

            "PAST DUE PAYABLES" shall have the meaning specified in Section 4(j)(ix)(B) of this Agreement.

            "PERMITS" shall have the meaning set forth in Section 4(g).

            "PERSON" means any natural person, sole proprietorship, corporation, limited liability company, partnership, joint venture, unincorporated association, firm, trust or other entity.

            "PLANS" shall have the meaning specified in Section 4(n)(i) of this Agreement.

            "PLANT" shall mean the building and premises located at 3401 Lawson Boulevard, Oceanside, New York 11572.

            "PLANT LEASE" means the lease relating to the Plant to be entered into by the Purchaser and 3401 Lawson Blvd. LLC, in the form annexed to this Agreement as Exhibit E.

            "POST-CLOSING PERIODS" means (i) all tax periods beginning after the Closing Date and (ii) with respect to a tax period that includes, but does begin after, the Closing Date, the portion of such period which begins on, but does not include, the Closing Date.

            "PRE-CLOSING PERIODS" means (i) all tax periods ending on or before the Closing Date and (ii) with respect to a tax period that includes, but does not end on, the Closing Date, the portion of such period which ends on and includes the Closing Date.

            "PRODUCT WARRANTY" shall have the meaning specified in Section 4(bb)(ii) of this Agreement.

            "PURCHASE PRICE" shall mean $22,000,000, as may be adjusted pursuant to Section 2(e) hereof.

            "PURCHASER" shall have the meaning specified in the opening paragraph of this Agreement.

            "PURCHASER'S COVERED ACTION" shall have the meaning set forth in
Section 9(a)(iv) of this Agreement.

            "PURCHASER'S EMPLOYMENT AGREEMENTS" means the Executive Employment Agreements and the Other Employment Agreements.

            "PURCHASER'S LOSSES" shall have the meaning specified in Section 9(a) of this Agreement.

            "REAL PROPERTY" shall have the meaning specified in Section 4(f)(v) of this Agreement.

            "RESTRICTED BUSINESS" shall have the meaning specified in Section 3(g)(i) of this Agreement.

            "RETAINED LIABILITIES" shall have the meaning specified in Section 2(b)(ii) of this Agreement.

            "SELLERS" shall have the meaning set forth in the opening paragraph of this Agreement.

            "SELLERS' COVERED ACTION" shall have the meaning specified in
Section 9(b)(iv) of this Agreement.

            "SELLERS' EMPLOYMENT AGREEMENTS" means agreements, understandings, arrangements or contracts (written or oral) with any Person to which the Sellers are a party relating to employment, management, agency or consulting including with respect to the payment of salary, bonuses, severance benefits, retirement benefits, or incentives.

            "SELLERS' LOSSES" shall have the meaning specified in Section 9(b) of this Agreement.

            "SELLERS' OR STOCKHOLDER'S KNOWLEDGE" or "OF WHICH THE SELLERS OR STOCKHOLDER HAVE KNOWLEDGE" or "KNOWLEDGE OF SELLERS OR STOCKHOLDER" means the knowledge or awareness, after a review of the representations and warranties set forth in Section 4 below and all other representations and warranties of the Sellers, the Stockholder and/or Mr. Folz hereunder and due inquiry thereafter (which review has been made prior to the Sellers', the Stockholder's and Mr. Folz's execution and delivery of this Agreement) of any of Roger Folz, Laura Allen, or, solely with respect to the representations and warranties set forth in Sections 4(l) (No Default or Event of Default) and 4(bb) (Product Warranties), William Murphy.

            "SOFTWARE PROGRAMS" shall have the meaning specified in Section 4(w)(i) of this Agreement.

            "SPOUSAL CONSENT" shall have the meaning specified in Section 3(i) of this Agreement.

            "STOCKHOLDER" shall have the meaning specified in the opening paragraph of this Agreement.

            "SUBSIDIARY" means any Person more than 50% of the voting stock or other voting power of which is owned, directly or indirectly, by another Person, or which is otherwise directly or indirectly controlled by such other Person.

            "SURVIVING REPRESENTATIONS" shall have the meaning set forth in
Section 9(h) of this Agreement.

            "TAX" means any and all taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature including, without limitation, all net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other taxes, customs duty, fees assessments or charges of any kind whatsoever, imposed by any Governmental Body, including any liability therefor as a transferee (including without limitation under Section 6901 of the Code or any similar provision of applicable Law), as a result of Treasury Regulation Section 1.1502-6 or any similar provision of applicable Law, or as a result of any Tax sharing or similar agreement, together with any interest, penalties or additions to Tax relating thereto.

            "TAXPAYER" shall have the meaning specified in Section 6(f)(ii) of this Agreement.

            "TAX PROCEEDINGS" shall have the meaning specified in Section 4(h)(i)(C) of this Agreement.

            "TAX RETURN" means any return, declaration, report, information return or statement, and any amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information), filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection, payment, refund or credit of any federal, state, local or foreign Tax or the administration of any Laws relating to any Tax or ERISA.

            "TAXING AUTHORITY" means the United States Internal Revenue Service or any other applicable Governmental Body.

            "TECHNICAL DOCUMENTATION" shall have the meaning specified in
Section 4(w)(i) of this Agreement.

            "TRADEMARKS" shall have the meaning specified in Section 4(w)(i) of this Agreement.

            "TRADE SECRETS" shall have the meaning specified in Section 4(w)(i) of this Agreement.

            "TRANSACTION TAXES" shall have the meaning specified in Section 2(h) of this Agreement.

            "TRANSITIONAL SERVICES AGREEMENT" means the agreement between the Purchaser and Folz Canada relating to the provision of services by the Purchaser to Folz Canada after Closing, in the form annexed to this Agreement as Exhibit A.

            "TRUST" shall have the meaning specified in the opening paragraph of this Agreement.

            "UNLIMITED PURCHASER OBLIGATIONS" and "UNLIMITED SELLERS OBLIGATIONS" each shall have the meaning specified in Section 9(f)(i) of this Agreement.

            "YEAR 2002 AUDITED FINANCIALS" means the audited combined balance sheets of the Sellers as at December 31, 2002 and the statement of earnings, statement of stockholders equity and statement of cash flows of the Sellers for the twelve month period then ended.

      2. PURCHASE OF ACQUIRED ASSETS.

            (a) Purchase and Sale of the Acquired Assets. Subject to the terms and conditions of this Agreement, the Purchaser shall purchase from the Sellers, and the Sellers shall sell, transfer, convey, assign and deliver to the Purchaser, for the consideration specified below in this Section 2 at the Closing, all of the Acquired Assets.

            (b) Assumption of Liabilities.

                  (i) Subject to the terms and conditions of this Agreement, the
            Purchaser shall assume and become responsible for, from and after the Closing Date, the Assumed Liabilities. On and after the Closing Date, and subject to the provisions in Section 9 regarding indemnification, the Purchaser shall have complete control over the payment, settlement, or other disposition of, or any dispute involving, any of the Assumed Liabilities, and the Purchaser shall conduct and control all negotiations and proceedings with respect to the Assumed Liabilities. The Purchaser's assumption of the Assumed Liabilities shall in no way expand the rights or remedies of any third party against the Sellers or the Purchaser as compared to the rights and remedies which such third party would have had against any of them if the Purchaser had not assumed the Assumed Liabilities pursuant to this Agreement.

                  (ii) Notwithstanding anything to the contrary set forth
            herein, the Purchaser shall not assume or become responsible for, and the Sellers shall remain exclusively liable for, any and all liabilities or obligations (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether accrued or unaccrued, whether due or to be come due, and whether claims with respect thereto are asserted before or after the Closing
            Date) of the Sellers which are not Assumed Liabilities (collectively, the "RETAINED LIABILITIES"). The Retained Liabilities shall include, without limitation, the following:

                        A. all obligations and liabilities of the Stockholder
            and Mr. Folz;

                        B. any obligation or liability of either Seller arising
            from a breach of a representation or warranty herein on its part or its failure to fully, faithfully and promptly perform any agreement or covenant on its part contained herein;

                        C. any obligation or liability of the Sellers to the
            extent that the Sellers shall be indemnified by an insurer; provided that any insurance proceeds related to such obligation or liability shall be an Excluded Asset;

                        D. all liabilities and obligations of the Sellers, the
            Stockholder and Mr. Folz for costs and expenses incurred in connection with the preparation and negotiation of this Agreement or the consummation of the transactions contemplated by this Agreement;

                        E. all liabilities and obligations of the Sellers under
            this Agreement or any other agreement not entered into in the Ordinary Course of Business, except for obligations incurred in developing and deploying the Microvend Technology in an amount no greater than $95,000 (representing the aggregate of all remaining obligations of Folz Vending pursuant to (i) that certain promissory note, dated December 20, 2001, by Folz Vending in favor of Fundamental Dynamics Industries, Inc. in the original principal amount of $250,000 (pursuant to which as of the date of this Agreement there are three remaining payments due in an amount of $25,000 each), and (ii) that certain Consulting Agreement, dated as of January 1, 2002, by and between Folz Vending and Fundamental Dynamics Industries, Inc.);

                        F. all liabilities and obligations of the Sellers for
            any Taxes (including without limitation those attributable to the Acquired Assets for Pre-Closing Periods);

                        G. all liabilities and obligations of the Sellers under
            any contract that is not an Assigned Contract;

                        H. all obligations of the Sellers arising and due to be
            performed prior to the Closing Date under the Assigned Contracts except to the extent that an accrual in respect of any such obligation is included in the Closing Date Adjusted Working Capital and reflected in the Adjustment Report, and all liabilities for any breach, act or omission by the Sellers prior to the Closing Date under any Assigned Contract;

                        I. all liabilities and obligations arising out of
            events, conduct or conditions existing or occurring prior to the Closing Date that constitute a violation of or noncompliance with any Law, any Order, or Permit;

                        J. all liabilities and obligations (including without
            limitation costs of cleanup and remediation) resulting from any violation of any Environmental Law;

                        K. all liabilities and obligations of the Sellers with
            respect to, and claims of, any acts of negligence or tort including libel and slander, occurring prior to the Closing Date, including without limitation any workers compensation claim;

                        L. all claims against, or liabilities or obligations of
            or in connection with, any Employee Benefit Plans, including without limitation any excise Taxes, penalties or other liabilities imposed under ERISA or the Code;

                        M. except as specifically set forth in Section 6(d), all
            liabilities and obligations of the Sellers to pay severance, termination pay, redundancy pay, pay in lieu of notice, accrued vacation pay or other benefits to any current or former employee of the Sellers whose employment is terminated (or treated as terminated) in connection with the consummation of the transactions contemplated by this Agreement (other than liabilities or obligations for severance, termination pay, redundancy pay, pay in lieu of notice, accrued vacation pay or other benefits to any Continuing Employees who are terminated by the Purchaser or any successor to the Purchaser following the Closing Date) and all liabilities resulting from the termination of employment of employees of the Sellers prior to the Closing Date, including without limitation any liabilities of the Sellers pursuant to agreements and plans identified in Schedules hereto;

                        N. all liabilities and obligations of the Sellers for
            all compensation and benefits accrued or incurred prior to the Closing Date in favor of employees of the Sellers, including without limitation accrued vacation and personal time, premiums or benefits under any Employee Benefit Plan and severance pay; provided, however, that the Purchaser shall assume liability for accrued vacation and personal time for Continuing Employees to the extent of the accrual therefor set forth on Schedule 2(b)(ii)(N) hereto;

                        O. all liabilities and obligations of the Sellers
            arising out of any claim, suit, action, arbitration proceeding, investigation or other similar matter which commenced or relates to the ownership and operation of the Acquired Assets on or prior to the Closing Date; provided that, to the extent related to the foregoing, any counterclaim or recovery shall be an Excluded Asset;

                        P. all liabilities and obligations of the Sellers under
            any agreements relating to the disposition of material assets, businesses or companies (whether by sale of assets, sale of stock, merger or otherwise) entered into at any time prior to the Closing Date;

                        Q. all liabilities and obligations of the Sellers
            arising out of any events, conduct or conditions existing or occurring prior to the Closing Date that constitute or allegedly constitute an infringement or violation of, or constitute or allegedly constitute a misappropriation of, any Intellectual Property rights of any other Person;

                        R. all obligations for refunds, rebates, discounts,
            promotional credits, warranty claims and the like not specifically reserved or accrued for in the Financial Statements;

                        S. all Transaction Taxes, which shall be duly and timely
            paid by the Sellers in accordance with Section 2(h) hereof;

                        T. all Indebtedness of the Sellers;

                        U. all liabilities and obligations identified on
            Schedule 2(b)(ii)(U); and

                        V. all liabilities and obligations of the Sellers
            relating to any of the Excluded Assets or otherwise unrelated to the Acquired Assets.

            (c) Payment of the Purchase Price; Indemnity Escrow Amount. At the Closing, the Purchaser shall pay to: (i) the Sellers or such other Person as the Sellers shall direct in writing, an amount equal to the Purchase Price less the Indemnity Escrow Amount, for the Acquired Assets by wire transfer of immediately available funds; and (ii) the Escrow Agent, the Indemnity Escrow Amount to be held by the Escrow Agent subject to the terms and conditions of the Indemnity Escrow Agreement.

            (d) Allocation of Purchase Price. The parties agree to allocate the Purchase Price and the Assumed Liabilities among the Acquired Assets in accordance with Schedule 2(d), which allocation complies with Section 1060(b) of the Code (the "ALLOCATION SCHEDULE"). The Parties agree to file all Tax Returns and other statements for Tax purposes consistently with the allocation set forth on the Allocation Schedule and in particular to report the information required by Section 1060(b) of the Code in a manner consistent with such allocation. Each of the Purchaser, the Sellers, the Stockholder and Mr. Folz shall notify the other Parties if it receives notice that any Taxing Authority proposes any allocation different from the Allocation Schedule.

            (e) Working Capital Adjustment to Purchase Price.

                  (i) The Sellers have provided to the Purchaser on Schedule
            2(e)(i) the Average Adjusted Working Capital which the Sellers, the Stockholder and Mr. Folz represent and warrant to the Purchaser has been prepared in accordance with GAAP consistently applied period to period and consistent with the methods used in preparing the Financial Statements.

                  (ii) Three business days prior to the Closing, the Sellers shall deliver to the Purchaser the Sellers' reasonable, good faith estimate (the "ESTIMATE") of the Adjusted Working Capital as of the Closing Date ("CLOSING DATE ADJUSTED WORKING CAPITAL"). During the course of preparing the Estimate:

                        A. the Sellers shall provide the Purchaser with their
            work papers and provide the Purchaser with access to their records used in determining the Estimate; and

                        B. the personnel of the Sellers responsible for
            preparation of the Estimate shall consult with the Purchaser's personnel in the preparation of the Estimate. The Sellers, the Stockholder and Mr. Folz covenant that the Estimate will be prepared in good faith by the Sellers in accordance with GAAP on a consistent basis with that used in the preparation of the Financial Statements and the Average Adjusted Working Capital as set forth on Schedule 2(e)(i) and consistent with past practice. If the Closing Date Adjusted Working Capital as set forth in the Estimate is less than the Average Adjusted Working Capital as set forth on Schedule 2(e)(i), the Purchase Price shall be reduced by the amount of such difference. If the Closing Date Adjusted Working Capital as set forth in the Estimate is greater than the Average Adjusted Working Capital as set forth on Schedule 2(e)(i), the Purchase Price shall be increased by the amount of such difference.

                  (iii) As soon as reasonably practicable after the Closing
            Date, but not more than sixty (60) days after the Closing Date, the Purchaser shall prepare and deliver to the Sellers as of the close of business on the Closing Date a report sheet (the "ADJUSTMENT REPORT") showing in reasonable detail its computation of the Closing Date Adjusted Working Capital, prepared in accordance with GAAP consistently applied.

                  (iv) Within fifteen (15) days after receipt of the Adjustment
            Report, the Sellers by written notice to the Purchaser may object to the Closing Date Adjusted Working Capital as set forth in the Adjustment Report, setting forth in such notice (the "OBJECTION NOTICE"), Sellers' objection in reasonable detail and the Sellers' proposal or proposals with respect to the calculation of Closing Date Adjusted Working Capital. Within thirty (30) days following timely delivery of the Objection Notice, the Sellers and the Purchaser shall attempt, in good faith, to resolve all disputes between them concerning the Objection Notice. If the Purchaser and the Sellers cannot resolve such disputes within such thirty (30) day period, then the matters in dispute shall be determined by an accounting firm mutually acceptable to the Purchaser and the Sellers (such accounting firm, the "ARBITRATOR"). Promptly, but not later than thirty (30) days after acceptance of this appointment, the Arbitrator shall determine (based solely on presentation by the Sellers and the Purchaser to the Arbitrator, and not by independent review) only those items in dispute and will render its report as to its resolution of such terms and resulting calculations of the Closing Date Adjusted Working Capital. In determining each disputed item, the Arbitrator may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the lowest value for such term claimed by either party. For the purposes of the Arbitrator's calculation of the Closing Date Adjusted Working Capital, the amounts to be included shall be the appropriate amounts from the Adjustment Report as to items that are not in dispute, and the amounts determined by the Arbitrator as to items from the Objection Notice that are submitted for resolution by the Arbitrator. The Sellers and the Purchaser shall cooperate with the Arbitrator in making its determination and such determination shall be conclusive and binding upon the parties. The losing party (as defined below) in any such arbitration shall pay all costs and fees related to such determination by the Arbitrator, including without limitation, the costs relating to any negotiations with the Arbitrator with respect to the terms and conditions of such Arbitrator's engagement. For purposes of this Section 2(e)(iv), as between the Sellers and the Stockholder on the one hand and the Purchaser on the other hand, the "losing party" in any such determination shall mean the party whose claimed Closing Date Adjusted Working Capital is farthest from the calculation of the Closing Date Adjusted Working Capital as determined by the Arbitrator.

                  (v) If the Sellers do not timely deliver an Objection Notice, then the Sellers shall be deemed to have accepted the calculation of the Closing Date Adjusted Working Capital as set forth in the Adjustment Report. The term "FINAL ADJUSTED WORKING CAPITAL" shall mean (i) the Closing Date Adjusted Working Capital as set forth in the Adjustment Report if the Sellers accept the Adjustment Report as delivered or do not timely deliver an Objection Notice, or (ii) the Closing Date Adjusted Working Capital determined pursuant to Section 2(e)(iv) above, if the Sellers timely deliver an Objection Notice.

                  (vi) If the Final Adjusted Working Capital is less than the
            Closing Date Adjusted Working Capital set forth in the Estimate, such difference shall be payable by the Sellers to the Purchaser within ten (10) days after the Final Adjusted Working Capital is determined as provided in Section 2(e)(v) above, with interest at the rate of 7% per annum from the Closing Date to the date of payment. The payment provided for in this Section 2(e)(vi) is the joint and several obligation of the Sellers, the Stockholder and Mr. Folz. If not paid when due the Purchaser may proceed against any of the Sellers, the Stockholder and/or Mr. Folz for payment in which event the Sellers, the Stockholder and/or Mr. Folz shall be liable for all costs and expenses of collection including reasonable attorneys' fees.

                  (vii) If the Final Adjusted Working Capital is greater than the Closing Date Adjusted Working Capital set forth in the Estimate, Purchaser shall pay to the Sellers such difference. Such payment shall be due within ten (10) days after the Final Adjusted Working Capital is determined as provided in Section 2(e)(v) with interest as hereinabove provided. If not paid when due the Sellers may proceed against the Purchaser for payment in which event the Purchaser shall be liable for all costs and expenses of collection including reasonable attorney's fees.

            (f) Title. In the event for any reason good title to an Acquired Asset is not obtained by the Purchaser, the Sellers shall hold any rights they have in such Acquired Asset, for the sole use and benefit of the Purchaser. Without limiting the foregoing, to the extent that any of the contracts or Permits being assigned pursuant to this Agreement are not assignable without the consent of another party and such consent has not been obtained on or prior to the Closing Date, this Agreement shall not constitute an assignment or attempted assignment of such contract or Permit if such assignment or attempted assignment would constitute a breach thereof. With respect to contracts, the Sellers agree to use their best efforts to obtain the consent of such other party to such an assignment in all cases in which such consent is required or novation agreements to contracts not so assignable. If such consent or novation is not obtained, the Sellers agree to cooperate with the Purchaser to provide for the Purchaser to obtain the benefits under any such contracts, including enforcement of any and all rights of the Sellers against the other party thereto arising out of the cancellation by such other party or otherwise. With respect to Permits, the Sellers agree to cooperate with the Purchaser to provide for the Purchaser to obtain the benefits under any such Permits for the duration of the current term of such Permits, and the Sellers shall maintain each such Permit in full force and effect until the expiration of the current term of such Permit. The Sellers shall cooperate with the Purchaser in connection with the Purchaser's application to renew or replace any such Permit upon expiration of the current term of the applicable Permit.

            (g) Further Assurances. At the Closing and at any time and from time to time thereafter, at the request of the Purchaser and without further consideration, the Sellers, the Stockholder and Mr. Folz shall promptly execute and deliver such instruments of sale, transfer, conveyance and assignment and take all such other action as the Purchaser may reasonably determine to be necessary to more effectively transfer, convey and assign to the Purchaser, and to evidence and confirm the Purchaser's rights to, title in and ownership of, the Acquired Assets to be purchased by Purchaser hereunder, to place the Purchaser (through its ownership of the Acquired Assets) in actual possession and operating control of the Business and the Acquired Assets being purchased by the Purchaser hereunder, to assist the Purchaser in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

            (h) Transaction Taxes. Any and all federal, state, county or local excise, stamp, use, transfer, sale, registration and other Taxes, fees and duties (including any interest, additions to tax and penalties with respect thereto) and any and all transfer, registration, recording or similar fees and charges imposed in connection with the transfer of the Acquired Assets and the consummation of the transactions contemplated by this Agreement (collectively, "TRANSACTION TAXES") shall be borne by the Sellers and shall be a Retained Liability which the Sellers shall pay on or after Closing when and as required by applicable laws; provided, however, that any transfer, filing and/or permit fees incurred in connection with the transfer of the Permits shall not be deemed Transaction Taxes. The Sellers shall duly and timely file a Tax Return in connection with such Transaction Taxes. The Sellers shall give a copy of each such Tax Return to the Purchaser for its review with sufficient time for incorporation of the Purchaser's comments prior to filing, and shall give the Purchaser a copy of the Tax Return as filed, together with proof of payment of the Tax shown thereof, promptly after filing.

      3. THE CLOSING AND CERTAIN COVENANTS

            (a) The Closing. The Closing shall take place on the Closing Date, at 10:00 a.m., Eastern Standard Time, at the offices of Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, NY 10022.

            (b) Conduct of Business. During the period from the date hereof (or earlier, as set forth below) through the Closing Date, the Sellers shall conduct the Business in the Ordinary Course of Business, and in such manner that would not result in a Material Adverse Effect on the Sellers. Without limiting the generality of, and in addition to, the foregoing, prior to the Closing Date, the Sellers shall not, except as the Purchaser may otherwise consent to in writing:

                  (i) amend their respective certificates of incorporation or bylaws;

                  (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting or of options, warrants; commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities;

                  (iii) incur or assume any Indebtedness other than in the
            Ordinary Course of Business (it being understood that entering into letters of credit providing payment for goods in transit or serving as security for vehicle leases is within the Ordinary Course of Business);

                  (iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other Person; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than loans or advances to employees in the Ordinary Course of Business), except as would not have an adverse affect on, or change in, the ability of the Sellers, the Stockholder and Mr. Folz to consummate the transactions contemplated hereby;

                  (v) other than in the Ordinary Course of Business, enter into, adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements of or for the benefit or welfare of any employee, increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing plan and arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units), or terminate the employment of any employees whose aggregate compensation exceeds $200,000;

                  (vi) acquire, sell, lease, transfer or dispose of any
            properties or assets except in the Ordinary Course of Business or enter into any material commitment or transaction with respect to any of the Acquired Assets other than in the Ordinary Course of Business;

                  (vii) except as may be required by law, take any action to terminate or materially amend any of their employee benefit plans with respect to or for the benefit of employees;

                  (viii) other than in the Ordinary Course of Business, enter into, modify any policy or procedure with respect to credit to customers or collection of receivables with respect to any of the Acquired Assets;

                  (ix) fail to pay any claim or liability of the Sellers in a timely manner given the Sellers' prior practices with respect to any of the Acquired Assets other than any such claim or liability which is the subject of a bona-fide dispute that is being diligently contested in good faith;

                  (x) waive any claims or rights of substantial value with
            respect to the Acquired Assets;

                  (xi) except to the extent required by applicable law, change any accounting principle or method or make any election for purposes of foreign, federal, state or local income Taxes;

                  (xii) other than in the Ordinary Course of Business, take or suffer any action that would result in the creation, or consent to the imposition, of any Lien on any of the Acquired Assets that will not be satisfied by the Sellers at or prior to the Closing;

                  (xiii) except as set forth in the capital budget in Schedule
            3(b)(xiii), make or incur any capital expenditure, lease or commitment for additions to property, plant, equipment or other capital assets in excess of $10,000 with respect to the Acquired Assets without the prior written approval of the Purchaser, which approval will not be unreasonably withheld or delayed;

                  (xiv) except in the Ordinary Course of Business, amend, waive, surrender or terminate or agree to the amendment, waiver, surrender or termination of any material contract, Lease or approval;

                  (xv) except in the Ordinary Course of Business, exercise any right or option under any Lease or extend or renew any material contract or Lease;

                  (xvi) settle, cancel, compromise, waive or release any right, claim, action or proceeding of substantial value to the Sellers, not in the Ordinary Course of Business, involving (either singly or in the aggregate) more than $10,000;

                  (xvii) except in the Ordinary Course of Business, delay or postpone the payment of accounts payable and other liabilities in connection with the Acquired Assets;

                  (xviii) enter into any transactions by and between or among the Sellers and the Stockholder or any Affiliates of Sellers that affect the Acquired Assets;

                  (xix) allow any material damage, destruction or loss (whether or not covered by insurance) to the Acquired Assets;

                  (xx) except in the Ordinary Course of Business, remove cash from vending machines; or

                  (xxi) enter into any commitment to do, or take, or agree in writing or otherwise to take or consent to, any of the foregoing actions.

            (c) Access and Information. From the date hereof until the Closing Date, the Sellers shall, and shall cause each of the Sellers' officers, directors, employees, agents, accountants and counsel to, upon reasonable notice, (i) afford the officers, employees and authorized agents, accountants, counsel and representatives of the Purchaser reasonable access, during normal business hours, to (A) the offices, properties, plants, other facilities, books, contracts and records of the Sellers and any records concerning the Sellers maintained and accumulated by their representatives, and (B) those officers, directors, employees, agents, accountants and counsel of the Sellers who have any knowledge relating to the Sellers or the Acquired Assets, and (ii) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of the Purchaser such additional financial and operating data and other information regarding the Acquired Assets (including, without limitation, any contracts, licenses and patents in effect as of the date hereof and any contracts or licenses being negotiated or entered into between the date hereof and the Closing Date), properties and goodwill of the Sellers as the Purchaser may from time to time reasonably request.

            (d) Notice of Developments. Prior to the Closing Date, the Sellers shall promptly notify the Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this

Agreement that could result in any material breach of a representation or warranty or covenant of the Sellers, the Stockholder or Mr. Folz in this Agreement or which could have the effect of making any representation or warranty of the Sellers, the Stockholder or Mr. Folz in this Agreement untrue or incorrect in any material respect, and (ii) all other material developments affecting the Acquired Assets, liabilities, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Sellers.

            (e) Non-Disclosure of Confidential Information. From and after the date hereof, the Sellers, the Stockholder and Mr. Folz agree not to, and none shall permit any of their respective Affiliates to, divulge, communicate, use to the detriment of the Purchaser or for the benefit of any other Person, or misuse in any way, and the Sellers will use their respective best efforts to cause their officers, directors, employees, accountants, counsel, consultants, advisors and agents not to divulge, communicate, use to the detriment of the Purchaser or for the benefit of any other Person, or misuse in any way, any confidential documents or information concerning the Business or the Acquired Assets including, without limitation, any confidential documents or information provided to it pursuant to Section 6(c), any Trade Secrets or other proprietary information forming a part of the Intellectual Property and any personnel information, customer lists or other technical data.

            (f) No Solicitation of Employees, Suppliers or Customers. None of the Sellers, the Stockholder or Mr. Folz shall, and none shall permit any of their respective Affiliates to, from and after the Closing Date, and for a period of five (5) years thereafter, directly or indirectly, for itself or on behalf of any other Person, solicit, employ, engage or retain any Person who, at any time during the preceding 12-month period (which period shall include the Closing Date), shall have been a significant employee of the Purchaser, or contact any supplier, customer or employee of the Purchaser for the purpose of soliciting or diverting any such supplier, customer or employee from the Purchaser for a competitive purpose. Notwithstanding the foregoing, none of the Sellers, the Stockholder or Mr. Folz shall be prohibited from (i) hiring or engaging any ex-employee of the Purchaser after such employee's employment has been terminated by the Purchaser, or (ii) consulting with Laura Allen following the Closing Date with respect to the transactions contemplated by this Agreement, provided that any such consultation does not interfere with Laura Allen's performance of her duties on behalf of, and obligations owed to, the Purchaser.

            (g) Non-Competition.

                  (i) Until such date that is five (5) years from the Closing
            Date, none of the Sellers, the Stockholder, Mr. Folz or any Affiliate of any of the foregoing shall, anywhere in the United States of America, directly or indirectly, alone or in association with any other Person, firm, corporation or other business organization (i) acquire or own in any manner, any interest in any Person that is engaged in any facet of the business conducted (A) by or with the Acquired Assets, (B) by the Sellers on or prior to the Closing Date and (C) by the Purchaser with respect to the Business on or after the Closing Date (collectively, clauses (A), (B) and (C) above, the "RESTRICTED BUSINESS"), or (ii) engage in any facet of the

            Restricted Business or compete in any way with the Restricted Business, or (iii) sell any competitive product to any Person (other than the Purchaser or its Affiliates) engaged, directly or indirectly, in the Business, or (iv) be employed in any capacity by, serve as an employee of, or consultant or advisor to, or otherwise participate in the management or operation of, any Person that (x) engages in any facet of the Restricted Business, or (y) competes with the Restricted Business in any way; provided, however, that notwithstanding the foregoing, (i) Elliot Leibner may continue to own and operate the Charity and Nut Division in accordance with the terms of his Non-competition Agreement with the Purchaser, provided that the Charity and Nut Division changes its name in accordance with Section 6(k) hereof, and (ii) the Sellers, the Stockholder, Mr. Folz and the Affiliates of the foregoing (collectively and not individually) may own up to 2% of the voting securities of any publicly-traded company engaged in the Restricted Business.

                  (ii) The parties hereto intend that the covenant contained in
            Section 3(g)(i) above shall be construed as a series of separate covenants, one for each applicable state. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 3(g)(i) above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in Section 3(g)(i) above, then such unenforceable covenant shall be deemed reduced in scope or, if necessary, eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

                  (iii) The Sellers, the Stockholder and Mr. Folz acknowledge that the provisions of this Section 3(g), and the period of time, geographic area and scope and type of restrictions on their activities set forth herein, are reasonable and necessary for the protection of the Purchaser and are an essential inducement to the Purchaser's entering into this Agreement and all agreements, instruments and documents to be delivered hereunder to which it is a party and consummating the transactions contemplated hereby and thereby.

            (h) Other Actions Each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all actions, (ii) do, or cause to be done, all things, and (iii) execute and deliver all such documents, instruments and other papers, as in each case may be necessary, proper or advisable under applicable Laws, or reasonably required in order to carry out the terms and provisions of this Agreement and to consummate and make effective the transactions contemplated hereby.

            (i) Consents: Releases. The Sellers and the Stockholder shall use commercially reasonable efforts to cause the Sellers to receive all necessary consents and approvals other than the Permits on or prior to the Closing Date. At or prior to the Closing, the Stockholder and the Sellers shall cause the Acquired Assets to be released from all liabilities, liens or other obligations not constituting Assumed Liabilities. On or prior to the Closing Date Mr. Folz shall obtain the consent of his spouse (the "SPOUSAL CONSENT"), which shall release any Lien that such person may have on any Acquired Asset.

            (j) Exclusivity. From and after the date hereof and unless and until this Agreement is terminated as provided in Section 13, none of the Sellers, the Stockholder or Mr. Folz shall, and none of them shall knowingly permit any of the Sellers or any of their Affiliates, officers, directors, employees, agents or representatives, directly or indirectly, to encourage, solicit, initiate or participate in discussions or negotiations with, provide any information to, receive any proposals or offers from, or enter into any agreement with, any third party, in each case other than the Purchaser and/or its Affiliates, that involves the sale, joint venture or the other disposition of all or any portion of the Acquired Assets or any merger, consolidation, recapitalization or other business combination of any kind involving the Sellers (an "ALTERNATIVE TRANSACTION"). If the Sellers, the Stockholder or Mr. Folz receives or becomes aware of any such offer or proposed offer, the Sellers, the Stockholder or Mr. Folz, as the case may be, shall promptly notify the Purchaser in writing.

            (k) Real Property. During the period from the date hereof through the Closing Date the Sellers shall maintain (i) the Real Property from the date of this Agreement until the Closing Date in its current condition, (ii) the fire and extended coverage casualty insurance in the amount of the full replacement cost of the Real Property and all improvements located thereon, and (iii) comprehensive liability insurance in the amounts carried prior to the date hereof.

      4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLERS, THE STOCKHOLDER AND MR. FOLZ. The Sellers, the Stockholder and Mr. Folz, jointly and severally, hereby represent, warrant and covenant to the Purchaser as follows:

            (a) Organization. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Seller is qualified to do business and in good standing in each state where the character of the real properties owned or held under lease or the nature of business transacted by such Seller makes qualification therein by such Seller as a foreign corporation necessary, or where the failure to be so qualified or to be in good standing therein could have a Material Adverse Effect on the Sellers. Schedule 4(a) hereto sets forth with respect to each Seller and each of its Subsidiaries (i) the jurisdiction in which such Seller and its Subsidiaries are incorporated and (ii) each jurisdiction in which such Seller and its Subsidiaries are qualified to do business as a foreign corporation. The Stockholder is the sole stockholder of Folz Vending. The Stockholder owns 70% of the outstanding capital stock of Folz Novelty, and Folz Vending owns the remaining 30% of the outstanding capital stock of Folz Novelty.

            (b) Enforceable Obligation; Due Authorization. The execution, delivery and performance of this Agreement and all agreements, instruments and documents to be delivered by the Sellers, the Stockholder and Mr. Folz hereunder
(i) are within the power and authority of the Sellers, the Stockholder and Mr. Folz, (ii) do not require the consent or approval of or filing with any Governmental Body or any other Person other than as otherwise provided herein and except for the Permits, (iii) will not conflict with, result in the breach of, or constitute a Default under, any of the terms, conditions or provisions of the certificate of incorporation or By-laws of the Sellers, (iv) will not violate any Laws (except with respect to the Permits) or Order of any Governmental Body, (v) will not conflict with, result in the breach of, or constitute a Default under any material indenture, mortgage, deed of trust, lease, agreement, contract or other instrument to which Sellers, the Stockholder and/or Mr. Folz is a party or by which Sellers, the Stockholder or Mr. Folz or any of their respective properties are bound, and (vi) will not result in the creation or imposition of any Encumbrance upon any of the property of the Sellers, the Stockholder and/or Mr. Folz, other than as contemplated by this Agreement and the documents executed in connection with the transactions contemplated hereby. This Agreement and the other agreements, documents and other instruments attached as Exhibits and Schedules hereto or executed and delivered in connection herewith to which Sellers, the Stockholder and/or Mr. Folz is a signatory have been duly authorized, executed and delivered by the Sellers, the Stockholder and/or Mr. Folz, as the case may be, and constitute the legal, valid and binding obligations of the Sellers, the Stockholder and/or Mr. Folz enforceable in accordance with their terms, except that (x) such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) the remedy of specific performance and injunctive and other forms of equitable or legal remedies may be subject to equitable defenses, equitable principles and to the discretion of the court before which any proceeding therefor may be brought.

            (c) Governing Instruments. True and complete copies of the certificate of incorporation and By-laws of each Seller, as amended to the date hereof, have been delivered to the Purchaser.

            (d) Litigation; Observance of Laws.

                  (i) There is no litigation, at law or in equity, or any
            proceeding before any Governmental Body or any arbitration pending or, to the Sellers' or Stockholder's Knowledge, threatened against or relating to the Sellers, which is likely to involve any material risk of any judgment or liability not fully covered by insurance, which, if adversely decided, would have a Material Adverse Effect on the Sellers or any of them, or which seeks to enjoin the consummation of, or questions the validity of, any of the transactions contemplated hereby, or which would question the validity or enforceability or impair the validity or enforceability of or the ability of Sellers, the Stockholder or Mr. Folz to perform its or his obligations under this Agreement or any agreement contemplated hereby or which would question the validity or enforceability or impair the ability of Sellers, the Stockholder or Mr. Folz to perform its or his respective obligations under any instrument, document or agreement contemplated hereby, and no Order of any Governmental Body or arbitrator has been issued against or binds Sellers, the Stockholder or Mr. Folz which has, or could have, a Material Adverse Effect on the Sellers, the Stockholder's or Mr. Folz's ability to consummate the transactions contemplated hereby. To the Sellers' or Stockholder's Knowledge, no basis exists for the commencement of any such litigation, proceeding or arbitration.
            Schedule 4(d)(i) lists all pending legal actions, suits proceedings and claims, including any brought by the Sellers against a third party.

                  (ii) The Sellers are not in violation of or default with
            respect to any Order of any arbitrator or Governmental Body where such violation or default is likely to have a Material Adverse Effect on the Sellers', the Stockholder's or Mr. Folz's ability to consummate the transactions contemplated hereby, and to the Sellers' and Stockholder's Knowledge there is no basis for there to be declared any such violation or default which is likely to have a Material Adverse Effect on the Sellers', the Stockholder's or Mr. Folz's ability to consummate the transactions contemplated hereby.

                  (iii) To the Sellers' and Stockholder's Knowledge, the Sellers
            are not in violation of any Laws (including, without limitation, Environmental Laws), the violation of which would have a Material Adverse Effect on the Sellers' or the Purchaser's ability to conduct their existing or contemplated businesses. To the Sellers' and Stockholder's Knowledge, neither the Sellers nor any of their stockholders, officers, directors, employees, agents or representatives has made, directly or indirectly, with respect to the Acquired Assets, any illegal political contributions, payments from corporate funds not recorded in the Books and Records of the Sellers, payments from corporate funds that were falsely recorded on the Books and Records of the Sellers, payments from corporate funds to governmental officials in their individual capacities for the purpose of affecting their action or the action of the government they represent to obtain special concessions or illegal payments from corporate funds to obtain or retain business.

            (e) Title to Acquired Assets; Condition; Leased Equipment;
Inventory.

                  (i) The Sellers have good and marketable title to, or valid leasehold interests in, all of the Acquired Assets (other than Real Property), free and clear of all claims, mortgages, pledges, liens, encumbrances, security interests and adverse interests of every nature whatsoever ("ENCUMBRANCES") except: (A) as shown on the Financial Statements, (B) liens for current Taxes not yet due and payable and which constitute a Retained Liability, (C) Encumbrances which do not, either individually or in the aggregate, materially detract from the value of, or interfere with the present use of, the properties subject thereto or affected thereby, or otherwise impair the operation(s) of the Business or the Acquired Assets, (D) mechanics', carriers', workers', repairmen's, and other similar liens arising or incurred in the ordinary course of its business for monies not yet due and payable, (E) rights of customers with respect to inventory and work-in-process in amounts included within accounts payable in the Financial Statements, (F) leases with or licenses from third parties as set forth on Schedule 4(e)(i)(F) hereto, and
            (G) Encumbrances reflected on Schedule 4(e)(i)(G) hereto.

                  (ii) The Acquired Assets (together with the Excluded Assets)
            constitute all of the properties, assets, rights, contracts, leases, easements, Permits, licenses and real and personal property (including, without limitation, all Intellectual Property) heretofore utilized by the Sellers in the conduct of the Business and with respect to such Acquired Assets are reflected in the Books and Records and/or Financial Statements; and no Acquired Asset is owned by a Person other than the Sellers or is necessary or desirable to conduct the existing or currently contemplated Business, except for those Acquired Assets which are leased to the Sellers, which leases are set forth on Schedule 4(e)(ii) attached hereto.

                  (iii) The real and personal property owned or leased by the
            Sellers, including, without limitation, all Machinery and Equipment and Furniture and Fixtures of the Sellers used in connection with the Business and the Acquired Assets, are in good order and proper repair taken as a whole (ordinary wear and tear excepted) and, to the best of the Sellers' and the Stockholder's Knowledge, are adequate for present uses thereof and meet all standards, clearances and ratings in effect on the date hereof in respect of those Laws applicable thereto, except for minor items of

            Machinery and Equipment and Furniture and Fixtures which will require replacement or repair in the Ordinary Course of Business, the temporary lack of use of which will not materially disrupt normal production, and minor defects which do not interfere in a material way with the continued use thereof.

                  (iv) Each material lease or license of an Acquired Asset
            (other than Real Property) is a valid and subsisting obligation enforceable in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect, or to legal or equitable principles, relating to or limiting creditors' rights; and that the remedy of specific performance and injunctive and other forms of equitable or legal relief are subject to certain equitable defenses or equitable principles and to the discretion of the court before which any proceeding therefor may be brought.

                  (v) Neither the Stockholder, Mr. Folz nor any third Person owns or has any rights in any Acquired Assets, or in any other property used to carry on the Business other than the Excluded Assets.

                  (vi) Such of the Acquired Assets as constitute inventory are, on the date hereof, in good and merchantable condition and usable for their intended purposes, and, as to finished goods inventory, saleable in the aggregate at its normal gross profit margins experienced over the last twelve (12) months and no item of inventory, whether of raw material, work-in-process or finished goods, is damaged, obsolete or in excess of the Sellers' reasonable requirements, based on their business experience. The inventory set forth in the Financial Statements: (i) is properly stated at the lower of cost or market, cost being determined using the first-in, first-out method, consistent with the Sellers' system of valuation and (ii) written off or reserved to the extent it is physically damaged, previously used, obsolete, discontinued or treated as excess. Notwithstanding the foregoing, inventory specified on
            Schedule 4(e)(vi), in an aggregate amount equal to no more than $500,000, may not be saleable in the Ordinary Course of Business. The inventory specified on Schedule 4(e)(vi) has been safety tested and meets the standards set forth in Section 4(bb) of this Agreement, and Schedule 4(e)(vi) sets forth an aging schedule with respect to such inventory.

                  (vii) Schedule 4(e)(vii) hereto is a true and correct list of all of the Furniture and Fixtures and Machinery and Equipment owned or leased by the Sellers as of a date no earlier than 10 days prior to the date hereof having an initial cost exceeding $25,000 or requiring annual lease payments exceeding $15,000. Except as provided in Schedule 4(e)(vii) hereto the Sellers have good and marketable title to the Machinery and Equipment and Furniture and Fixtures, merchandise, materials, supplies and other property of every kind, tangible or intangible, which are shown as assets on the most recent Financial Statements, or which, whether or not shown on the Financial Statements, were acquired directly or indirectly by the Sellers through the purchase of assets or stock from or through merger, consolidation or other transaction with another Person, except for Machinery and

            Equipment and Furniture and Fixtures and other assets which have been consumed, sold or disposed of in the Ordinary Course of Business since the date of those Financial Statements or such acquisition, free and clear of all Encumbrances, except (A) as set forth on Schedule 4(e)(vii) hereto and (B) Encumbrances which are incurred to finance the purchase of the property subject thereto, which do not cover any other property and which secure indebtedness therefor in an amount, unless set forth on said Schedule 4(e)(vii) hereto, which is no greater than the initial cost of such property and which is reflected in the Financial Statements and which, absent a foreclosure of such liens, do not impose any restrictions on the operation of such property contrary to the use thereof in the operation of the Acquired Assets.

                  (viii) The Sellers have complied in all material respects with all obligations under all material leases or licenses to which either of them is a party or to which either of them have succeeded by merger or acquisition of the stock or assets of any other Person and under which either of them is in occupancy and all such leases or licenses are in full force and effect. The Sellers enjoy peaceful and undisturbed possession under such leases and to the best of the Sellers' Knowledge no other party to any such lease or license is in material Default thereunder.

            (f) Real Property.

                  (i) Definitions As used in this Section as elsewhere in this
            Agreement the following terms shall be defined as follows:

                  "OWNED REAL PROPERTY" means all land, together with all buildings, structures, improvements, and fixtures located thereon, and all easements and other rights and interests appurtenant thereto owned by the Sellers.

                  "LEASED REAL PROPERTY" means all leaseholds or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Sellers.

                  "LEASES" means all leases, subleases, licenses, concessions, and other agreements (written or oral) pursuant to which the Sellers or any Subsidiary holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Sellers thereunder.

                  "LEASEHOLD IMPROVEMENTS" means all buildings, structures, improvements and fixtures located on any Leased Real Property which are owned by the Sellers, regardless of whether title to such buildings, structures, improvements or fixtures are subject to reversion to the landlord or other third party upon the expiration or termination of the Lease for such Leased Real Property.

                  (ii) Owned Real Property. No Owned Real Property exists. The
            Sellers are not a party to any agreement or option to purchase any real property or interest therein.

                  (iii) Leased Real Property. Schedule 4(f)(iii) sets forth the address of each Leased Real Property, and a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties, assignments, and other agreements with respect thereto) for each such Leased Real Property (including the date and name of the parties to such Lease document and all assignors, and assignees thereof). The Sellers have delivered to the Purchaser a true and complete copy of each such Lease document and all assignment documents. With respect to each of the Leases, except as set forth on Schedule 4(f)(iii): (i) such Lease is legal, valid, binding, enforceable and in full force and effect; (ii) the transactions contemplated by this Agreement do not require the consent of any other party to such Lease, will not result in a breach of or default under such Lease, or otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; (iii) to the Knowledge of the Sellers, neither the Sellers nor any other party to the Lease is in breach or default under such Lease, and, to Sellers' Knowledge, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease; (iv) to the Sellers' Knowledge no security deposit or portion thereof deposited with respect such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full; (v) the Sellers do not owe, or will not owe in the future, any brokerage commissions or finder's fees with respect to such Lease; (vi) the other party to such Lease is not an Affiliate of, and otherwise does not have any economic interest in, the Sellers; (vii) the Sellers have not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; (viii) the Sellers have not collaterally assigned or granted any other security interest in such Lease or any interest therein; (ix) Sellers enjoy peaceful and undisputed possession under such Lease; and (x) the Sellers pay market rate rents under such Lease.

                  (iv) Leasehold Improvements. Schedule 4(f)(iv) sets forth a description of all material Leasehold Improvements for each Leased Real

            Property. Except as set forth in Schedule 4(f)(iv), the Sellers have good and marketable title to the Leasehold Improvements, free and clear of all Liens, and other than the right of the Purchaser pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase any such Leasehold Improvements or any portion thereof or interest therein.

                  (v) Real Property Used in the Business. The Leased Real
            Property identified in Schedule 4(f)(iii), and the Leasehold Improvements identified in Schedule 4(f)(iv) (collectively, the "REAL PROPERTY") comprise all of the real property used or intended to be used in the Business as currently conducted.

                  (vi) Improvements. To the Knowledge of the Sellers, all
            buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included in the Real Property (the "IMPROVEMENTS") are in working order, subject to ordinary and routine rehabilitation and repair requirements, consistent with past practices, and have been and, subject to the foregoing, are being used in the operation of the Business as currently conducted. To the Knowledge of the Sellers, there are no structural deficiencies or latent defects affecting any of the Improvements or facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the Business as currently conducted.

            (g) Licenses, Permits, Etc. The Sellers possess adequate licenses, clearances, ratings, permits, orders, approvals, authorizations and franchises, and all rights with respect thereto ("PERMITS"), for the Sellers or the Purchaser (subject to the matters set forth in Section 7(a)(i)) to conduct the Business substantially as now and heretofore conducted (except where the failure to obtain the same would not have a Material Adverse Effect), which are listed on Schedule 4(g) and, to Sellers' and Stockholder's Knowledge, except as otherwise set forth on Schedule 4(g) hereto, such Permits are in full force and effect and are without any conflict with the rights of others in any such Permits. Except for instances previously remedied, neither the Sellers nor the Stockholder has Knowledge or has received notice of termination, revocation or limitation of, or of the pendency or threatened commencement of any proceeding to terminate, revoke or limit any such Permits by the Governmental Body issuing same.

            (h) Tax Matters.

                  (i) Except as set forth in Schedule 4(h):

                        A. the Sellers have (A) duly and timely filed or caused
            to be filed with the Internal Revenue Service or other applicable Taxing Authority all Tax Returns that are required to be filed by or on behalf of the Sellers or that include or relate to the Acquired Assets, which Tax Returns are true, correct and complete in all material respects, and (B) duly and timely paid in full or caused to be paid in full, all Taxes that are due and payable on or before the date hereof (whether or not shown on any such Tax Return);

                        B. the Sellers have duly and timely complied with all
            applicable Laws relating to the collection or withholding of Taxes (whether with respect to employees, independent contractors, creditors, stockholders or other third parties), and the reporting and remittance thereof to the applicable Taxing Authorities;

                        C. no audit, examination, investigation, reassessment or
            other administrative or court proceeding (collectively, a "TAX PROCEEDING") is pending or, to the best Knowledge of each of the Sellers and the Stockholder, proposed, or to the best Knowledge of each of the Sellers and the Stockholder threatened;

                        D. there is no Encumbrance for any Tax upon any of the
            Acquired Assets;

                        E. there is no outstanding or pending request for a
            waiver or extension of the statute of limitations on the assessment or collection of any Taxes, a ruling from any Taxing Authority, subpoena or request for information by any Taxing Authority, closing agreement (within the meaning of Section 7121 of the Code or any analogous provision of applicable Law) relating to any Tax for which the Sellers are or may be liable or with respect to the Sellers' income, assets or business, power of attorney or adjustment related to or in connection with any Tax of the Sellers or which relates to the Acquired Assets;

                        F. the Sellers have never been a member of an affiliated
            group filing a consolidated, combined or unitary Tax Return, and have no liability for Taxes of any other person or entity under Treasury Regulation 1-1502-6 (or similar provision of state local or foreign law), as trustee or successor, by contract, or otherwise;

                        G. no claim has ever been made by a Taxing Authority in
            a jurisdiction in which the Sellers have not paid any Tax or filed any Tax Return asserting that the Sellers are or may be subject to Tax in such jurisdiction; and

                  (ii) The Sellers have provided to the Purchaser true, correct and complete copies of (A) all Tax Returns filed by the Sellers after December 31, 1998 and (B) all audit and/or accountant reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any such Tax Return.

            (i) Financial Statements of the Sellers.

                  (i) The Financial Statements (other than the Interim
            Statements) have been audited by Grant Thornton LLP and are accompanied by their related unqualified opinions (copies of which are attached hereto as a part of Schedule 4(i)(i)). The Financial Statements present fairly the financial condition of the Sellers as of the dates thereof and their results of operations for the periods indicated in accordance with GAAP applied on a basis consistent with past practices (except as set forth on Schedule 4(i)(ii) with respect to the Interim Financial Statements), and are true, correct and complete in all material respects. The Financial Statements, as of the dates thereof, include all the material assets of the Sellers owned by them and except as set forth on Schedule 4(i)(i) hereto, the amounts reflected with respect to such assets are stated in accordance with GAAP and reflect all assets that are required, in accordance with such principles, to be reflected in such Financial Statements. Except as set forth on Schedule 4(i)(i) hereto, since December 31, 2001 there has been no Material Adverse Effect. Neither the Sellers nor the Stockholder has Knowledge of facts or other information that indicates that the reserves and accruals reflected in the Financial Statements are inadequate or were inadequate as of the date thereof. All advance payments and deposits are shown as liabilities in the Financial Statements.

                  (ii) Schedule 4(i)(ii) contains a true and complete copy of the Interim Financial Statements.

                  (iii) Sellers and the Business have no Accounts Receivable other than approximately $10,000 due from subcontractors.

                  (iv) Other than as reflected on the face of (and not solely in any notes to) the Financial Statements, Sellers have not had intercompany advances, receivables or liabilities in any fiscal year covered by the Financial Statements. The aggregate amount paid by Folz Canada to the Sellers in fiscal year 2002 as payment for leasing the Canadian Vending Machines was $29,000.

            (j) Conduct of the Business. From and after December 31, 2001, and until the date hereof:

                  (i) Except as set forth on Schedule 4(j)(i), Sellers have
            continued to operate the Business in the usual and ordinary manner in which the Business has been conducted in the past; during such period, the

            Sellers have not made any expenditures or entered into any commitments which, when compared to past operations of the Business are unusual or extraordinary or outside the scope of the normal course of routine operations;

                  (ii) The Sellers have kept in a customary state of repair and operating efficiency all tangible personal property used in the operation of the Business;

                  (iii) The Sellers have used their respective best efforts to maintain the good will associated with the Business, and the existing business relationships with their agents, customers, key employees, suppliers and other Persons having relations with it;

                  (iv) The Sellers have not entered into any contract, agreement or transaction, or relinquished or released any rights or privileges under any contracts or agreements, the performance, violation, relinquishment or release of which could, on the date on which such contract or agreement was entered into, or such rights or privileges were relinquished or released, be reasonably foreseen to have a Material Adverse Effect on the Sellers or the operation of the Acquired Assets by the Purchaser;

                  (v) The Sellers have not made, or agreed to make, any
            acquisition of stock or assets of, or made loans to, any Person other than assets acquired in the Ordinary Course of Business, which assets, if considered inventory in the hands of the Sellers under GAAP, are in an amount consistent with business requirements;

                  (vi) The Sellers have not sold, leased, licensed or otherwise disposed of any of its assets or created or permitted to exist any Encumbrance on its assets except (A) in the Ordinary Course of Business and which could not, on the date of such sale, disposition, creation or permission, be reasonably foreseen to have a Material Adverse Effect on the Sellers, (B) as otherwise permitted by this Agreement, or (C) as set forth in Schedule 4(j)(i);

                  (vii) The Sellers have notified the Purchaser in writing and prior to the Closing will notify the Purchaser in writing of any material adverse change in its assets, liabilities or business or of any Material Adverse Effect on the Sellers;

                  (viii) The Sellers have kept Books and Records with respect to the Business in a manner (A) in which entries have been made of all transactions on a basis consistent with past practices, (B) which are true, correct and complete in all material respects, and (C) in which entries have been made only in accordance with GAAP, except for normal year end adjustments;

                  (ix) The Sellers have paid current liabilities in the Ordinary
            Course of Business as and when such liabilities became due and have paid or incurred no fees and expenses not in the Ordinary Course of Business other than as set forth on Schedule 4(j)(i); provided, however, the Sellers have not delayed payment of any trade payables beyond the normal payment periods for such payables which as of the date hereof are more than 90 days past due ("PAST DUE PAYABLES") and are identified on Schedule 4(j)(ix);

                  (x) The Sellers have made no non-cash distributions to the
            Stockholder, Mr. Folz or any of their respective Affiliates, directly or indirectly, whether by way of dividend, compensation or otherwise;

                  (xi) The Sellers, the Stockholder and Mr. Folz have not
            entered into any transactions by and between or among the Sellers, the Stockholder or Mr. Folz relating to the Acquired Assets;

                  (xii) Except for normal annual increases or increases
            resulting from the application of existing formulae under existing plans, agreements or policies (including commission arrangements) relating to non-officer/director, employee compensation, there has not been any material increase (5% or more) in the rate of compensation payable or to become payable to (or in the amount of bonus or other remuneration paid, payable or to become payable to) employees in the aggregate or to any officer, director, employee or consultant of the Sellers; and the Sellers have not become a party to any Sellers Employment Agreement with any of their respective directors, officers, employees or consultants;

                  (xiii) The Sellers have not instituted any sales incentive programs amongst their employees, sales representatives or distributors which has resulted in greater than average inventories of the Sellers' products being held by distributors or customers and, except as provided on Schedule 4(j)(xiii), have instituted no sales incentive programs whatsoever; and

                  (xiv) Other than in the Ordinary Course of Business, the
            Sellers have not entered into any arrangements or understandings with any Person with respect to (A) rebate, price protection and volume discount practice and obligations, (B) allowance and customer return practices and obligations, (C) co-op advertising and other promotional practices.

            (k) Liabilities.

                  (i) Except as provided in Schedule 4(k)(i) hereto, the Sellers have no liabilities or obligations, whether known or unknown, due or not yet due, fixed or variable, absolute or contingent, or otherwise, other than the liabilities and obligations which are stated or provided for in the Financial Statements and which continue to exist on the date hereof, liabilities and obligations incurred by the Sellers in the Ordinary Course of Business subsequent to the date of the Financial Statements and prior to the date hereof which, individually or in the aggregate, do not and will not have a Material Adverse Effect on the Sellers or the operation of the Business and the Acquired Assets by the Purchaser. All obligations of the Sellers pursuant to allowances, certificates or other promotional materials obligating the Sellers to perform services or supply product at prices below their normal prices or at no cost have been adequately reserved for and disclosed in the Financial Statements.

                  (ii) Except as set forth in Schedule 4(k)(ii) hereto, since
            December 31, 2001, the Sellers have not:

                        A. subjected to Encumbrance, or agreed to do so, any of
            its assets (other than the Excluded Assets), tangible or intangible, other than purchase money liens on equipment used in the conduct of their businesses and incurred to finance the purchase price of the equipment involved and which do not cover any other asset of the Sellers; or

                        B. engaged in any transactions affecting its business or
            properties not in the Ordinary Course of Business or suffered any extraordinary losses or waived any rights of substantial value.

            (l) No Default or Event of Default. Except as set forth on Schedule 4(l)(i) hereto, there exists no event or condition which constitutes, or which, as a consequence of the execution and performance of this Agreement or with the passage of time or giving of notice, or both, could constitute, a Default or event of termination under any Assigned Contracts or any material license, judgment, decree, or Order to which either Seller is a party or to which it has succeeded by merger or acquisition of the stock or assets of another Person or by which Sellers or any of their respective properties are bound. Provided that the Sellers obtain the consents which may be required to enter into this Agreement and to consummate the transactions contemplated hereby and which are set forth on Schedule 4(l)(ii), no such Assigned Contract or license, judgment, decree, or Order limits in any material way the freedom of any person or entity acquiring control of the Sellers from performing such Assigned Contract or license, judgment, decree, or Order in accordance with its terms. To the Sellers' and Stockholder's Knowledge, the Sellers have not received any notice from any party to any such Assigned Contract with respect to such party's unwillingness or inability to perform thereunder.

            (m) No Right of Action. Other than with respect to the Purchaser's assumption of the Sellers' obligations existing as of the Closing Date under the Assumed Liabilities, the execution of this Agreement and the other agreements, instruments and documents contemplated hereby and the completion of the transactions contemplated hereby and thereby, shall not cause the Purchaser or any of its Subsidiaries or Affiliates to be liable for damages to any other Person, or give such Person any equitable right against any of them or the Sellers, or any of its assets by reason of any agreement or arrangement to which any Seller is a party.

            (n) Employee Benefits and other Employee Matters. With respect to Sellers and each ERISA Affiliate of Seller:

                  (i) Schedule 4(n) lists each employee benefit plan (as defined in Section 3(3) of ERISA) that provides benefits for employees or former employees of the Sellers or any of their respective direct or indirect subsidiaries, or for which either Seller could have any direct or indirect, actual or contingent liability (collectively, the "PLANS").

                  (ii) With respect to each Plan that is subject to Title IV of
            ERISA, there is no amount of unfunded benefit liabilities as defined in Section 4001(a)(18) as determined in accordance with actuarial assumptions used by the Pension Benefit Guaranty Corporation ("PBGC") to determine the level of funding required in the event of termination of the Plan.

                  (iii) Sellers have no direct or indirect, actual or contingent liability with respect to any Plan other than to make payments to the Plans in accordance with the terms of such Plans.

                  (iv) With respect to each Plan which is subject to the minimum funding standards of Section 412 of the Code, there has occurred no failure to meet the minimum funding standards of Section 412 of the Code, and no such Plan has incurred an "accumulated funding deficiency" within the meaning of such Section, whether or not waived.

                  (v) With respect to each Plan which is subject to Title IV of
            ERISA: (i) no such Plan has terminated, or has filed a notice of intent to terminate in the last six years; (ii) there is no outstanding liability under Section 4062 of ERISA; (iii) neither the Sellers or any ERISA Affiliate of Sellers that is a substantial employer has made a withdrawal (or has deemed to do so under Section 4062(e) of ERISA) that could result in liability to Sellers under section 4063 of ERISA or otherwise; (iv) the PBGC has not instituted proceedings to terminate any such Plan; (v) no reportable event, as described in Section 4043 of ERISA has occurred.

                  (vi) Except as indicated in Schedule 4(n), neither the Sellers nor any ERISA Affiliate of Sellers contributes to any "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, and neither the Sellers nor any ERISA Affiliate of Sellers have in the past six years withdrawn in a complete or partial withdrawal from any multiemployer plan or incurred any actual or contingent liability under section 4204 of ERISA. With respect to each such multiemployer plan in which the Sellers and any ERISA Affiliate of Sellers participates or has participated, neither the Sellers nor any ERISA Affiliate of Sellers have:

                        A. withdrawn, partially withdrawn, or received any
            notice of any claim or demand for withdrawal liability or partial withdrawal liability;

                        B. received any notice that any such Plan is in
            reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that any such Plan is or may become insolvent;

                        C. failed to make any required contributions; or

                        D. incurred any withdrawal liability by reason of a sale
            of assets pursuant to Section 4204 of ERISA.

                  (vii) Schedule 4(n) includes for each multiemployer plan, as of its last valuation date, the amount of any potential withdrawal liability of the Sellers and any member of their controlled group calculated according to the information made available pursuant to
            Section 4221(e) of ERISA, and identifies the specific obligor. To the best Knowledge of the Sellers, nothing has occurred or is expected to occur that would materially increase the amount of the total potential withdrawal liability of a specified obligor for any such multiemployer plan over the amount shown in Schedule 4(n).

                  (viii) No Plan is a "multiple employer plan" within the
            meaning of Section 4063 or 4064 of ERISA.

                  (ix) With respect to each Plan, the Sellers have made all
            payments due from it to date and will make each payment due from it for all periods through and including the Closing Date on or prior to the Closing Date.

            (o) Investment Company Act; Public Utility Holding Company Act. Neither Seller is, and is not directly or indirectly controlled by, or acting on behalf of, any Person which is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither Seller is a "holding company" as that term is defined in or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

            (p) Agreements. Except as set forth on Schedule 4(p) hereto, Sellers are not party to any material written or oral agreement, loan, credit, lease, sublease, franchise, license, contract, commitment or instrument or subject to any corporate restriction that has or the performance or violation of which could, on the date hereof, reasonably be foreseen to have a Material Adverse Effect on the Sellers, or which has a term in excess of one year. Schedule 4(p) hereto identifies every written or oral loan or credit agreement, and every fully or partially executory agreement or purchase order pursuant to which Sellers are obligated to deliver goods or perform services, pay for goods, services or other property, or repay any loan, in each case in an amount in excess of $10,000 in respect of any one Person, or group of Persons, other than for purchases of inventory in the Ordinary Course of Business, including, without limitation, any agreement with present or former officers, directors, consultants, agents, brokers, vendors, customers and/or dealers of any nature. True, correct and complete copies (or summaries of oral agreements) of all such agreements have been delivered to the Purchaser. The Sellers are not in Default (nor shall it be as a result of the transactions contemplated hereby being consummated) under any material agreement, loan, credit, lease, sublease, franchise, license, contract, commitment, instrument or restriction, except as set forth on Schedule 4(p) hereto. As of the date of the signing of this Agreement, Folz Vending has taken delivery of and paid for one thousand, seven hundred and ninety-eight (1,798) sticker machines pursuant to the terms and conditions of the Fundamental Financing Agreement and Folz Vending remains obligated under the Fundamental Financing Agreement to take delivery of and pay for only two hundred and fifty (250) additional sticker machines at a purchase price of $280 per machine.

            (q) Environmental and OSHA Matters.

                  (i) The Sellers have obtained all Permits which are required with respect to its operations under Environmental Laws;

                  (ii) to the Knowledge of the Sellers, the Sellers are in
            compliance with the terms and conditions of all Permits required by the Environmental Laws;

                  (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, proceeding, notice or demand letter pending relating to Sellers or, to Sellers' and Stockholder's Knowledge, threatened against the Sellers relating in any way to any Environmental Laws or any regulation, code, plan, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder;

                  (iv) to the Sellers' and Stockholder's Knowledge, there are no investigations or internal or non-public agency proceedings pending regarding the Sellers relating in any way to any Environmental Laws or any regulation, code, plan, order, decree, judgment or injunction issued, entered, promulgated or approved thereunder;

                  (v) there has been no generation, production, refining,
            processing, manufacturing, use, storage, disposal, treatment, shipment, emission, receipt or release of a Hazardous Substance (as hereinafter defined) or petroleum or petroleum by-product on, in or under such of the assets of the Sellers constituting real property which would subject the owner or operator of the real property or business, or any past or future owner or operator of the real property to liability for the removal, remediation or cleanup of the Hazardous Substance, petroleum or petroleum by-product under the Environmental Laws or common law during ownership and/or use by the Sellers of their property, or, to Sellers' and the Stockholder's Knowledge, prior thereto. "HAZARDOUS SUBSTANCE" means any substance or material regulated by any Environmental Law, or in the regulations adopted and publications promulgated pursuant thereto and include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, asbestos or any material containing asbestos. The Sellers shall deliver to the Purchaser true and complete copies of all environmental studies made in the last ten years relating to the Sellers' real property or the business of the Sellers. During the ownership and/or operation by the Sellers of their property, and, to Sellers' and Stockholder's Knowledge, prior thereto, no Hazardous Substance has ever been spilled, released, leaked, poured, leached, dumped, discharged, placed or disposed of, or otherwise caused to be located at any property which has at any time been owned, leased or used by the Sellers in violation of any Environmental Law and all Hazardous Substances have been handled in compliance with Environmental Laws; and

                  (vi) to the Knowledge of the Sellers, (A) Sellers have not violated any OSHA Laws; Sellers have not received any notice or claim, nor are there pending, threatened or reasonably anticipated, lawsuits or proceedings against Sellers, with respect to violations of an OSHA Law; the Sellers have delivered to Purchaser all copies of Permits in connection with OSHA Laws, reports and other Books and Records related to OSHA matters; and (D) the Sellers have all controls, programs, policies, guards, protections and plans required under the OSHA Laws.

            (r) Insurance. Schedule 4(r) hereto includes a true and correct list of all policies or binders of insurance of the Sellers in force as of the date hereof, specifying the insurer, policy number (or covering note number with respect to binders), amount thereof and describing each pending claim thereunder. Such policies are in full force and effect. The Sellers are not in Default with respect to any material provisions contained in any such policy or binder, nor have Sellers failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder, or claims for worker's compensation except as reflected on
Schedule 4(r) hereto. The Sellers have not received notice of cancellation or non-renewal of any such policy or binder. The Sellers have never been, and are not now, the subject of any claim relating to damage or injury in excess of the Sellers' then-current product liability policy limits or which has been disclaimed by the Sellers' insurer.

            (s) Sellers' Employment Agreements. Other than those which are identified on Schedule 4(s) hereto, there are no Sellers' Employment Agreements between Sellers and any other Person.

            (t) Employees and Labor Disputes.

                  (i) Schedule 4(t) hereto contains a complete and correct list of all persons who are currently employed by the Sellers and consultants providing services to the Sellers, together with separate line entries setting forth with respect to each such person their title, annual salary, bonus and all other compensation. There is no outstanding commitment (whether or not legally binding) to increase the remuneration of any such employee and the Sellers have not received any notice of termination from any of such persons, nor, to Sellers' Knowledge, does any such employee intend to terminate his/her employment.

                  (ii) There is neither pending nor, to the best of the Sellers'
            and Stockholder's Knowledge, threatened any labor dispute, strike, work stoppage or lockout involving employees of the Sellers or against the Sellers which affects or which may affect the Business or which may interfere with any of their continued operations. There is not pending or, to the best of the Sellers' and Stockholder's Knowledge, threatened any charge or complaint against the Sellers by the National Labor Relations Board or any representative thereof. There have been no strikes, walkouts, work stoppages or lockouts involving employees of the Sellers or against the Sellers or in the last five years. The Sellers have no Knowledge of any facts indicating that (A) the consummation of any of the transactions contemplated by this Agreement will have a Material Adverse Effect on the labor relations of the Sellers, or (B) any of the employees of the Sellers intends to terminate his or her employment with the Sellers or refuse to accept employment with the Purchaser. To the Knowledge of the Sellers, the Sellers employ in the Business in the United States only U.S. citizens or U.S. residents who are in the United States in compliance with U.S. immigration laws and possess "green cards". To the Knowledge of Sellers, the Sellers are in compliance with all Laws respecting employment and employment practices, terms and conditions of employment, immigration laws and wages and hours. No Continuing Employee has been offered employment by (A) the Sellers, the

            Stockholder or any of their Affiliates in a capacity other than in connection with the Sellers' Business, or (B) to the Knowledge of Sellers or Stockholder, any other Person, other than the Purchaser.

            (u) Collective Bargaining Agreements. Other than the Agreement, dated January 1, 2002, by and between Sellers and Local #210, Warehouse and Production Employees Union, AFL-CIO, the Sellers are not party to any collective bargaining agreements. The Sellers' relations with their employees are satisfactory. With respect to the transactions contemplated by this Agreement and all agreements, instruments and documents to be delivered hereunder, any notice required under any law or collective bargaining agreement has been given, and all bargaining, information and consultation obligations with any employee representative have been, or prior to the Closing will be, satisfied.

            (v) Affiliates. Except as set forth on Schedule 4(v) hereto, there are no Affiliates of the Sellers or any of their respective Subsidiaries.

            (w) Intellectual Property.

                  (i) All trademarks, service marks, trade names, Internet
            domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "TRADEMARKS"); patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues and applications for any of the foregoing); copyrights (including any registrations and applications therefor); computer software programs or applications (in both source and object code form) ("SOFTWARE PROGRAMS"); technical documentation relating to the Software Programs ("TECHNICAL DOCUMENTATION"); "mask works" (as defined under 17 U.S.C. Section 901) and any registrations and applications for "mask works"; technology, trade secrets and proprietary or other confidential information, know-how, proprietary processes, formulae, algorithms, models, technical and engineering data, computer discs and tapes, plans, diagrams and schematics and methodologies (collectively, "TRADE SECRETS"); moral rights; rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons, are hereinafter referred to as the "INTELLECTUAL PROPERTY".

                  (ii) Schedule 4(w)(ii) contains a true and complete list of all of the Sellers' U.S. and foreign (A) patents and patent applications, (B) Trademark registrations and applications therefor and material unregistered Trademarks; (C) copyright registrations and applications therefor; and (D) other filings and formal actions made or taken pursuant to federal, state, local and foreign laws by the Sellers to protect their interests in the Intellectual Property with respect to items (A), (B), (C) and

            (D) above, the name of the registrant, owner or assignee, if applicable, shall be set forth opposite each item on such Schedule 4(w)(ii). Attached to Schedule 4(w)(ii) are the applications and registration material corresponding to each item on Schedule 4(w)(ii) marked by an "*". The applicable Seller is listed in the records of the appropriate U.S., state or foreign registry as the sole current owner of record for each listed application or registration. With respect to the listed applications, each such application has been prosecuted in full compliance with all applicable rules, policies and procedures of the United States Patent and Trademark Office.

                  (iii) The Intellectual Property consists solely of items and rights that are: (A) owned by the Sellers; (B) in the public domain; or (C) rightfully used by the Sellers and their successors pursuant to a valid license. The Sellers have all rights in the Intellectual Property used in their publications or otherwise necessary for them or the Purchaser to carry out the Business as currently conducted, including without limitation, to the extent required to carry out such activities, rights to make, use, exclude others from using, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent, lease, assign and sell the Intellectual Property in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

                  (iv) The conduct of the Business as conducted in the past did not infringe (when conducted) and as currently conducted or as currently contemplated to be conducted does not infringe (either directly or indirectly, such as through contributory infringement) any intellectual property right owned or controlled by any third party. There is no pending or, to the Knowledge of the Sellers, threatened claim, suit, arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (collectively, "CLAIMS") (A) involving the Intellectual Property owned by the Sellers, or, to the Knowledge of the Sellers or the Stockholder, Intellectual Property licensed to the Sellers or (B) alleging that the activities or the conduct of the Business does or will infringe upon, violate or constitute the unauthorized use of the intellectual property rights of any third party or challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property. There are no settlements, forbearances to sue, consent judgments or orders or similar obligations other than license agreements in the Ordinary Course of Business which (a) restrict the Sellers' or the Stockholder's rights to use any Intellectual Property, (b) restrict the Business in order to accommodate a third party's intellectual property rights or (c) permit third parties to use any Intellectual Property. To the

            Knowledge of the Sellers (x) all registered, granted or issued patents, mask works, Trademarks and copyrights held by the Sellers are valid, enforceable and subsisting and (y) there has been no denial, refusal or similar action by any governmental authority with respect to any patent, copyright or Trademark application filed by or on behalf of the Sellers or the Stockholder. To the Knowledge of the Sellers or the Stockholder, there is no unauthorized use, infringement or misappropriation of any of Intellectual Property by any third party, employee or former employee.

                  (v) Except as set forth on Schedule 4(w)(v), there are no
            royalties, fees, honoraria or other payments payable by the Sellers or to any person or entity by reason of the ownership, development, use, license, sale or disposition of Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the Ordinary Course of Business.

                  (vi) No current or former partner, director, officer, or
            employee of the Sellers (or any predecessor in interest) will, after giving effect to the transactions contemplated herein, own or retain any rights in or to any of Intellectual Property.

                  (vii) Schedule 4(w)(vii) sets forth (A) all licenses or other agreements which Sellers have granted to or entered into with any third party with respect to the Intellectual Property and (B) all Intellectual Property licensed by Sellers from a third party other than licenses for off the shelf software. The Sellers are not, nor as a result of the execution or delivery of this Agreement, or performance of the Sellers' obligations hereunder, will the Sellers be, in violation of any material license, sublicense, agreement or instrument to which the Sellers are a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of the Sellers' obligations hereunder, cause the diminution, termination or forfeiture of any of the Sellers' rights in Intellectual Property or require the consent of any governmental authority or third party in respect of any such Intellectual Property. To the Knowledge of the Sellers and the Stockholder, each such license, sublicense, agreement or instrument constitutes the valid and binding obligation of all parties thereto, enforceable in accordance with its terms, and, to the Knowledge of the Sellers and the Stockholder, there exists no breach by any party thereto and no event or circumstance which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Sellers thereunder.

                  (viii) The Sellers have taken reasonable measures to protect the confidentiality of their Trade Secrets. To the Knowledge of the Sellers and the Stockholder, there has been no misuse or misappropriation of any Trade Secret by any person or entity.

                  (ix) Schedule 4(w)(ix) hereto contains a complete list of (A)
            all software libraries, compilers and other third-party software sold with, incorporated into or used in the development of the Software Programs and (B) all material software systems and applications used by the Sellers in the operation of the Business other than off the shelf software. Schedule 4(w)(ix) hereto lists all license agreements by which the Sellers are bound for the use of such software and, if any such software is not licensed, the basis of the use of such software by the Sellers. All use of each such software item by the Sellers have been in full compliance in all material respects with the respective license agreement or other right of use listed for such item on Schedule 4(w)(ix) hereto.

                  (x) Except as set forth on Schedule 4(w)(x), the Sellers have not taken any action (or failed to take any action), conducted the Business or used or enforced their Trademarks, in each case, in a manner that would result in the abandonment, cancellation, forfeiture, relinquishment or unenforceability of any of the Trademarks and the Sellers have taken all reasonable steps to protect their rights in and to each of such Trademarks and to prevent the unauthorized use thereof by a third party.

            (x) Books of Account; Investigations. Schedule 4(x) hereto identifies all correspondence received from a Governmental Body in the past four years relating to regulatory compliance reviews, audits or investigations. Except as disclosed in Schedule 4(x) hereto, the Sellers have maintained their books of account in accordance with GAAP applied on a consistent basis and the same are true, correct and complete in all material respects.

            (y) Governmental Consents. No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Body on the part of the Sellers is necessary in connection with the execution, delivery and performance of this Agreement or any other agreement contemplated hereunder to which either Seller is a signatory except with respect to the Permits.

            (z) Customers. Schedule 4(z) contains an alphabetical list of all customers or other Persons whose revenues collectively accounted for approximately 88% of the combined gross revenues of the Sellers in fiscal year 2001 and 2002. The Sellers have not received any notice or other communication (in writing or otherwise) that any customer or other Person identified in
Schedule 4(z) will cease dealing with the Sellers or the Purchaser or will otherwise reduce the volume of business transacted by such Person with the Sellers or the Purchaser below historical levels.

            (aa) Returns. There is no general understanding that merchandise in a material amount, in the aggregate, in the hands of any customer would be returnable to Sellers. The net amount of merchandise returned by customers to the Sellers during the course of 2000 and 2001 did not exceed $25,000 in either year. Sellers are not aware of any reason for the future returns experience of Sellers to be materially different from prior experiences.

            (bb) Product Warranties.

                  (i) Sellers have not sold or supplied any goods, materials or products which were, are or are likely to become faulty or defective or which do not comply in all material respects with all warranties expressly or impliedly made by Sellers in excess of $10,000 in any calendar year or which contain any Intellectual Property for which any required license has not been obtained or which infringes upon, violates or misappropriates or conflicts with any patent, copyright, trade secret or other proprietary right of any third party.

                  (ii) Schedule 4(bb) lists any standard form of terms and
            conditions regarding warranty, remedy, liability, limitation or indemnification matters ("PRODUCT WARRANTY") used in connection with any product sold by Sellers in the last three years and Schedule 4(bb) identifies any Product Warranty for products sold in the last three years which is materially less favorable to Sellers than such standard terms.

                  (iii) No recall or post-sale notice or warning is pending or, to the Knowledge of Sellers, threatened in connection with any product or the Business and, to the Knowledge of Sellers, no basis exists for such a recall, notice or warning.

                  (iv) To the Sellers' Knowledge, each product sold by the
            Sellers is and has been, free of any design defect or failure to warn and complies in all material respects with any applicable (i) Laws or (ii) certification from any industry, testing, or standard setting organization. Schedule 4(bb) lists, to the Knowledge of Sellers, any claims for any injury, damage, loss or failure arising in connection with a product, other than claims arising solely out of any warranty, which within the last two years have been recorded in amounts exceeding $10,000.

            (cc) Full Disclosure. No financial statement, Exhibit or Schedule or document required by this Agreement to be prepared or furnished by or on behalf of the Sellers, the Stockholder or Mr. Folz to the Purchaser in connection with this Agreement or any agreement contemplated hereby or delivered pursuant hereto contained or contains any material misstatement of fact or omits to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Sellers, the Stockholder and Mr. Folz shall notify the Purchaser promptly of the occurrence of any event or the discovery of any fact which would make any of the foregoing incorrect.

            (dd) Closing Conditions. The Sellers, the Stockholder and Mr. Folz shall use their respective best efforts to comply with and satisfy all closing conditions set forth in Section 7(a) and (b).

      5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER AND GUARANTOR. The Purchaser and Guarantor, jointly and severally, hereby represent, warrant and covenant to the Sellers as follows:

            (a) Organization. Each of the Purchaser and the Guarantor is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to enter into this Agreement and the agreements contemplated hereunder and to consummate the transactions contemplated hereby.

            (b) Litigation; Observance of Orders. There are no actions, suits or proceedings pending or to the knowledge of the Purchaser or the Guarantor threatened, nor to the knowledge of the Purchaser or the Guarantor is there any basis therefor against or affecting the Purchaser or the Guarantor in any court or before an arbitrator of any kind or before or by any Governmental Body, which involve the possibility of materially and adversely affecting the transactions contemplated by this Agreement or which in any way might adversely affect the validity or enforceability of this Agreement or any other agreement or instrument to which the Purchaser or the Guarantor is or is to be a party relating to the transactions contemplated hereby.

            (c) Enforceable Obligation; Due Authorization. The execution, delivery and performance of this Agreement and all agreements, instruments and documents to be delivered by the Purchaser and the Guarantor hereunder (i) are within the power and authority of the Purchaser and the Guarantor, (ii) do not require the consent or approval of or filing with any Governmental Body or any other Person other than as otherwise provided herein and except for the Permits,
(iii) will not conflict with, result in the breach of, or constitute a Default under, any of the terms, conditions or provisions of the certificate of incorporation or By-laws of the Purchaser or the Guarantor, (iv) will not violate any Laws (except with respect to the Permits) or Order of any Governmental Body, and (v) will not conflict with, result in the breach of, or constitute a Default under any material indenture, mortgage, deed of trust, lease, agreement, contract or other instrument to which the Purchaser or the Guarantor is a party or by which the Purchaser or the Guarantor or any of their respective properties are bound. This Agreement and the other agreements, documents and other instruments attached as Exhibits and Schedules hereto or executed and delivered in connection herewith to which the Purchaser and/or the Guarantor is a signatory have been duly authorized, executed and delivered by the Purchaser and/or the Guarantor, as the case may be, and constitute the legal, valid and binding obligations of the Purchaser and/or the Guarantor enforceable in accordance with their terms, except that (x) such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) the remedy of specific performance and injunctive and other forms of equitable or legal remedies may be subject to equitable defenses, equitable principles and to the discretion of the court before which any proceeding therefor may be brought.

            (d) Government Consents. No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Body on the part of the Purchaser or the Guarantor in connection with the execution, delivery and performance of this Agreement or any other agreement contemplated hereunder to which either is a signatory is required except with respect to the Permits.

            (e) Closing Conditions. The Purchaser and the Guarantor shall use their respective best efforts to comply with and satisfy all closing conditions set forth in Section 7(a) and (c).

      6. POST-CLOSING COVENANTS.

            (a) Sharing of Data.

                  (i) The Purchaser shall have the right for a period of four
            (4) years following the Closing Date to have reasonable access to
            (i) the corporate Books and Records identified as part of paragraph
            (d) of the Excluded Assets definition; and (ii) the work papers of the Sellers' accountants relating to the operation of the Acquired Assets prior to the Closing Date, in each case to the extent that any of the foregoing is needed by the Purchaser in order to comply with its obligations under applicable securities, Tax, environmental, employment or other Laws. The Sellers shall have the right for a period of four (4) years following the Closing Date to have reasonable access to (i) the corporate Books and Records identified as part of paragraph (i) of the Acquired Assets definition, to the extent that any of the foregoing is needed by the Sellers in order to comply with their obligations under applicable securities, Tax, environmental, employment or other Laws, and (ii) former employees of the Sellers who may be knowledgeable with respect to the affairs of the Sellers, on a mutually convenient basis and without cost to the Sellers, provided that any such access to employees does not interfere with any such employee's performance of his or her duties on behalf of, and obligations owed to, the Purchaser. None of the Purchaser, the Sellers, the Stockholder or Mr. Folz shall destroy any such items identified in this Section 6(a)(i) without first providing the other parties with the opportunity to obtain or copy such items.

                  (ii) In addition to all files and documents required to be provided pursuant to this Agreement or any other agreement to be entered into in accordance herewith, promptly upon request by the Purchaser made at any time following the Closing Date, Sellers shall authorize the release to the Purchaser of all files pertaining to the Acquired Assets held by any federal, state, country or local authorities, agencies or instrumentalities.

            (b) Enforcement of Insurance Claims; Maintenance of Insurance. Each Seller hereby assigns to the Purchaser the right to pursue and enforce, and hereby irrevocably appoints the Purchaser as its true and lawful attorney-in-fact with full power in the name of and on behalf of such Seller for the purpose of pursuing and enforcing any and all rights of such Seller under any insurance policies of such Seller (other than those assigned to the Purchaser) with respect to any occurrence, claim or loss which is the subject of an indemnity obligation by the Sellers, the Stockholder and/or Mr. Folz to the Purchaser under Section 9(a) of this Agreement; provided, that the Purchaser may not exercise such right or power unless such Seller fails, within 90 days after such Seller becomes aware of any such occurrence, claim or loss (or such shorter time period as may be necessary so as not to adversely effect any potential claim), to pursue and enforce their rights under its insurance policies with respect to such occurrence, claim or loss. The power of attorney conferred upon the Purchaser by each Seller pursuant to this Section 6(b) is an agency coupled with an interest and all authority conferred hereby shall be irrevocable, and shall not be terminated by the dissolution or the liquidation of such Seller or any other act of such Seller. Sellers agree to maintain, at Sellers' sole cost and expense, for a period of three years following the Closing Date, the Sellers' employee practices liability insurance policy.

            (c) Cooperation.

                  (i) The Purchaser, on the one hand, and the Sellers, the
            Stockholder and Mr. Folz, on the other hand, shall use their respective best efforts to cooperate with each other and shall cause their respective officers, employees, agents, auditors and representatives to cooperate with each other after the Closing to ensure the orderly transition of the Business to the Purchaser, to promote the sharing of data contemplated by Section 6(a) hereof, and to minimize any disruption to the Business that might result from the transaction contemplated hereby.

                  (ii) From and after the Closing Date, each party shall fully cooperate with the others in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other Party relating to or arising out of the conduct of the Business prior to or after the Closing Date (other than litigation among the Sellers, the Stockholder, Mr. Folz, the Purchaser or their Affiliates arising out of the transactions contemplated by this Agreement or any other agreement entered into in accordance herewith). The party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including reasonable legal fees and disbursements) by the party providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible for reimbursing such party or its officers, directors, employees and agents for their time spent in such cooperation.

            (d) Employees. Effective as of the Closing Date, the Sellers shall terminate the employment of each employee listed on Schedule 6(d)-A hereto and the Purchaser shall offer employment to each such employee who is actively at work or on short-term disability leave as of the Closing Date as identified on Schedule 6(d)-B, such employment to be terminable at the will of the Purchaser or as otherwise agreed to between the Purchaser and each such employee. Except as otherwise specifically required by applicable law, the Purchaser shall not have any obligation to employ or offer employment to any employees of the Business other than as provided in the preceding sentence; provided that the Purchaser agrees that it will not permanently close and cease all operations at the Plant prior to December 31, 2003. The Purchaser shall have complete discretion to change any of the terms or conditions of employment, compensation or benefits relating to any such employee at any time. The parties hereto do not intend to create any third party beneficiaries with respect to any employee as a result of the provisions herein and specifically hereby negate any such intention. The Sellers hereby consent to the hiring of such employees by the Purchaser and waive, with respect to the employment by the Purchaser of such employees identified on
Schedule 6(d)-B (employees accepting employment with the Purchaser, "CONTINUING EMPLOYEES"), any claims or rights the Sellers may have against the Purchaser or any such employee under a noncompete, confidentiality or Sellers Employment Agreement.

            (e) Employee Benefit Matters.

                  (i) Welfare Plans:

                        A. Benefits Continuation. Except as provided in this
            Section 6(e), effective as of the Closing Date, the Purchaser shall cause each Continuing Employee to be covered by the Purchaser's welfare benefit plans to the extent that they are otherwise eligible therefor.

                        B. Disability and Certain Other Benefits. The Sellers
            shall be liable for claims for benefits (other than for short-term disability, workers' compensation and medical (including vision care and prescription drugs) and dental benefits, which are addressed below) by employees of the Business (active or inactive) and by terminated employees previously employed in the Business under the Sellers' Plans arising out of occurrences prior to the Closing Date. In this regard, but not by way of limiting the foregoing, the Sellers shall be liable for the long-term disability benefits for those employees of the Business receiving or qualified to receive long-term disability benefits under the Sellers' disability programs as of the Closing Date, including without limitation those employees of the Business in the long-term disability elimination period (which employees shall receive long-term disability benefits from the Sellers upon the conclusion of the applicable elimination period).

                        C. Workers' Compensation Benefits. The Purchaser shall
            not be liable for claims for Worker's Compensation in respect of events occurring prior to Closing or with respect to payments due on or prior to the Closing Date.

                        D. Short-Term Disability Benefits. The Purchaser shall
            not be liable for, and the Sellers, the Stockholder and Mr. Folz shall jointly and severally indemnify (in accordance with the procedural requirements of Section 9 but provided that the Basket and Indemnification Cap, each as defined therein, shall not apply) the Purchaser against, claims for short-term disability benefits under the Sellers' Plans by employees of the Business (active or inactive) arising from events prior to Closing or with respect to payments due on or prior to the Closing Date.

                        E. Medical and Dental Benefits. The Purchaser shall not
            be liable for, and the Sellers, the Stockholder and Mr. Folz shall jointly and severally indemnify (in accordance with the procedural requirements of Section 9 but provided that the Basket and Indemnification Cap, each as defined therein, shall not apply) the Purchaser against, claims for medical (including vision care and prescription drugs) and dental benefits incurred by employees of the Business (active or inactive) and their respective covered dependents with respect to services and treatment rendered on or prior to the Closing Date under the terms of the Sellers' Welfare Plans.

                        F. COBRA. The Sellers shall be responsible for providing
            benefits pursuant to Section 4980B of the Code to employees of the Business who cease to be employed by the Sellers on or prior to the Closing Date.

                        G. Limitation on the Purchaser's Liability. The Sellers
            shall be responsible for providing all benefits under all welfare plans, including without limitation, all Plans, with respect to all of their employees that are not Continuing Employees, which shall be Retained Liabilities. The Purchaser shall have no liability with respect to any claims for benefits under any of the Sellers' Plans, and the Sellers, the Stockholder and Mr. Folz shall jointly and severally indemnify (in accordance with the procedural requirements of Section 9 but provided that the Basket and Indemnification Cap, each as defined therein, shall not apply) and hold the Purchaser harmless from any claims under any of the Sellers' Plans, for Workman's Compensation (or as otherwise described in this Section 6(e)).

                  (ii) Multiemployer Plans. Neither the Purchaser nor any of its
            Affiliates shall assume any obligation or liability imposed on the Sellers or any of their Subsidiaries under Section 4201 of ERISA.

                  (iii) The parties hereto do not intend to create any
            third-party beneficiary rights respecting any current or former employee as a result of the provisions set forth in this Section 6(e) and specifically hereby negate any such intention. No provision in this Section 6(e) shall increase the rights, benefits or remedies of any employee under any Plan of the Sellers or the Purchaser.

            (f) Tax Matters.

                  (i) The Sellers and the Stockholder shall duly and timely file or cause to be filed with the applicable Taxing Authorities all Tax Returns that are required to be filed by or on behalf of the Sellers or that include or relate to the Acquired Assets to the extent that such Tax Returns relate to Pre-Closing Periods, which Tax Returns shall be true, complete and correct in all material respects, and shall duly and timely pay in full or cause to be paid in full all Taxes that are due and payable on or before the Closing Date and could result in an Encumbrance on any Acquired Asset, and has recorded a provision on the books and records of the Sellers in accordance with GAAP for the payment of all such Taxes that are not due and payable on or before the Closing Date. The Sellers shall provide to the Purchaser true, complete and correct copies of such Tax Returns promptly following their filing and shall promptly provide all correspondence, reports and documents relating to any Tax proceeding with respect thereto. The Sellers shall duly and timely comply with all applicable Laws relating to the allocation or withholding of Taxes and the reporting and remittance thereof to the applicable Taxing Authorities.

                  (ii) The Sellers, the Stockholder and Mr. Folz shall jointly and severally indemnify (in accordance with the procedural requirements of Section 9 but provided that the Basket and Indemnification Cap, each as defined therein, shall not apply) the Purchaser and its Affiliates (collectively, the "TAXPAYER"), and hold the Taxpayer harmless, on an after-Tax basis, from and against any (x) Taxes with respect to any Pre-Closing Periods for which the Taxpayer is or may be liable, (y) the effect, if any, on the Taxpayer in any period that ends after the Closing Date of an adjustment with respect to a period on or before the Closing Date and (z) fees and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Purchaser or its Affiliates in connection therewith or in enforcing its rights or collecting any amounts due hereunder. This indemnity shall apply notwithstanding any investigation made by the Purchaser in connection with the transactions contemplated by this Agreement or, its receipt, examination, filing of or commenting on any Tax Return, and shall be separate and independent of any other indemnity between the parties hereto.

                        A. The Purchaser shall promptly forward to the Sellers a
            copy of all written communications from any Governmental Body received by the Taxpayer relating to any Pre-Closing Periods. The Sellers shall promptly forward to the Purchaser a copy of all written communications from any Governmental Body received by the Sellers or the Stockholder relating to any Pre-Closing Periods for which the Taxpayer is or may be liable or which would become a claim on any of the Acquired Assets.

                        B. Any Taxes for a period which includes but does not
            end on the Closing Date shall be allocated between the period before the Closing Date and the balance of the period in accordance with this Section 6(f)(ii)(B). To the extent permitted under applicable Law, the parties shall elect to treat the Tax period as ending at the close of business on the Closing Date. Where applicable Law does not permit such an election to be made, the taxable income or other Tax base for the entire period shall be allocated between the period on or before the Closing Date and the balance of the period on the basis of an interim closing of the books at the close of business on the Closing Date, except that exemptions, allocations and deductions calculated on an annual basis shall be apportioned on the basis of the relative number of days in the period on or before the Closing Date and in the balance of the period.

                  (iii) The Sellers and the Purchaser shall cooperate with each other by executing or causing to be executed any required documents and by making available to the other, all books and records relating to the Acquired Assets (including work papers, records and notes of any kind) at all reasonable times, for the purpose of allowing the appropriate party to complete its Tax Returns, respond to, defend or prosecute any Tax Proceeding, make any determination required under this Agreement (including, but not limited to, determinations as to which period any asserted Tax liability is attributable) and verify issues.

                  (iv) The Purchaser shall be responsible for any Taxes with respect to all cash in vending machines as of the Closing Date, which is included as item (c) in the definition of Acquired Assets.

            (g) Notices to Employees, Customers and Vendors. The Sellers shall deliver such notices to employees as shall be required of the Sellers by any applicable Laws or by any agreements (including any notices required to be given to any union, or similar representative body). The Sellers shall deliver such notices to customers and vendors of the Sellers, if and as reasonably requested by the Purchaser, in such form and substance as provided by the Purchaser, informing such customers and/or vendors of the sale of the Business and the Acquired Assets as contemplated hereunder.

            (h) Sales Tax Waivers. The Sellers and, if applicable, the Stockholder, shall give all required notices of the transfer of the Acquired Assets to applicable taxing authorities. If all appropriate tax clearance certificates are not available with respect to Taxes for which the

Sellers, or if applicable, the Stockholder, are or would be liable hereunder, the Closing shall not be delayed, but the Sellers and, if applicable, the Stockholder shall retain any liability for such Taxes.

            (i) Bulk Sales. The Purchaser hereby waives compliance by the Sellers with the provisions of the "bulk sales" laws or any similar provision of law of any state insofar as the same may be applicable to the transactions contemplated by this Agreement. The Sellers, the Stockholder and Mr. Folz each agree, jointly and severally, to indemnify and hold the Purchaser harmless from and against (in accordance with the procedural requirements of Section 9 but provided that the Basket and Indemnification Cap, each as defined therein, shall not apply) any and all liability or claims arising out of such waiver (other than any amounts in respect of Assumed Liabilities that otherwise would have been owed by the Purchaser regardless of such waiver), and, upon receipt of written notice from the Purchaser of the existence thereof, promptly to take all necessary action to satisfy such claim or liability, including but not limited to removing or causing to be removed any Encumbrance which may be placed on any of the Acquired Assets by a creditor of the Sellers by reason of such waiver.

            (j) Use of Name. The Sellers, the Stockholder and Mr. Folz agree, on their/its own behalf and on behalf of their/its Affiliates, from and after the Closing Date, not to use any trademark or name previously or currently used by any of the Sellers in connection with the Business, or any derivation thereof. Each Seller agrees on its behalf, and each Seller, the Stockholder and Mr. Folz agrees on behalf of its/their Affiliates, to change its corporate name and any names and marks under which Sellers and such Affiliates do business promptly after the Closing Date so as not to include the words "Folz" in connection with the word "Vending" or the word "Novelty," or any name or mark similar thereto or similar to any name or marks assigned hereunder or otherwise indicative of the Business, and shall deliver promptly after the Closing evidence reasonably satisfactory to the Purchaser of such change of name for filing promptly after the Closing Date with the Secretary of State of New York, and shall file promptly after receipt of evidence of such change of name, such change of name in all states in which it is qualified to do business. Notwithstanding the above, (i) Folz Canada shall not be required to change its corporate name or any names or marks under which Folz Canada does business, and (ii) if, and only if, the Purchaser, its Affiliates and any subsequent purchaser of all or substantially all of the Acquired Assets or capital stock of the Purchaser ceases to do business and abandons using the name "Folz" in connection with the word "Vending" or the word "Novelty," then the provisions of this Section 6(j) shall terminate and Mr. Folz shall then be free to resume using the names "Folz Vending" and "Folz Novelty."

      7. CONDITIONS TO CLOSING; CLOSING DELIVERIES.

            (a) Conditions to All Parties' Obligations. The respective obligations of the parties hereto to consummate the Closing shall be subject to the satisfaction (or waiver by each party) as of the Closing of the following conditions:

                  (i) Governmental Approvals. Any notice to or approvals of any federal, state or foreign governmental authority with respect to the transactions contemplated hereby shall have been either filed or received, except that the Sellers shall not be required to effect the transfer of the Permits as a condition to Closing.

                  (ii) No Order. No federal, state or foreign governmental
            authority or other agency or commission or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which remains in effect, and which has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

                  (iii) Indemnity Escrow Agreement. Each party thereto shall have entered into the Indemnity Escrow Agreement.

                  (iv) Transitional Services Agreement. Each party thereto shall have executed and delivered the Transitional Services Agreement.

                  (v) Plant Lease. Each party thereto shall have executed and delivered the Plant Lease, and each such Person shall have taken all other actions contemplated by the Plant Lease or in connection therewith to be taken by them prior to the Closing.

                  (vi) Purchaser's Employment Agreements. Each party thereto shall have executed and delivered the respective Purchaser's Employment Agreements.

                  (vii) Replacement Letters of Credit. The Purchaser shall have caused its lenders to issue letters of credit sufficient to back any of Sellers' letters of credit that were issued to secure Acquired Assets or Assumed Liabilities, that are outstanding as of the Closing, and that cannot be terminated without an additional letter of credit so issued by the Purchaser.

                  (viii) Schedule 2(d). The parties shall have agreed upon a final allocation of the Purchase Price to be set forth on Schedule 2(d).

            (b) Conditions to the Purchaser's and Guarantor's Obligations. The obligations of the Purchaser and the Guarantor to consummate the Closing are subject to the satisfaction (or waiver by the Purchaser and the Guarantor) as of the Closing of the following conditions:

                  (i) Representations, Warranties and Covenants. The
            representations and warranties of the Sellers, the Stockholder and/or Mr. Folz made in this Agreement which are qualified by materiality shall be true and correct in all respects, and those which are not qualified as to materiality shall be true and correct in all material respects, as of the date


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
            of this Agreement and, except as specifically contemplated by this Agreement, on and as of the Closing Date, as though made on and as of the Closing Date, and the Sellers, the Stockholder and/or Mr. Folz shall have performed or complied with, or shall have caused to be performed or complied with, in all materials respects all obligations and covenants required by this Agreement to be performed or complied with by the Sellers, the Stockholder and/or Mr. Folz or any Affiliate of theirs by the time of the Closing; and the Purchaser shall have received from the Sellers, a certificate dated the Closing Date and signed by an authorized officer of each Seller confirming the foregoing.

                  (ii) Other Documents and Instruments to be delivered by the
            Sellers and the Stockholder. The Sellers, the Stockholder and Mr. Folz shall have delivered all certificates, agreements and other documents and instruments required to be delivered by them on or before the Closing pursuant to this Agreement, and such other Documents and instruments as the Purchaser may reasonably request, including, without limitation, the following:

                        A. Good Standing Certificate. A certificate of the
            appropriate officials, dated the Closing Date or a date reasonably prior thereto, certifying as to (A) the due organization and good standing (including tax good standing (to the extent obtainable with proper notice to the applicable jurisdiction)) of each Seller in its jurisdiction of organization and (B) the qualification to do business and the good standing (including tax good standing (to the extent obtainable with proper notice to the applicable jurisdiction)) of each Seller in each jurisdiction wherein the conduct of its business or the ownership or operation of assets requires such Seller to maintain qualification as a foreign corporation.

                        B. Opinion of the Sellers', the Stockholder's and Mr.
            Folz's Counsel. An opinion from Robinson Brog Leinwand Greene Genovese & Gluck P.C., counsel for the Sellers, the Stockholder and Mr. Folz, at the expense of the Sellers, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchaser.

                        C. Consents to Transaction. Written irrevocable
            consents, in form and substance satisfactory to the Purchaser, to the execution and consummation of this Agreement or waivers of Default with respect thereto from all parties to the agreements identified in Schedule 4(l)(ii) hereto.

                        D. Resolutions. Certified copies of resolutions duly
            adopted by the Board of Directors of each Seller authorizing the execution, delivery and performance of this Agreement and each of the


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
            Agreements contemplated hereby and the consummation of the transaction contemplated hereby and thereby and all such resolutions shall not have been amended or revoked and shall remain in full force and effect.

                        E. Bill of Sale and other Transfer Documents. A bill of
            sale for the Acquired Assets, assignments of Patents, tradenames, trademarks, copyrights and other Intellectual Property, and such other transfer documents as are reasonably requested by the Purchaser, each in form and substance reasonably acceptable to the Purchaser.

                        F. Payoff Letters. A letter from each of the Sellers'
            lenders evidencing the payoff of all of Sellers' obligations to such lender and the discharge of all Encumbrances held by such lender on the Acquired Assets, including without limitation the payoff of all of the Sellers' obligations under and pursuant to (1) the Sellers' credit facility with Merchants Bank, (2) the Promissory Note, dated March 8, 1999, between Folz Vending and Grundy County National Bank in the original principal amount of $152,179.30, (3) the Promissory Note, dated March 13, 2000, between Folz Vending and Grundy County National Bank in the original principal amount of $164,980.97, and
            (4) that certain purchase order number 113888-000, dated January 1, 2003, pursuant to which Folz Vending purchased from Rayco Manufacturing Co., Inc. one thousand (1,000) Microvend meters for sticker machines for a total purchase price of $97,000.

                  (iii) No Material Adverse Change Since December 31, 2001.
            There have been no changes since December 31, 2001 with respect to the Sellers, the Business or the capital markets which could have a Material Adverse Effect on the Sellers or the Business.

                  (iv) Financing. The Purchaser shall have obtained on terms and conditions satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby and fund the working capital requirements of the Business after the Closing, and any applicable consents from lenders with respect to the Purchaser's existing financing arrangements necessary in connection with the consummation of the transactions contemplated hereby.

                  (v) Year 2002 Audited Financials. The Purchaser shall have received a true and complete copy of the Year 2002 Audited
            Financials.

                  (vi) Schedule 4(z). No later than ten (10) business days prior to the Closing Date, the Purchaser shall have received from the Sellers a revised version of (A) Schedule 4(z) that identifies the specific revenues associated with each of the customers identified on the version of


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
            Schedule 4(z) delivered by the Sellers to the Purchaser on the date of this Agreement, and (B) each other Schedule to this Agreement that contains a reference to the Customer Contracts, revised only to the extent necessary to list the specific Customer Contracts referred to therein.

                  (vii) Spousal Consent. The Purchaser shall have received all
            Spousal Consents.

                  (viii) Estoppel Certificates. The Purchaser shall have
            obtained an estoppel certificate with respect to each of the Leases, dated no more than thirty (30) days prior to the Closing Date, from the landlord under such Lease, substantially in the form annexed as Exhibit F hereto.

                  (ix) Non-competition Agreement. Elliot Liebner shall have
            entered into a non-competition agreement with the Purchaser, in the form annexed to this Agreement as Exhibit G.

                  (x) Insurance. The Sellers shall have provided to the
            Purchaser evidence of the extension of Sellers' employee practices liability insurance for a period of three years following the Closing Date, and naming the Purchaser as an additional insured.

                  (xi) Name Change. The Sellers shall have provided to the
            Purchaser copies of amendments to their respective certificates of incorporation and any other documentation necessary for Sellers to change their respective corporate names in accordance with Section 6(j) hereof, and so that the Purchaser may begin using the name "Folz Vending, Inc." as of the Closing Date.

            (c) Conditions to the Sellers, the Stockholder's and Mr. Folz's Obligations. The obligations of the Sellers, the Stockholder and Mr. Folz to consummate the Closing are subject to the satisfaction (or waiver by each of the Sellers and the Stockholder) as of the Closing of the following conditions:

                  (i) Representations, Warranties and Covenants. The
            representations and warranties of the Purchaser and the Guarantor made in this Agreement which are qualified by materiality shall be true and correct in all respects, and those which are not qualified as to materiality shall be true and correct in all material respects, as of the date of this Agreement and on and as of the Closing, as though made on and as of the Closing Date. The Purchaser and the Guarantor shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Purchaser and the Guarantor by the time of the Closing; and the Sellers and the Stockholder shall have received from the Purchaser and the Guarantor a certificate


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
            dated the Closing Date and signed by an authorized officer of each of the Purchaser and the Guarantor confirming the foregoing.

                  (ii) Certificate of Good Standing. The Sellers shall have
            received from each of the Purchaser and the Guarantor a certificate issued by the appropriate governmental authority of the jurisdiction of incorporation of the Purchaser and the Guarantor evidencing their respective good standing in such jurisdiction as of a date not more than twenty days prior to the Closing Date.

                  (iii) Resolutions. The Sellers shall have received from the
            Purchaser and the Guarantor certified copies of resolutions duly adopted by the Board of Directors of each of the Purchaser and the Guarantor authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and all such resolutions shall not have been amended or revoked and shall remain in full force and effect.

                  (iv) Payment. The Purchaser shall have paid the Purchase Price to the Sellers, and the Indemnity Escrow Amount to the Escrow Agent, each as contemplated by Section 2(c) hereof.

                  (v) Non-competition Agreement. The Purchaser shall have
            entered into a non-competition agreement with Folz Canada, in the formed annexed to this Agreement as Exhibit H.

      8. SIMULTANEOUS TRANSACTIONS. All transactions to be effected under this Agreement at the Closing shall be deemed to occur in the order herein specified, if any, but shall occur nearly simultaneously and no such transaction shall be deemed to have occurred unless all such transactions have occurred. All documents required to be delivered at the Closing by any party hereunder, including this Agreement, shall be deemed initially delivered in escrow. No such document shall be released therefrom until all documents have been delivered in escrow and payment received, whereupon all shall be deemed released together.


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
      9. INDEMNIFICATION.

            (a) Indemnification by the Sellers, the Stockholder and Mr. Folz. The Sellers, the Stockholder and Mr. Folz, jointly and severally, shall indemnify and hold harmless the Purchaser from and against, without duplication, all costs, fees, liabilities, losses, Taxes, charges, claims, expenses and damages, including, without limitation, reasonable legal fees and expenses (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) and costs of investigation, actually incurred or as and when actually paid by the Purchaser, its agents or Affiliates, or any of their respective subsidiaries or Affiliates, or any of their respective officers, directors or employees, (collectively "PURCHASER'S LOSSES") as a result of:

                  (i) any misrepresentation contained in or breach of or failure to perform any representation, warranty, covenant or agreement of the Sellers, the Stockholder or Mr. Folz contained in this Agreement or in any written agreement, document, instrument, certification, Schedule, Exhibit or writing delivered pursuant hereto, or in connection herewith, including, without limitation, the Plant Lease;

                  (ii) any Retained Liabilities;

                  (iii) the failure to pay any amount payable to Purchaser based upon the Final Adjusted Working Capital as provided in Section 2(e);

                  (iv) the actual or threatened commencement of any proceeding, suit or action against the Sellers, the Purchaser or any Affiliate thereof, or any director, officer or employee of any of them, arising out of actions taken, or omitted to be taken, or state of facts existing, prior to the Closing, which, if determined adversely thereto (regardless of the actual determination thereof) would result in a Purchaser Loss which is indemnifiable under the provisions of this Section 9(a) (any such pending or threatened suit or action being a "PURCHASER'S COVERED ACTION"); and/or

                  (v) any and all actions, suits, proceedings, claims or demands incident to any of the foregoing indemnifications.

            (b) Indemnification by the Purchaser. The Purchaser agrees to indemnify and hold harmless the Sellers, the Stockholder and Mr. Folz from and against, without duplication, all costs, losses, fees, liabilities, Taxes, charges, claims, expenses and damages, including reasonable legal fees and expenses (both those incurred in connection with the defense or prosecution of the indemnifiable claim and those incurred in connection with the enforcement of this provision) and costs of investigation, as and actually incurred or as and actually paid by the Sellers, the Stockholder or Mr. Folz (collectively "SELLERS' LOSSES") as a result of:

                  (i) any misrepresentation contained in or breach of or failure to perform any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement or in any written agreement, document, instrument, certification, Schedule, Exhibit or writing delivered pursuant hereto, or in connection herewith, including, without limitation, the Plant Lease;

                  (ii) any Assumed Liabilities;

                  (iii) the failure to pay any amount payable to Sellers based upon the Final Adjusted Working Capital as provided in Section 2(e);

                  (iv) the commencement or threatened commencement by a third party of any proceeding, suit or action against the Sellers or the Stockholder which is not indemnifiable by the Sellers, the Stockholder and Mr. Folz, pursuant to Section 9(a) above, and which is based upon clause 9(b) above or the operation of the Business and Acquired Assets by the Purchaser after the Closing Date, which, if determined adversely to them (regardless of the actual determination thereof) would result in a Sellers Loss (any such pending or threatened suit or action being a "SELLERS' COVERED ACTION" and together with a "PURCHASER'S COVERED ACTION", a "COVERED ACTION"); and/or

                  (v) any and all actions, suits, proceedings, claims or demands incident to any of the foregoing indemnifications.

            (c) Loss Indemnity Procedure.

                  (i) Upon learning of the commencement of a Covered Action or the actual receipt by the party claiming a right of indemnification of information relating to the purported existence of facts or circumstances which could result in the commencement of a Purchaser or Sellers' Covered Action or other incurrence of a Purchaser or Sellers Loss, the party claiming the right of indemnification (the "INDEMNIFIED PARTY") shall promptly, but no later than fifteen (15) days after learning of such commencement or receipt, give notice thereof, with reasonable specificity of the facts as then known (the "INDEMNITY NOTICE"), to the party asserted to have the indemnification obligation (the "INDEMNIFYING PARTY"); provided, however, failure to give timely notice shall not release the Indemnifying Party of its obligations hereunder except if, and only to the extent that, the Indemnifying Party suffers actual prejudice as a proximate result of such failure.

                  (ii) The Indemnifying Party shall have the right to assume the defense of any such Covered Action only by giving written notice
            (the

            "ASSUMPTION NOTICE") to the Indemnified Party within 20 days after the Indemnity Notice has been given, which Assumption Notice shall state that (A) it agrees that the claimant is entitled to indemnification hereunder; and (B) it agrees or they agree to assume the defense thereof in the name and on behalf of the Indemnified Party with counsel reasonably satisfactory to the Indemnified Party, in either event at the sole cost and expense of the Indemnifying Party; provided, however:

                  (x) all such costs and expenses of the foregoing counsel, if not paid by the Indemnifying Party and instead paid by the Indemnified Party shall be Losses indemnifiable by the Indemnifying Party under Section 9(a) or (b), as the case may be,

                  (y) the Indemnified Party, notwithstanding the timely delivery of an Assumption Notice, may participate in such Covered Action through counsel separately selected and paid for by the Indemnified Party, and

                   (z) if no Assumption Notice complying with subclauses (A) and
            (B) above is timely given, or if within twenty (20) days after the Indemnity Notice the Indemnifying Party gives written notice to the Indemnified Party disputing its obligation hereunder with respect to such Covered Action, or if despite the giving of the Assumption Notice the defendants in any Purchaser's Covered Action or Sellers' Covered Action, as the case may be, include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, or if there is a conflict of interest which would prevent counsel for the Indemnifying Party from also representing the Indemnified Party, or if the amount claimed in the Purchaser's Covered Action or Sellers' Covered Action, as the case may be, is subject to the Indemnification Cap and, together with all other claims previously made for indemnification hereunder to which the Indemnification Cap may apply, such claims, in the aggregate, exceed the Indemnification Cap, or if the amount claimed in the Covered Action is subject to the Basket, and together with all other claims for indemnification previously made hereunder to which the Basket may apply such claims in the aggregate are less than the Basket, then the Indemnified Party in each of the foregoing cases shall have the right to select one separate counsel to conduct the defense of such action on its behalf, and all such costs and expenses shall be paid by the Indemnifying Party and, if paid by the Indemnified Party, shall be Purchaser's Losses or Sellers' Losses indemnifiable by the Indemnifying Party under Subsection 9(a) or
            (b), as the case may be (subject however to the Basket and the Indemnification Cap, as defined below). The Indemnified Party may take such action with respect to a Purchaser or Sellers' Covered Action as it may deem appropriate to protect against further damage or default, including obtaining an extension of time to answer the complaint or other pleading or filing an answer thereto.


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
                  (iii) Where the Sellers, the Stockholder or Mr. Folz are the
            Indemnifying Party, the Sellers, the Stockholder and Mr. Folz shall not consent to the entry of any judgment or enter into any settlement without the written consent of the Purchaser, which shall not be unreasonably withheld or delayed. Where the Purchaser is the Indemnifying Party, the Purchaser shall not consent to the entry of any judgment or enter into any settlement without the written consent of the Sellers, the Stockholder and Mr. Folz, which consent will not be unreasonably withheld or delayed.

            (d) Payment by Indemnified Party. The Indemnifying Party shall be entitled to receive payment from the Indemnified Party of an amount equal to the Tax reduction or refund actually realized, or insurance proceeds actually paid to the Indemnified Party, solely as a result of the Indemnified Party having incurred such Sellers or Purchaser Loss, provided that the Indemnifying Party shall have paid to the Indemnified Party the full amount of such Purchaser or Sellers Loss. Nothing herein shall obligate the Indemnified Party, in the exercise of his/its good faith reasonable business judgment, or that of its direct or indirect parent, to make any claim for a Tax reduction or refund or insurance recovery.

            (e) Duration of Indemnification. Liability for indemnification hereunder shall expire as provided in Section 9(h) below unless the Purchaser gives written notice prior to such date of expiration to the Sellers of a Purchaser Loss or a Purchaser's Covered Action (setting forth in reasonable detail the specific facts and circumstances then known and pertaining thereto). In any of such events, such liability shall survive until such Purchaser Loss or Purchaser's Covered Action is finally determined and any indemnification payment due with respect thereto or with respect to a Purchaser Loss is made.

            (f) Limitations.

                  (i) Notwithstanding anything to the contrary contained in this
            Section 9, (A) the Sellers, the Stockholder and Mr. Folz shall not be obligated to pay in the aggregate any amounts in respect of Purchaser's Losses in excess of the Purchase Price (the "INDEMNIFICATION CAP") and (B) the Purchaser shall not be obligated to pay in the aggregate any amounts in respect of Sellers' Losses in excess of the Indemnification Cap. Notwithstanding the foregoing and Sections 9(f)(ii) and 9(f)(iii), the Indemnification Cap and the Basket (except as otherwise explicitly provided below in this Section 9(f)(i)) shall not apply to obligations to pay Purchaser's Losses or Sellers' Losses (as applicable) in respect of Unlimited Purchaser Obligations or Unlimited Sellers Obligations (each as hereinafter defined). For purposes hereof, (A) "UNLIMITED SELLERS OBLIGATIONS" shall mean Purchaser's Losses attributable to or resulting from (1) fraud of the Sellers, the Stockholder or Mr. Folz, (2) failure by the Sellers, the Stockholder and/or Mr. Folz to perform any of the covenants, agreements or obligations to be performed by them under this Agreement, provided that, with respect to any intentional or knowing failure to so perform, neither the Indemnification Cap nor the Basket shall apply, but that with respect to any failure to so perform that is neither intentional nor knowing, only the Indemnification Cap (and not the Basket) shall apply, (3) failure to satisfy any Retained Liability, (4) any intentional or knowing breach or misrepresentation of any representation or warranty contained in Section 4, (5) any breach or misrepresentation of any representation or warranty contained in Section 4(a) (Organization), other than the second sentence of such Section 4(a), subclauses (i),
            (ii) or (iii) of Section 4(b) (Enforceable Obligation; Due Authorization), subclauses (i), (ii), (iv) or (v) of Section 4(e) (Title to Acquired Assets; Condition; Leased Equipment; Inventory), and Sections 4(h) (Tax Matters) or 12 (Brokers), or (6) payments of any amount to Purchaser pursuant to Sections 6(e)(Employee Benefit Matters), 6(f)(Tax Matters), or 9(a)(iii), and (B) "UNLIMITED PURCHASER OBLIGATIONS" shall mean Sellers' Losses attributable to or resulting from (1) fraud of the Purchaser, (2) failure by the Purchaser to perform any of the covenants, agreements or obligations to be performed by it under this Agreement, provided that, with respect to any intentional or knowing failure to so perform, neither the Indemnification Cap nor the Basket shall apply, but that with respect to any failure to so perform that is neither intentional nor knowing, only the Indemnification Cap (and not the Basket) shall apply, (3) failure to satisfy any Assumed Liability, (4) any intentional or knowing breach or misrepresentation of any representation or warranty contained in Section 5, (5) any breach or misrepresentation of any representation or warranty contained in
            Section 5(a) (Organization), subclauses (i), (ii) or (iii) of
            Section 5(c) (Enforceable Obligation; Due Authorization) or Section 12 (Brokers), or (6) payments of any amount to the Sellers, the Stockholder and Mr. Folz pursuant to Section 9(b)(iii).

                  (ii) Notwithstanding anything to the contrary contained in this Section 9, neither the Sellers nor the Stockholder shall be obligated to make any payment in respect of a Purchaser Loss which is not in respect of an Unlimited Sellers Obligation until the aggregate of such Purchaser's Losses exceeds $150,000 (the "BASKET"), after which any Purchaser's Losses in excess of the Basket shall be immediately payable.

                  (iii) Notwithstanding anything to the contrary contained in this Section 9, the Purchaser shall not be obligated to make any payment in respect of a Sellers Loss which is not in respect of an Unlimited Purchaser Obligation until the aggregate of such Sellers' Losses exceeds $150,000, after which any Sellers' Losses in excess of the Basket shall be immediately payable.

                  (iv) For purposes of this Section 9 and the indemnification rights and obligations that are set forth in this Section 9 only, the representations and warranties of the parties that are contained in this Agreement shall be read and interpreted without any of the qualifications or exceptions that are contained in those representations and warranties relating to materiality or Material Adverse Effect.

            (g) Payment of Purchaser's Losses. Purchaser's Losses pursuant to this Section 9 shall be paid first, by the amount and to the extent of the Indemnity Escrow Amount and second, the remainder shall be paid by the Sellers, the Stockholder and Mr. Folz pursuant to this Section 9.

            (h) Survival. All covenants shall survive the closing indefinitely. Except as otherwise specifically provided herein, all representations and warranties shall survive the Closing, regardless of any inspection or discovery, whether by reason of due diligence or otherwise, for a period of eighteen (18) months from the Closing, except that a representation or warranty with respect to subclauses (i), (ii) or (iii) of Sections 4(b) (Enforceable Obligations; Due Authorization), subclauses (i), (ii), (iv) or (v) of Section 4(e) (Title to Acquired Assets; Condition; Leased Equipment; Inventory), Section 4(h) (Taxes),
Section 4(n) (ERISA), or Section 4(q) (Environmental and OSHA Laws) ("SURVIVING REPRESENTATIONS") shall survive the maximum duration of the longest statute of limitations applicable with respect to such respective representation or warranty plus sixty (60) days.

            (i) Treatment of Payment. Any indemnity payment made under this Agreement following the Closing Date shall be treated by the parties as an adjustment to the Purchase Price, and the parties agree to report such payments consistent therewith.

            (j) Exclusive Remedy. The indemnification provisions of this Section 9 are the sole and exclusive remedies of the parties for any breach of representations or warranties contained in this Agreement or any non-fulfillment of or failure to perform any covenant or agreement contained herein of any other party, except in the event of willful breach, willful non-fulfillment, willful failure or fraud.

      10. GUARANTY.The Guarantor shall cause the Purchaser to perform its obligations under Section 9(b)(ii) (Indemnification; Indemnification by the Purchaser; Assumed Liabilities), and shall be jointly and severally liable with the Purchaser for any failure to so perform.

      11. PUBLIC ANNOUNCEMENTS. The parties hereto have agreed to issue a press release promptly upon signing this Agreement, in the form attached hereto as
Exhibit I. No party hereto shall issue any other press release or announcement, or make any reference to the Closing or to the transactions contemplated hereby to any third Person without the prior written consent of the other parties hereto, except as may be necessary for the Purchaser to comply with any applicable securities Laws. All parties shall coordinate the announcement of the Closing, as to both the manner and content thereof.

      12. BROKERS. Each of the parties hereto represents and warrants to the others that he/she or it has not employed or dealt with any broker in connection with any transactions


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
contemplated by this Agreement and shall save the other harmless from any and all other claims at any time hereafter made for brokers' or finders' fees or commissions, which claim or claims arise out of any agreement alleged to have been made or action taken by the other, concerning or relating to the subject matter of this Agreement. Notwithstanding the above, the parties acknowledge that the Sellers have engaged Shattuck Hammond Partners, LLC as a broker in connection with the transaction contemplated by this Agreement, and the Sellers and the Stockholder shall be responsible for all fees and expenses of such broker. To the extent that there are any other brokers' or finders' fees or commissions claimed such fees and expenses shall be paid by the Sellers, the Stockholder and/or Mr. Folz and otherwise shall be a Retained Liability, except as provided in the first sentence of this Section 12.

      13. TERMINATION.

            (a) This Agreement may be terminated at any time prior to the
Closing:

                  (i) by the mutual agreement of the Purchaser and the Sellers;

                  (ii) by either the Purchaser or the Sellers in the event of a material breach by or default of the other party hereto but not before ten (10) days after giving written notice to such effect to the other party; provided, however, that delivery of such notice shall not affect the right of the other party to cure the default during such ten-day period; or

                  (iii) by either Purchaser or Sellers if the Closing shall not have been consummated on or before April 15, 2003, unless the failure to close results primarily from the breach by the party so seeking to terminate of any representation, warranty or covenant that is contained in this Agreement.

            (b) In the event of the termination of this Agreement as provided in
Section 13(a), this Agreement shall be of no further force or effect; provided, however, that (i) this Section 13(b), and Section 15 shall survive the termination of this Agreement and shall remain in full force and effect, and
(ii) the termination of this Agreement shall not relieve any party from any liability for any breach of any representation, warranty or covenant contained in this Agreement which results in such termination.

            (c) Termination of this Agreement by either the Purchaser or the Sellers pursuant to this Section 13 will be valid only if the parties who elect to terminate this Agreement deliver to all the non-terminating parties a notice of termination that is signed by or on behalf of all such terminating parties. With respect to Section 13(a) above, this Agreement's termination shall be effective on the date specified in such written agreement.

      14. NOTICES.

            (a) All notices and other communications hereunder will be in writing and will be given by delivery in person, facsimile or other standard form of telecommunications, by overnight courier, or by registered or certified mail, return receipt requested, to the parties at their respective addresses set forth below, with copies as follows:

            If to the Purchaser:

                  c/o ACMI Holdings, Inc.
                  397 S. Taylor Avenue
                  Louisville, CO 80027-3027
                  Fax: (303) 443-2264
                  Attn: Randall J. Fagundo

            with a copy to:

                  Morrison Cohen Singer & Weinstein, LLP
                  750 Lexington Avenue
                  New York, NY 10022
                  Fax: (212) 735-8708
                  Attn:  David A. Scherl, Esq.

            If to the Sellers, the Stockholder and/or Mr. Folz:

                  Folz Vending Co., Inc.
                  3401 Lawson Boulevard
                  Oceanside, NY  11572
                  Fax: (516) 678-3605
                  Attn: Roger Folz

            with a copy to:

                  Robinson Brog Leinwand Greene
                    Genovese & Gluck P.C.
                  1345 Avenue of the Americas
                  New York, New York  10105
                  Fax:  (212) 956-2164
                  Attn:  Marshall E. Bernstein, Esq.

Notice given by mail shall be deemed given four business days after deposit with the United States Postal Service; Notice given by overnight courier shall be deemed given one business day after delivery into the custody and control of such overnight courier service for next day delivery and notice delivered in person or by facsimile shall be deemed given one business day after such delivery or receipt.

            (b) Any party hereto may change the address to which any notice or other communication shall be given by a notice to such effect complying with this Section 14.

      15. MISCELLANEOUS.

            (a) Rights Confined to Parties. Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto, and their respective heirs, executors, administrators, successors and assigns as permitted hereunder, any right, remedy, or claim under or by reason of this Agreement or of any term, covenant, or condition hereto, and all the terms, covenants, conditions, promises, and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns as permitted hereunder.

            (b) Entire Agreement. This Agreement, together with the Exhibits and Schedules annexed hereto, and the agreements entered into in accordance with the terms hereof and contemplated hereby, constitute the entire understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede any and all prior agreements between the parties hereto with respect to the subject matter hereof and thereof. Sellers agree that (i) the Confidentiality and Non-Disclosure Agreement, dated July 31, 2002, by and among American Coin Merchandising, Inc., Wellspring Capital Management, LLC and Folz Vending, and (ii) the letter agreement, dated October 16, 2002, between American Coin Merchandising, Inc. and Folz Vending, each shall terminate and be of no further force or effect as of the Closing Date.

            (c) Assignment. This Agreement is not assignable by any party hereto and any purported assignment shall be null and void and of no effect, provided, however, that the Purchaser may assign its rights and/or obligations herewith to
(i) an Affiliate or (ii) after the Closing, a subsequent purchaser of all or substantially all of the Acquired Assets.

            (d) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not affect the validity or enforceability of any other provision in such jurisdiction or the validity or enforceability of such provision in any other jurisdiction.

            (e) Effect of Headings. The Section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

            (f) Governing Law; Jurisdiction.

                  (i) The provisions of this Agreement, and all the rights and obligations of the parties hereunder, shall be governed by, and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State without regard to such State's conflicts of law principles.

                  (ii) The Purchaser, each Seller, the Stockholder and Mr. Folz hereby consent to the jurisdiction of any state or federal court located within the County of New York, State of New York and irrevocably agrees that, subject to the Purchaser's election, all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. The Purchaser, each Seller, the Stockholder and Mr. Folz accepts for each of itself/himself and in connection with its/his properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

            (g) Counterparts. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (h) Construction. Each of the Sellers, the Stockholder, Mr. Folz and the Purchaser acknowledges that each of them has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against a party that drafted it has no application and is explicitly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Sellers, the Stockholder, Mr. Folz and the Purchaser.

            (i) Amendments and Waivers. No amendment, modification, waiver or course of conduct shall be effective unless the same is approved in writing and duly executed by all of the parties hereto and then such amendment, modification or waiver shall be effective only with respect to the specific instance and for the specific purpose for which it was given.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused same to be executed by their respective officers or other representatives thereunto duly authorized, as of the date first above written.

                                    PURCHASER:

                                    FVFN ACQUISITION CORP., INC.

                                    By   /s/ Randall J. Fagundo
                                      ----------------------------------------
                                          Name: Randall J. Fagundo
                                          Title:  President


                                    GUARANTOR:

                                    AMERICAN COIN MERCHANDISING, INC.

                                    By   /s/ Randall J. Fagundo
                                      ----------------------------------------
                                          Name:  Randall J. Fagundo
                                          Title:  President

                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                 SELLERS:

                                    FOLZ VENDING CO., INC.

                                    By   /s/ Roger Folz
                                      ----------------------------------------
                                          Name: Roger Folz
                                          Title: President

                                    FOLZ NOVELTY CO., INC.

                                    By   /s/ Roger Folz
                                      ----------------------------------------
                                          Name: Roger Folz
                                          Title: President


                                    STOCKHOLDER:

                                    THE ROGER FOLZ REVOCABLE TRUST

                                    By   /s/ Roger Folz
                                      ----------------------------------------
                                          Name:  Roger Folz
                                          Title:  Trustee


                                    MR. FOLZ:

                                       /s/ Roger Folz
                                      ----------------------------------------
                                    ROGER FOLZ

                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                         TRANSITIONAL SERVICES AGREEMENT

            THIS TRANSITIONAL SERVICES AGREEMENT (the "AGREEMENT"), dated as of April 15, 2003, is entered into by and between FVFN ACQUISITION CORP., a Delaware corporation (the "FVFN"), and FOLZ VENDING CO., LTD., an Ontario corporation ("FOLZ CANADA").

                                    RECITALS

            WHEREAS, pursuant to that certain Asset Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of March 14, 2003, by and among FVFN, American Coin Merchandising, Inc., Folz Vending Co., Inc. ("FOLZ VENDING"), Folz Novelty Co., Inc. ("FOLZ NOVELTY," and together with Folz Vending collectively the "SELLERS"), The Roger Folz Revocable Trust, and Roger Folz, FVFN has agreed to purchase substantially all of the assets of the Sellers;

            WHEREAS, Folz Canada is an affiliate of the Sellers; and

            WHEREAS, the Acquired Assets (as defined in the Purchase Agreement) include certain assets necessary for the continued operation of the business of Folz Canada and FVFN is willing to provide through its employees and/or through the employees of its affiliates and contractors, certain sales, operations, accounting, financial, personnel, general administrative and technical services to Folz Canada as further set forth herein; and

            WHEREAS, it is a condition to the parties' obligations under the Purchase Agreement that FVFN and Folz Canada enter into this Agreement; and

            WHEREAS, FVFN desires to provide to Folz Canada and Folz Canada desires to avail itself of such services as are described herein, upon the terms and conditions set forth herein.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual promises and covenants contained herein, the parties agree as follows:

      1. Term, Renewal and Termination.

            (a) Term. Unless sooner terminated in accordance with the provisions of this Agreement, the initial term (the "INITIAL TERM") of this Agreement shall be from the date hereof through the earlier of (i) December 31, 2003, and (ii) the date of the consummation of the sale of Folz Canada by way of merger, sale of capital stock, transfer of substantially all assets or otherwise.

            (b) Automatic Renewal. Unless terminated in accordance with Section 1(c), this Agreement shall renew automatically and continue for successive one
(1) month terms upon the expiration of the Initial Term or any subsequent term.

            (c) Termination. Notwithstanding any terms of this Agreement to the contrary, either party may, by giving the other party thirty (30) days prior written notice, terminate this Agreement as of a date specified in such notice of termination; provided, however, that neither party may terminate this Agreement before the expiration of the Initial Term.

      2. Services and Personnel.

            (a) Services. During the term hereof, FVFN agrees to furnish to Folz Canada the sales, operations, accounting, financial, personnel, general administrative and technical services specified in the column entitled "DEPT/FUNCTION" in Exhibit A attached hereto (the "SERVICES"), in each case at levels substantially similar to the corresponding services provided by the Sellers to Folz Canada during the twelve month period immediately preceding the date of this Agreement.

            (b) Products. In addition to providing the Services, FVFN agrees to use its commercial best efforts to sell to Folz Canada, and Folz Canada shall purchase from FVFN, all of Folz Canada's requirements for amusement vending products (the "PRODUCTS") to be sold in Folz Canada's vending machines. Folz Canada will notify FVFN in writing no less than five days prior to the end of each month of its requirements of Products for the immediately succeeding month. The Products will be shipped to Folz Canada in accordance with the past practices of the Sellers and Folz Canada during the twelve month period immediately preceding the date of this Agreement.

            (c) Responsibility. Except as otherwise provided herein, FVFN will be solely responsible for compensating any personnel performing the Services, providing them (to the extent required) with employee benefits, withholding federal and state taxes and other required withholdings, and preparing, processing and filing all reports required with respect to such personnel.

            (d) Supervision of Personnel. The personnel performing the Services pursuant to this Agreement shall not be considered employees of Folz Canada and any employees of FVFN will continue as such. All such personnel shall be subject to the policies and practices of FVFN.

            (e) Cooperation and Assistance. The parties shall cooperate in arranging for an orderly, effective transition of operational control of all operations necessary for the conduct of Folz Canada's business from FVFN to Folz Canada, and shall cooperate in effectuating their other respective obligations under this Agreement. Folz Canada and FVFN will each provide the other reasonable availability and access to its premises and its personnel to afford an effective transition of the Services to be performed.

      3. Charges for Services and Products.

            (a) Charge for Services. In consideration for the provision of the Services by FVFN to Folz Canada pursuant to Section 2(a) hereof, Folz Canada shall pay to FVFN an amount equal to $25,820.48 per month.

            (b) Charge for Products. Folz Canada will pay to FVFN an amount equal to 100% of FVFN's cost for each Product supplied by FVFN to Folz Canada pursuant to Section 2(b) hereof. For these purposes, FVFN's "cost" shall include any costs customarily included by the Sellers as costs of inventory on the date of this Agreement, plus any shipping costs attributable to the Products.

            (c) Payments. Payment from Folz Canada for Services shall be due monthly in advance on the first day of the month. Payment for Products shall be due thirty (30) days following the date of an invoice therefor. Any amounts payable by Folz Canada hereunder that remain unpaid after the due date shall be subject to a late charge at a rate equal to 7% per annum from the date due until such amount is paid.

            (d) Taxes Relating to the Services. Payment of all federal, state and/or local taxes based on the Services provided under this Agreement shall be the responsibility of FVFN. Each party shall reasonably cooperate with the other in minimizing any applicable tax and, in connection therewith, Folz Canada shall provide FVFN any information reasonably requested by FVFN.

      4. Relationship of the Parties. The parties are independent contractors and, except as otherwise expressly set forth elsewhere herein, nothing in this Agreement shall create or imply an agency relationship between the parties, nor shall this Agreement be deemed to constitute a joint venture or partnership between the parties. Except as provided in this Agreement, neither party shall have authority to bind or otherwise obligate the other in any manner whatsoever.

      5. Excused Performance. FVFN does not warrant that any of the services or benefits herein agreed to be provided will be free of interruptions caused by acts of God or other causes beyond FVFN's reasonable control. No such interruption of services or benefits shall be deemed to constitute a breach of any kind whatsoever.

      6. Proprietary Information. "PROPRIETARY INFORMATION" shall include but not be limited to the pricing, methods, processes, financial data, lists, statistics, software, systems or equipment, programs, research, development, strategic plans, operating data, or related information of each of the parties and/or its or their customers and suppliers, concerning past, present, or future business activities of said entities. Proprietary Information shall include all such information disclosed by either party prior to the execution of this Agreement, and shall include the terms and conditions, including all attachments, of this Agreement.

            (a) Confidentiality. From and after the date hereof, each party hereto agrees not to divulge, communicate, use to the detriment of the other party hereto or for the benefit of any other person, or misuse in any way, and each party will use their respective best efforts to cause their officers, directors, employees, accountants, counsel, consultants, advisors, agents and affiliates not to divulge, communicate, use to the detriment of the other party hereto or for the benefit of any other person, or misuse in any way, any Proprietary Information.

            (b) Return Upon Request. The parties agree that upon the request of the party having proprietary rights to Proprietary Information, the party in possession of such information will promptly return it (including any copies, extracts and summaries) to the requesting party, or, with the other party's written consent, will promptly destroy it (and any copies, extracts and summaries thereof) and will provide the other party with written certification of same.

            (c) Information Rightly Received.

                  (i) Neither party shall have any obligation or liability with respect to the other's information to the extent-that such information (i) is or becomes publicly known through no wrongful act of the receiving party; (ii) is rightfully received by the receiving party from a third party without restriction and without breach of this Agreement; or (iii) must be disclosed pursuant to a court order or as required by any governmental or administrative authority or authorized regulatory agency.

                  (ii) A party ordered to disclose the other party's Proprietary
            Information shall notify the other party in advance of any disclosure and use its reasonable efforts to limit and to assist the other party in limiting such disclosure.

                  (iii) Information developed independently by either party
            without use of any of the other's Proprietary Information shall not be considered to be Proprietary Information of the other for purposes of this Section 6.

            (d) Irreparable Harm. The parties acknowledge that any disclosure or misappropriation of Proprietary Information in violation of this Agreement could cause irreparable harm the amount of which may be extremely difficult to estimate, thus making any remedy at law or in damages inadequate. Each party therefore agrees that the other party shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Section 6 or other relief as such other party deems appropriate. This right shall be in addition to any other remedy available in law or equity.

      7. Indemnification. Each party shall defend and indemnify the other party against and hold the other party harmless from any and all liability, claims, suits, judgments, losses, damages, costs (including reasonable attorneys' fees and expenses) resulting from such indemnifying party's performance or non-performance of this Agreement, except to the extent caused by the willful acts of omissions of the other party. Notwithstanding the foregoing, neither party shall be liable to the other for any indirect, special, consequential or exemplary damages of any kind. Each party's indemnification obligation shall survive termination or expiration of this Agreement for a period of three years.

      8. Integration. This Agreement and Exhibit A attached hereto constitute the sole and entire agreement among the parties with respect to the services and benefits described herein, and cancels and supersedes any and all prior written or oral contacts or negotiations between the parties with respect to the subject matter hereof. The provisions of this Agreement shall in no way modify or amend, or be construed to modify or amend, any terms or conditions of the Purchase Agreement.

      9. Successors and Assigns. This Agreement and all of the terms and covenants herein contained shall be binding and inure to the benefit of the parties hereto and their respective permitted successors and assigns. No party shall have the right to assign, whether by operation of law or otherwise, all or any portion of its obligations or interest in this Agreement or in any monies which may be due pursuant hereto without the prior written consent of the other party, and any attempted assignment in violation hereof shall be null and void and of no force and effect. This Agreement is for the sole benefit of the parties hereto. Nothing herein expressed or implied shall give or be construed to give any other person or entity any legal or equitable rights hereunder.

      10. Waiver. No waiver by any party hereto of any of its rights under this Agreement shall be effective unless in writing and signed by an officer or other authorized signatory of the party waiving such right. No waiver of any breach of this Agreement shall constitute a waiver of any subsequent breach, whether or not of the same nature. This Agreement may not be modified except in writing signed by officers or other authorized signatory of each of the parties hereto.

      11. Governing Law; Jurisdiction.

            (a) The provisions of this Agreement, and all the rights and obligations of the parties hereunder, shall be governed by, and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State without regard to such State's conflicts of law principles.

            (b) Each party hereto hereby consents to the jurisdiction of any state or federal court located within the County of New York, State of New York and irrevocably agrees that, subject to FVFN's election, all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each party hereto accepts for each of itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

      12. Headings. The descriptive headings of the several sections hereof are inserted for convenience only and do not control or affect the meaning or construction of any of the provisions hereof.

      13. Notice. All notices and other communications hereunder will be in writing and will be given by delivery in person, facsimile or other standard form of telecommunications, by overnight courier, or by registered or certified mail, return receipt requested, to the parties at their respective addresses set forth below, with copies as follows:

            If to FVFN:

                  c/o ACMI Holdings, Inc.

                  397 S. Taylor Avenue

                  Louisville, CO 80027-3027

                  Fax: (303) 443-2264

                  Attn: Randall J. Fagundo

            with a copy to:

                  Morrison Cohen Singer & Weinstein, LLP

                  750 Lexington Avenue

                  New York, NY 10022

                  Fax: (212) 735-8708

                  Attn:  David A. Scherl, Esq.

            If to Folz Canada:

                  Folz Vending Co., Ltd.

                  [ADDRESS]
                  Fax:

                  Attn:

            with a copy to:

                  Robinson Brog Leinwand Greene

                    Genovese & Gluck P.C.

                  1345 Avenue of the Americas

                  New York, New York  10105

                  Fax:  (212) 956-2164

                  Attn:  Marshall E. Bernstein, Esq.

Notice given by mail shall be deemed given four business days after deposit with the United States Postal Service; notice given by overnight courier shall be deemed given one business day after delivery into the custody and control of such overnight courier service for next day delivery and notice delivered in person or by facsimile shall be deemed given one business day after such delivery or receipt. Any party hereto may change the address to which any notice or other communication shall be given by a notice to such effect complying with this Section 13.

      14. Amendments and Waivers. No amendment, modification, waiver or course of conduct shall be effective unless the same is approved in writing and duly executed by each of the parties hereto and then such amendment, modification or waiver shall be effective only with respect to the specific instance and for the specific purpose for which it was given.

      15. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not affect the validity or enforceability of any other provision in such jurisdiction or the validity or enforceability of such provision in any other jurisdiction.

      16. Counterparts. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other party hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                                                                       EXHIBIT A

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their respective officers or other signatories thereunto duly authorized as of the day and year first above written.

                                    FVFN ACQUISITION CORP.

                                    By________________________________
                                          Name: Randall J. Fagundo
                                          Title: President and CEO


                                    FOLZ VENDING CO., LTD.

                                    By________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                   [ATTACH SPREADSHEET OF HOME OFFICE CHARGES]

                           INDEMNITY ESCROW AGREEMENT

      THIS INDEMNITY ESCROW AGREEMENT (the "ESCROW AGREEMENT"), dated as of April 15, 2003, by and among FVFN ACQUISITION CORP., a Delaware corporation (the "PURCHASER"), FOLZ VENDING CO., INC., a New York corporation ("FOLZ VENDING"), FOLZ NOVELTY CO., INC., a New York corporation ("FOLZ NOVELTY," and together with Folz Vending collectively the "SELLERS"), THE ROGER FOLZ REVOCABLE TRUST, the sole stockholder of Folz Vending and the majority stockholder of Folz Novelty (the "TRUST," or the "STOCKHOLDER"), Roger Folz, an individual and the grantor of the Trust ("MR. FOLZ"), and MORRISON COHEN SINGER & WEINSTEIN, LLP, as escrow agent (the "ESCROW AGENT").

      WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of March 14, 2003 (the "PURCHASE AGREEMENT"), by and among the Purchaser, the Sellers, the Stockholder, Mr. Folz and American Coin Merchandising, Inc., a Delaware corporation, the Purchaser has delivered the sum of $1,500,000 to the Escrow Agent, to be held in escrow pursuant to this Escrow Agreement, to secure payment of any amounts due to the Purchaser by either of the Sellers, the Stockholder and/or Mr. Folz pursuant to Section 9(a) (Indemnification) of the Purchase Agreement.

      WHEREAS, the Purchaser, the Sellers, the Stockholder and Mr. Folz desire that the Escrow Agent act as escrow agent, and the Escrow Agent is willing to do so, all upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises above and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

      1. Defined Terms. Unless otherwise specified herein, all capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Purchase Agreement.

      2. Deposits. Simultaneously with the execution of this Escrow Agreement, the Purchaser shall deposit in an interest bearing escrow account with the Escrow Agent the sum of $1,500,000 (the "ESCROW AMOUNT"), which shall be held by the Escrow Agent as the subject of the escrow arrangement created hereby. The Escrow Amount, together with all interest and other earnings thereon ("EARNINGS"), and reduced by all losses thereon and all distributions pursuant to Section 3 hereof, is referred to herein as the "ESCROW Fund". The Escrow Agent hereby agrees to act as escrow agent under this Escrow Agreement.

      3. Disbursement of Escrow Fund.

            (a) In the event that prior to the date that is eighteen (18) months from the date hereof (the "TERMINATION DATE"), the Purchaser shall determine that it has or may have a Claim (as defined below) or Claims, the Purchaser shall so notify the Escrow Agent and Sellers' Agent (as defined hereinafter) in writing, which written notice shall specify the basis for and amount(s) of such Claim or Claims, to the extent then known. Sellers' Agent shall give written notice of objection or consent to such Claim or Claims to the Purchaser and the Escrow Agent within 20 days after its receipt of the Purchaser's notice, provided that any notice of objection shall identify the matters set forth in the notice of Claim which are disputed and shall specify the amount of the Claim which is in dispute. Promptly following delivery by Sellers' Agent of a notice of objection or consent, or, in the absence of delivery of either a notice of objection or consent within such 20-day period, then promptly following such 20-day period, the

Escrow Agent shall satisfy the undisputed amount of such Claim or Claims by delivery to the Purchaser out of the Escrow Fund of an amount equal to either
(i) the amount of such Claim or Claims if either (x) a consent is delivered by Sellers' Agent or (y) Sellers' Agent fails to deliver to the Escrow Agent and the Purchaser a notice of objection or consent during such 20-day period or (ii) that portion of Purchaser's Claim or Claims which is not in dispute, if any, in the case a notice of objection is delivered by Sellers' Agent. Failure of Sellers' Agent to deliver a notice of objection within such 20-day period shall constitute an irrevocable waiver on the part of Sellers' Agent of its right to object to the delivery to the Purchaser out of the Escrow Fund of such amount.

            (b) For purposes of this Escrow Agreement, the term "CLAIM" shall mean any right of the Purchaser pursuant to Section 9(a) of the Purchase Agreement to an amount equal to any Purchaser Losses, including, without limitation, Claims dependent on the outcome of any Purchaser Covered Actions.

            (c) If the Escrow Agent receives a written notice of objection within the 20-day period referred to in Section 3(a) hereof, then, concurrently with the payment to the Purchaser of the undisputed amount of a Claim, if any, in accordance with Section 3(a) hereof, the Escrow Agent shall account for the amount in dispute as a separate fund (a "DISPUTED FUND"). In the event that a notice of objection is timely given and Sellers' Agent, on the one hand, and the Purchaser on the other hand fail to reach agreement as to the disposition of any Claim or Claims within 30 days after receipt by the Purchaser and the Escrow Agent of the notice of objection, Sellers' Agent and the Purchaser may proceed to enforce their respective rights through legal proceedings, by arbitration or otherwise; provided, however, that neither the Purchaser nor Sellers' Agent shall seek to enforce their rights with respect to disputed Claims dependent on the outcome of a Purchaser Covered Action until final determination of such Purchaser Covered Action. The Escrow Agent shall distribute the amounts accounted for as a Disputed Fund promptly upon delivery of and in accordance with the terms of (i) a joint written notice of the Purchaser and Sellers' Agent providing instructions therein and certifying that the dispute with respect to any amount deposited in such other Disputed Fund has been finally resolved, or
(ii) the issuance of any judgment, order or decree by any court of competent jurisdiction directing the Escrow Agent as to the proper distribution of any amount so held. Sellers' Agent or the Purchaser shall deliver to the Escrow Agent a certified copy of any judgment, order or decree in any such legal proceedings or any award in such arbitration. The Escrow Agent shall act upon such judgment, award, order or decree which has become final (and not subject to appeal) in like manner as though it constituted the joint instructions of Sellers' Agent and the Purchaser.

            (d) Subject to the provisions of Section 3(g) hereof, the Escrow Agent shall deliver from the Escrow Fund to Sellers' Agent promptly following receipt by the Escrow Agent of a written demand by Sellers' Agent given on any business day following (i) the date that is twelve (12) months from the date hereof, the amount, if any, by which $750,000 exceeds any amounts then accounted for as Disputed Funds, and (ii) the Termination Date, any moneys remaining in the Escrow Fund (excluding any Disputed Funds), in the case of each of (i) and
(ii) above, at the address and according to the payment instructions to be provided to the Escrow Agent by Sellers' Agent. For purposes of this Escrow Agreement, the term "business day" means any day (other than a Saturday or a Sunday) on which banks are not required or authorized to close in The City of New York.

            (e) Upon the release of any Disputed Funds to the Purchaser, the Purchaser shall also be entitled to receive all Earnings thereon.

            (f) Upon the release of any amount held in a Disputed Fund which is not paid over to the Purchaser in respect of the Claim for which such amount was originally deposited in such Disputed Fund, such amount shall be paid in the following manner and order of priority:

                  (i) First, to the Purchaser in respect of any other Claim paid or payable to the Purchaser pursuant to Section 3 hereof for which written notice was given by the Purchaser to the Escrow Agent prior to the date of such release (if such date is prior to the Termination Date), and for which the amount, if any, previously paid to the Purchaser was less than the amount to which the Purchaser was entitled with respect to such Claim;

                  (ii) Second, to any other Disputed Fund in respect of any
            other disputed Claim for which written notice was given pursuant to
            Section 3 hereof by the Purchaser to the Escrow Agent prior to the date of such release (if such date is prior to the Termination
            Date), and for which the amount, if any, previously set aside in such other Disputed Fund was less than the amount of the Claim in dispute;

                  (iii) Third, subject to the provisions of Section 3(g) hereof, to the Escrow Agent any remaining unpaid portion of such released Disputed Fund to hold in the Escrow Fund; and

                  (iv) Fourth, on and after the Termination Date to Sellers'
            Agent, subject to the provisions of Section 3(g) hereof, pursuant to the provisions of Section 3(d) hereof.

            (g) Notwithstanding anything to the contrary contained herein, if on or prior to the earlier to occur of the date of a distribution pursuant to
Section 3(d) or 3(f) and the Termination Date, the Purchaser shall have delivered to the Escrow Agent and Sellers' Agent a notice (a "COVERED ACTION NOTICE") that there exists a Purchaser Covered Action and setting forth a reasonable estimate of the Purchaser Losses reasonably anticipated to be incurred in connection with such Purchaser Covered Action, including, without limitation, Purchaser Losses which may be incurred if such Purchaser Covered Action is determined adversely (such amount the "COVERED ACTION AMOUNT"), then the Covered Action Amount shall be deemed to be a "Disputed Fund" for purposes of Section 3(d) and 3(f) hereof. Upon all or any portion of the Covered Action Amount becoming a Claim, the Purchaser and Sellers' Agent shall comply with the terms hereof regarding Claims and such Claims shall be deemed a Claim for which notice has been timely given.

      4. Investments.

            (a) The Escrow Amount and Earnings and the full amount of any Disputed Funds shall be deposited by the Escrow Agent in the manner set forth in
Section 6(a) hereof and invested in short-term government securities, government repurchase agreements, commercial paper rated the highest grade by Moody's Investors Service, Inc. and Standard & Poor's Corporation with a maturity of not more than one year, money market funds invested in the foregoing, short-term certificates of deposit issued by commercial banks having a combined capital surplus and undivided profits of not less than $50,000,000 or other similar short-term highly liquid investments of equal or greater security as the foregoing, or in U.S. Treasury Notes having a maturity of one year or less, as shall be directed in writing by Sellers' Agent, with the interest thereon to be accumulated and reinvested until disbursed. In the absence of instructions from Sellers' Agent, the Escrow Agent shall invest the Escrow Amounts and Earnings and any Disputed Funds in any of the foregoing instruments. Any interest or profit realized on any investment of any Escrow Amounts and Earnings and any Disputed Funds shall be made part of the Escrow Fund, with respect to the Escrow Amount and Earnings, and any Disputed Funds, and shall be held and disbursed in accordance with the provisions of Section 3 of this Escrow Agreement. Except as otherwise specifically noted herein, the Escrow Agent is not obligated to render any statements or notices of nonperformance hereunder to any party hereto, but may in its discretion inform any party hereto, or its authorized representative, of any matters pertaining to this Escrow Agreement.

            (b) Receipt or investment of the Escrow Amount shall be confirmed by the Escrow Agent as soon as practicable by account statements unless otherwise indicated and any discrepancies shall be noted to the Escrow Agent within a reasonable time prior to the next account statement. Failure to inform the Escrow Agent in writing of any discrepancies shall be deemed confirmation of the description of the Escrow Amount listed on the report, regardless of any variations from that described herein. Unless otherwise directed by Sellers' Agent, the Escrow Agent may use a broker-dealer, bank or other financial institution of its own selection. All brokerage costs and expenses shall be deducted from the Escrow Amount. The Escrow Agent shall not be liable for losses on any investments, market risk due to premature liquidation, or other actions taken in compliance with this Escrow Agreement or appropriate written instruction. Prior to any investment the parties hereto shall provide the Escrow Agent with written certification of their respective taxpayer identification numbers or appropriate foreign taxpayer exemptions. Failure to provide such information may incur a penalty and cause the Escrow Agent to be required to withhold tax on any interest payable hereunder. Any payments of income shall be subject to applicable United States withholding regulations then in force.

            (c) The Escrow Agent is authorized to exchange temporary securities for securities in definitive form, exchange temporary shares, and surrender stocks and bonds or other securities at maturity or earlier call for redemption, upon receiving payment. The Escrow Agent is authorized to act on direction to process tender offers, reorganizations, capital changes, bonds called for redemption, dividend reinvestment, and rights and warrants. The Escrow Agent is authorized to act without further instructions in the event of nondiscretionary calls, exchanges and reorganizations. The Escrow Agent must have written authorization, instructions, securities and other documentation, if any, relating to such matters at least three (3) business days prior to the deadline. The Escrow Agent's sole obligation shall be to make a good faith effort to give appropriate notice to the appropriate party. With respect to all securities, the Escrow Agent may deliver or authorize book-entry transfer of such securities according to generally accepted settlement methods.

            5. Escrow Agent Not a Party; Counsel to Purchaser. All parties hereto understand, agree and acknowledge that (a) the Escrow Agent's duties pursuant to this Escrow Agreement are ministerial and the Escrow Agent is not a principal, participant, or beneficiary of the underlying transactions which necessitate this Escrow Agreement and it is not a party to, and is not bound by, any agreement out of which this escrow may arise and (b) the Escrow Agent is counsel to the Purchaser and its affiliates and all parties hereto consent that the Escrow Agent may represent the Purchaser, any of its affiliates and any entities in which the Purchaser or any of its affiliates own any securities, equity, debt or otherwise or other interest, in any dispute, controversy, action or legal proceeding (including, without limitation, against the Sellers, the Stockholder or Mr. Folz or involving this Escrow Agreement, the Purchase Agreement, or any other agreement, instrument or document).

            6. Duties of Escrow Agent; Limited Liability of Escrow Agent.

            (a) The Escrow Agent shall deposit the Escrow Amount with Fleet National Bank, or with any other banking institution which has a capital and surplus in excess of $1,000,000,000, and the Escrow Agent shall not be responsible for any losses resulting therefrom.

            (b) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions from any party hereto with respect to the Escrow Fund or any Disputed Funds which, in its reasonable opinion, are in conflict with any of the provisions of this Escrow Agreement or any instructions received from one of the other parties to this Escrow Agreement, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep the Escrow Fund or any Disputed Funds in question until such time as there has been a "final determination" of the rights of the applicable parties with respect to the Escrow Fund or any Disputed Funds or (ii) deposit at any time the Escrow Fund or any Disputed Funds into any court of competent jurisdiction and to commence an action in the nature of interpleader to adjudicate the parties' rights thereto and thereafter shall have no further obligations or liabilities to anyone under this Escrow Agreement. For purposes of this Section 6(b), there shall be deemed to have been a "final determination" of the rights of the applicable parties with respect to the Escrow Fund or any Disputed Funds at such time as any of the applicable parties shall file with the Escrow Agent (i) an official certified copy of a court order, together with an opinion of counsel of the party filing the foregoing, in form and substance acceptable to the Escrow Agent and its counsel, stating that the court order is a final determination of the rights of the parties hereto with respect to the Escrow Fund or any Disputed Funds in question, that the time to appeal from said court order has expired, and that said court order is binding upon the applicable parties, or (ii) a fully executed agreement or consent by and among the applicable parties, which provides for disposition of the Escrow Fund or any Disputed Funds in question.

            (c) The Escrow Agent shall not be bound by any agreement or contract between the other parties hereto (whether or not the Escrow Agent shall have knowledge thereof) and the Escrow Agent's only duties and responsibilities shall be to hold the Escrow Fund and any Disputed Funds and to invest and dispose of it in accordance with the terms of this Escrow Agreement.

            (d) The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation or rescission of this Escrow Agreement unless the same shall be in writing and signed by all of the other parties hereto and, if its duties as Escrow Agent hereunder are affected thereby, unless it shall have given prior written consent thereto.

            (e) The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party heretofore, any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document.

            (f) The Escrow Agent shall have no responsibility as to the validity or value of the Escrow Fund or any Disputed Funds held in escrow hereunder. Furthermore, the Escrow Agent shall have no duty as to the collection or protection of the Escrow Fund or any Disputed Funds, nor as to the preservation of any rights pertaining thereto, beyond the safe custody of the Escrow Fund and any Disputed Funds actually in its possession.

            (g) The Escrow Agent shall not be liable to the parties or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except in the event of its willful misconduct. The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advise of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information contained therein), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Escrow Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

            (h) The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Escrow Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent pursuant to the provisions hereof. The Escrow Agent shall not be liable to the Sellers, the Stockholder, Mr. Folz, the Purchaser or to anyone else for any loss which may be incurred by reason of any investment of any monies which it holds hereunder provided the Escrow Agent has complied with the provisions of
Section 4 hereof.

            (i) The Escrow Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

            (j) The Escrow Agent shall have no liability for loss arising from any cause beyond its control, including, but not limited to, the following: (i) the act, failure or neglect of any agent or correspondent selected by the Escrow Agent or the parties hereto; (ii) any delay, error, omission or default connected with the remittance of funds; (iii) any delay, error or omission or default of any mail, telephone or wireless agency or operator; and (iv) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

            (k) The Escrow Agent shall be responsible for holding, investing and disbursing the Escrow Fund and any Disputed Funds pursuant to this Escrow Agreement, but in no event shall the Escrow Agent be liable for any exemplary or consequential damages except where such damages arise from the Escrow Agent's willful misconduct.

      7. Conference with Legal Counsel. The Escrow Agent may confer with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof, or its duties hereunder, and it shall incur no liability and it shall be fully protected in acting in accordance with the opinions and instructions of such counsel.

      8. Interpleader. If the Escrow Agent becomes a party to any litigation or dispute by reason hereof, it is hereby authorized to deposit with the clerk of a court of competent jurisdiction any and all cash, securities or other property held by it pursuant hereto and, thereupon, shall stand fully relieved and discharged of any further duties hereunder. If the Escrow Agent is threatened to be made a party to litigation by reason hereof, it is authorized to interplead all interested parties in any court of competent jurisdiction and to deposit with the clerk of such court any cash, and all or any part of the securities or other property held by it pursuant hereto and, thereupon, shall stand fully relieved and discharged of any further duties hereunder in respect of the Escrow Fund and any Disputed Funds and the matter(s) giving rise thereto.

      9. Seller's Agent.

            (a) Mr. Folz shall be constituted and appointed as agent ("SELLERS' AGENT") for and on behalf of the Sellers and the Stockholder under this Escrow Agreement and to execute and deliver, in the name and on behalf of himself, each Seller and the Stockholder, all documents, to take all actions required to be executed or taken by himself, any Seller and the Stockholder, to give and receive notices and communications, including any of the foregoing as may be required pursuant to this Escrow Agreement, and to take all actions necessary or appropriate in the judgment of the Sellers' Agent for the accomplishment of the foregoing. The Sellers' Agent shall receive no compensation for such Sellers' Agent's services. Notices or communications to or from the Sellers' Agent shall constitute notice to or from Mr. Folz, each Seller and the Stockholder.

            (b) A decision, act, consent or instruction of the Sellers' Agent shall constitute a decision of Mr. Folz, the Sellers and the Stockholder and shall be final, binding and conclusive upon Mr. Folz, each Seller and the Stockholder, and the Escrow Agent and the Purchaser may rely upon any decision, act, consent or instruction of the Sellers' Agent as being the decision, act, consent or instruction of Mr. Folz, each Seller and the Stockholder. The Escrow Agent and the Purchaser are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Sellers' Agent.

      10. Resignation of Escrow Agent or Sellers' Agent.

            (a) The Escrow Agent or any successor to it as escrow agent hereafter appointed may resign for any reason upon ten (10) days' written notice to the Purchaser and Sellers' Agent. Upon the expiration of such ten (10) days' notice, the Escrow Agent may deliver all cash or property in its possession under this Escrow Agreement to any successor escrow agent appointed by the other parties hereto; or, if no successor escrow agent has been appointed, to any court of competent jurisdiction in the State of New York. Upon either such delivery, the Escrow Agent's obligations hereunder shall cease and terminate and the Escrow Agent shall be released from any and all liability under this Escrow Agreement. A termination under this paragraph shall in no way change the terms of Section 11 affecting reimbursement of expenses and fees. The Escrow Agent's sole responsibility from the time of the expiration of the ten (10) days' notice set forth above in this paragraph until such termination shall be to keep safely the Escrow Fund and any Disputed Funds Funds and to deliver the same to a person designated by the appropriate parties executing this Escrow Agreement or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

            (b) Upon the death or disability of Mr. Folz, [LAURA ALLEN] shall be appointed as Sellers' Agent. Sellers' Agent or any successor Sellers' Agent hereafter appointed may resign for any reason upon ten (10) days' written notice to the Purchaser. Upon the expiration of such ten
(10) days' notice, if no Sellers' Agent is appointed by written instruction to the Purchaser, Sellers' Agent shall be [LAURA ALLEN].

      11. Escrow Agent Fee. For its services hereunder, the Escrow Agent shall not be entitled to a fee and shall provide its services hereunder as a convenience to the other parties. Notwithstanding the foregoing, Mr. Folz, the Sellers and the Stockholder, on the one hand, and the Purchaser on the other hand, shall share equally the cost of reimbursing the Escrow Agent for its reasonable out-of pocket expenses, including reasonable attorney's fees in administering the Escrow Fund, including any Disputed Funds, and performing its duties under this Escrow Agreement.

      12. Indemnification of Escrow Agent. The Sellers, the Stockholder, Mr. Folz and the Purchaser shall jointly and severally reimburse and indemnify the Escrow Agent (it being understood among the Sellers, the Stockholder, Mr. Folz and the Purchaser, that the Sellers, the Stockholder and Mr. Folz, on the one hand, and the Purchaser on the other hand, shall each bear 50% of the aggregate responsibility of any such indemnity) for, and hold it harmless against, any and all loss, liability, costs or expenses in connection herewith (including fees, disbursements and other charges of counsel incurred by the Escrow Agent in any dispute, controversy, action or legal proceeding between it and one of the other parties hereto, or between it and a third party, or pursuant to Section 7 hereof), incurred by the Escrow Agent arising out of or in connection with its acceptance of, or the performance of its duties and obligations under this Escrow Agreement (except those arising out of or in connection with Escrow Agent's willful misconduct) as well as the costs and expenses of defending against any claim or liability arising out of or relating to this Escrow Agreement. The Escrow Agent shall have a lien for the amount of any such expenses or loss on the monies and other property held by it hereunder and shall be entitled to reimburse itself from such monies or property for the amount of any such expense or loss. Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, deem sufficient to indemnify itself for any such loss or expense and for any amounts due to it under this Escrow Agreement. For the purposes hereof, the term "loss or expense" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

      13. Tax Matters.

            (a) The Sellers shall be responsible for all income taxes on any Earnings that may accrue in respect of the Escrow Fund and any Disputed Funds, except for any Earnings distributed to the Purchaser. The Sellers and the Purchaser will provide the Escrow Agent all information, and will execute and deliver all IRS forms, sufficient to enable the Escrow Agent to comply with its tax reporting obligations, reporting interest on the Escrow Fund and any Disputed Funds, as interest of the Sellers for Federal income tax purposes.

            (b) The parties represent and warrant to the Escrow Agent that there are no Federal, State or local tax liabilities or filing requirements (other than with respect to preparation and delivery of Form 1099 or other information returns generally applicable to financial institutions) concerning the Escrow Agent's actions contemplated hereunder and represent and warrant to the Escrow Agent that the Escrow Agent has no duty to withhold or file any report (other than with respect to preparation and delivery of Form 1099 or other information returns generally applicable to financial institutions) or any tax liability under any Federal or State income tax, local or State property tax, local or State sales or use taxes, or any other tax by any taxing authority.

            (c) The parties hereto jointly and severally agree to indemnify the Escrow Agent fully for any tax liability, penalties or interest incurred by the Escrow Agent arising hereunder and agree to pay in full any such tax liability together with penalty and interest if any is ultimately assessed against the Escrow Agent for any reason as a result of its action hereunder (except for the Escrow Agent's individual income tax liability).

      14. Termination. This Escrow Agreement, and the obligations of the Escrow Agent hereunder, shall terminate upon the release and delivery by the Escrow Agent of all Escrow Funds and any Disputed Funds in accordance with the provisions of Section 3 hereof.

      15. Notices. The Escrow Agent shall not be charged with knowledge of any fact, including, but not limited to, performance or nonperformance of any condition, unless it has actually received written notice thereof from one of the parties hereto, or their authorized representatives, clearly referring to this Escrow Agreement. All notices, requests, demands and other communications hereunder shall be in writing, shall be effective when received, and shall be hand delivered or sent by Federal Express or other comparable nationally recognized courier service (receipt requested) or by facsimile transmission, or mailed by registered or certified mail, postage prepaid, return receipt requested and addressed:

                                      IF TO THE PURCHASER:



                                          C/O ACMI HOLDINGS, INC.

                        397 S. Taylor Avenue

                        Louisville, CO 80027-3027

                                          FAX: (303) 443-2264

                                          ATTN:  RANDALL J. FAGUNDO

                                      WITH COPIES TO:



                                          MORRISON COHEN SINGER & WEINSTEIN, LLP

                                          750 LEXINGTON AVENUE

                                          NEW YORK, NY 10022

                                          FAX: (212) 735-8708

                                          ATTN:  DAVID A. SCHERL, ESQ.

                                      IF TO THE SELLERS' AGENT:

                                          ROGER FOLZ

                                            [ADDRESS]

                                          FAX: [_____________]

                                          ATTN:  [_____________]

                                      WITH COPIES TO:

                                          ROBINSON BROG LEINWAND GREENE

                                            GENOVESE & GLUCK P.C.

                                            1345 AVENUE OF THE AMERICAS

                                            NEW YORK, NY 10105

                                            FAX:  (212) 956-2164

                                            ATTN:  MARSHALL BERNSTEIN, ESQ.

                                      IF TO THE ESCROW AGENT:

                                          MORRISON COHEN SINGER & WEINSTEIN, LLP

                                          750 LEXINGTON AVENUE

                                          NEW YORK, NY 10022

                                          FAX: (212) 735-8708

                                          ATTN:  DAVID A. SCHERL, ESQ.

Any party or parties to be notified or copied may change the address for notices or the person to whose attention notices are to be directed by written notice given to each other party (including parties to be copied) in the manner provided above.

      16. Binding Effect. This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

      17. Governing Law; Jurisdiction.

            (a) The provisions of this Escrow Agreement, and all the rights and obligations of the parties hereunder, shall be governed by, and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State without regard to such State's conflicts of law principles.

            (b) The parties hereto hereby consent to the jurisdiction of any state or federal court located within the County of New York, State of New York and irrevocably agree that, subject to the Escrow Agent's election, all actions or proceedings arising out of or relating to this Escrow Agreement shall be litigated in such courts. The parties hereto accept for each of itself/himself and in connection with his/its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Escrow Agreement.

      18. Counterparts. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Escrow Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      19. Entire Agreement; Amendment. This Escrow Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter described herein and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto. This Escrow Agreement may be amended only by a written instrument signed by all the parties hereto.

      20. Severability. Any provision of this Escrow Agreement that is prohibited or unenforceable in any jurisdiction shall not affect the validity or enforceability of any other provision in such jurisdiction or the validity or enforceability of such provision in any other jurisdiction.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day and year first written above.

                                 PURCHASER:

                                 FVFN ACQUISITION CORP.


                                 By________________________________
                                    Name: Randall J. Fagundo
                                    Title: President and CEO

                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                 SELLERS:

                                 FOLZ VENDING CO., INC.

                                 By________________________________
                                    Name: Roger Folz
                                    Title: President


                                 FOLZ NOVELTY CO., INC.

                                 By________________________________
                                    Name: Roger Folz
                                    Title:  President


                                 STOCKHOLDER:

                                 THE ROGER FOLZ REVOCABLE TRUST

                                 BY________________________________

                                    NAME:  ROGER FOLZ

                                    TITLE:  TRUSTEE

                                 MR. FOLZ:

                                 -----------------------------------
                                    Roger Folz

                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

                                 ESCROW AGENT:

                                 MORRISON COHEN SINGER & WEINSTEIN, LLP,
                                 AS ESCROW AGENT


                                 ------------------------

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made effective this 15th day of April, 2003, by and between FVFN Acquisition Corp., a Delaware corporation (to be renamed Folz Vending, Inc. on the date hereof, the "EMPLOYER" or the "COMPANY") and Roger Folz (the "EXECUTIVE").

                                    RECITALS

      WHEREAS, the Employer prior hereto purchased certain of the assets and businesses of Folz Vending Co., Inc., a New York corporation ("FV"), and Folz Novelty Co., Inc., a New York corporation (together with FV, the "SELLERS", and each individually, a "SELLER"); and

      WHEREAS, the Executive is the grantor of The Roger Folz Revocable Trust (the "TRUST"), and was the sole shareholder and President of each Seller; and

      WHEREAS, the Employer desires to employ the Executive and to utilize his management services as indicated herein and the Executive has agreed to provide such management services to the Employer; and

      WHEREAS, as a material inducement for the Employer to enter into the Asset Purchase Agreement, dated as of March 14, 2003 (the "PURCHASE AGREEMENT"), by and among the Employer, American Coin Merchandising, Inc., the Sellers, the Executive, and the Trust, and to hire and pay the Executive, the Executive has agreed to execute this Agreement and be bound by the provisions herein; and

      WHEREAS, capitalized terms used but not defined in this Agreement are used herein as defined in the Purchase Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                                   PROVISIONS

      1. Term and Duties. The Employer hereby agrees to employ the Executive as President of the Company commencing on the date hereof and continuing for a period of one (1) year from the date hereof (the "INITIAL TERM") or until terminated in accordance with this Section 1 or Section 4. Unless terminated by written notice delivered at least thirty (30) days prior to the expiration of the Initial Term, the Executive's employment shall continue for successive one
(1) year terms (each one (1) year term hereinafter referred to as a "SUBSEQUENT TERM" and together with the Initial Term, the "TERM") until terminated by written notice delivered at least thirty (30) days prior to the expiration of the Subsequent Term in question (it being understood that any termination by the Employer pursuant to this sentence shall not be considered a termination by the Employer other than for Cause for purposes of Section 5(c)


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
      hereof). Subject to the provisions of this Agreement, during the Term, the Executive shall devote his best efforts and abilities to the performance of the Executive's duties on behalf of the Employer and to the promotion of its interests, consistent with and subject to, the direction and control of the Board of Directors of the Company (the "BOARD"). The Executive shall not be required to devote substantially all of his business time, energies, attention and abilities to the operation of the Business, it being understood that the Executive shall devote such time and attention as shall be reasonably necessary to perform his obligations hereunder, and shall be free to pursue other businesses and enterprises during the Term subject to the non-solicitation, non-competition and other restrictive covenants contained in the Purchase Agreement. The Executive shall be entitled to (i) not less than four (4) weeks of vacation time per year, (ii) maintain his current office in the premises of the Company in Oceanside, New York (so long as the business of the Company is located in Oceanside, New York), together with the business equipment currently located in such office, and (iii) the services of an executive secretary. The Executive's services shall be performed during administrative hours substantially in Oceanside, New York, and the Executive shall not be required to undertake any overnight business travel.

      2. Compensation. In consideration of the services to be rendered by the Executive during the Term of this Agreement, the Employer shall pay to the Executive salary at a rate of $12,000 per year, payable bi-weekly.

      3. Benefits.

            (a) Board Membership. During the Term, the Executive shall be entitled to a seat on the Board, and shall hold that office until the earlier of the date upon which (i) this Agreement is terminated, and (ii) his voluntary resignation. The Company shall provide to the Executive the same information concerning the Company, and access thereto, provided to other members of the Board. The Executive shall not be entitled to any compensation in consideration of his service on the Board in excess of the salary otherwise provided herein.

            (b) Benefit Programs. The Executive shall be eligible to participate in the Company's health, disability, life insurance, vacation and 401(k) programs, in each case on substantially similar terms as are offered to similarly-situated employees and subject to the generally applicable terms and conditions of the specific plan, benefit or program in question.

            (c) Business Expenses. During the Term, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with carrying out his duties hereunder. The Employer shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the generally applicable policies of the Employer.

      4. Termination.

            (a) Death or Disability. This Agreement shall terminate automatically upon the Executive's death or termination due to "DISABILITY." For purposes of this Agreement, Disability shall mean the Employee's inability to perform the duties of his position for four (4) consecutive months, or 180 days in any 365-day period.

            (b) Voluntary Termination. Notwithstanding anything in this Agreement to the contrary, the Executive may, upon not less than 10 business days written notice to the Employer, voluntarily


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
terminate his employment for any reason; provided, however, that any termination by the Executive pursuant to Section 4(d) shall not be treated as a voluntary termination under this Section 4(b).

            (c) Cause. The Employer may terminate the Executive's employment for Cause (as hereinafter defined).

            (d) Good Reason. The Executive may terminate his employment for Good Reason (as hereinafter defined).

            (e) Notice of Termination. Any termination by the Employer for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12. For purposes of this Agreement, a "NOTICE OF TERMINATION" means a written notice given within a reasonable time after the event or action believed to constitute the reason for giving notice.

            (f) Date of Termination. For the purpose of this Agreement, the term "DATE OF TERMINATION" means (i) in the case of termination for which a Notice of Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein up to thirty (30) days after receipt, as the case may be, and (ii) in all other cases, the actual date on which the Executive's employment terminated during the Term.

      5. Termination Payments.

            (a) Death or Disability. If the Executive's employment is terminated during the Term of this Agreement by reason of the Executive's death or Disability, this Agreement shall terminate without further obligations to the Executive or the Executive's legal representatives under this Agreement other than those obligations accrued hereunder through the Date of Termination and the Employer shall pay to the Executive (or his beneficiary of estate) (i) the Executive's accrued but unpaid salary, if any, accrued and unused vacation and sick days, and unreimbursed business expenses (the "EARNED SALARY") in cash in a single lump sum as soon as practicable following the Date of Termination, (ii) any vested amounts or vested benefits owed to the Executive under the Employer's otherwise applicable employee benefit plans and programs, and not yet paid by the Employer (the "ACCRUED OBLIGATIONS"), and (iii) any other benefits payable due to the Executive's death or Disability under the Employer's plans, policies or programs (the "ADDITIONAL BENEFITS").

            (b) Cause and Voluntary Termination. If the Executive's employment shall be terminated for Cause or voluntarily terminated by the Executive without Good Reason, the Employer shall pay to the Executive (i) the Earned Salary in cash in a single lump sum as soon as practicable following the Date of Termination, and (ii) the Accrued Obligations in accordance with the terms of the applicable plan, program or arrangement.

            (c) Termination by the Employer other than for Cause and Termination by the Executive for Good Reason.

                        (i) Generally. If the Employer terminates the
            Executive's employment other than for Cause or the Executive terminates his employment for Good Reason, the Employer shall pay to the Executive the following amounts: (A) the Earned Salary in cash in a single lump sum as soon


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
            as practicable following the Date of Termination; (B) his salary until the end of the Term, in bi-weekly installments over such period in accordance with the payroll practices of the Employer; and
            (C) the Accrued Obligations in accordance with the terms of the applicable plan, program or arrangement.

                        (ii) Benefits. For any termination of employment under
            this Section 5(c), the Executive (and, to the extent applicable, his dependents) shall be entitled, for one year, to continue participation at the Company's expense in the Employer's health plan. During this period, to the extent any such benefits cannot be provided under the terms of the applicable health plan, the Employer shall make COBRA payments sufficient to provide the Executive and the Executive's family with an equivalent level of coverage as existed prior to the Date of Termination.

                        (iii) No Duty to Mitigate Damages. The Executive shall
            not be required to take any steps to mitigate damages with respect to his entitlement under this Section 5(c).

            (d) Discharge of the Employer's Obligations. The amounts payable to the Executive pursuant to this Section 5 following termination of his employment shall be in full and complete satisfaction of the Executive's rights under this Agreement and any other claims he may have in respect of his employment by the Employer. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon the Executive's receipt of such amounts, the Employer shall be released and discharged from any and all liability to the Executive in connection with this Agreement or otherwise in connection with the Executive's employment with the Employer.

      6. Confidentiality. The Executive acknowledges that he is subject to the confidentiality provisions of Sections 3(e) of the Purchase Agreement, and that this Agreement incorporates by reference any and all of the terms and provisions of that Section. The provisions of this Section 6 shall survive the termination of this Agreement.

      7. Non-Compete; Non-Solicitation. The Executive acknowledges that he is subject to the non-solicitation and non-competition provisions of Sections 3(f) and 3(g) of the Purchase Agreement, and that this Agreement incorporates by reference any and all of the terms and provisions of those Sections. The provisions of this Section 7 shall survive the termination of this Agreement.

8. Definitions.

      (a) "CAUSE" as used herein shall mean the Executive's (i) commission of an act which constitutes common law fraud, embezzlement or a felony,
            (ii) the commission of an act of moral turpitude, or of any tortious or unlawful act, which, in each of the foregoing cases, causes material harm to the Employer's business, standing or reputation,
            (iii) gross negligence on the part of the Executive in the performance of his duties hereunder, (iv) breach of his duty of loyalty or care to the Employer, (v) other misconduct that is materially detrimental to the Employer, (vi) ongoing refusal or failure to perform the Executive's duties or the deliberate and consistent refusal to conform to or follow any reasonable policy adopted by the Board, in each case after receiving written notice describing his non-compliance and being given a ten (10) business day opportunity to


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
            cure (to the extent curable) such non-compliance, or (vii) any other breach by the Executive of a material obligation under this Agreement, including without limitation the non-competition and non-solicitation provisions of Section 7 hereof, the Purchase Agreement or any other agreement with or for the benefit of the Employer to which the Executive is a party or by which the Executive is bound, which is not cured (to the extent curable) within ten (10) business days following written notice from the Employer describing such breach. The allegation by Employer of an act or failure to act of Executive described in any of clauses (i) through (vii) above shall not constitute "Cause" if same is subsequently determined by a court of law or equity not to be such an act or failure to act; pending such determination, the Employer may withhold payment of any salary and may relieve the Executive of his duties as described herein, provided that, if the relevant act or omission is not ultimately determined to constitute a an act or omission to act of Executive described in any of clauses (i) through (vii) above, then such salary withholding and the Executive being relieved of his duties shall be deemed to have been a dismissal or termination of the Executive without Cause.

      (b) "GOOD REASON" shall mean (i) there is a substantial reduction of the level of the Executive's salary, responsibilities, perquisites or title (including, without limitation, the appointment of an individual, without the Executive's prior written consent, to hold any of the offices (or to discharge the duties) the Executive is to hold (or discharge) pursuant to this Agreement), (ii) the failure in any material way of the Employer otherwise to fulfill any of its material obligations under this Agreement, after receiving written notice describing such non-compliance and being given a ten (10) business day opportunity to cure (to the extent curable) such non-compliance, or (iii) the involuntary relocation of the Employer's offices at which the Executive is principally employed to a location more than ten (10) miles from such offices, or the requirement by the Employer that the Executive be based anywhere other than the Employer's offices at such location on an extended basis, except for required travel on employee business to an extent substantially consistent with the Executive's business travel obligations.

      (c) "INVENTIONS" means discoveries, developments, improvements, or inventions (whether patentable or not) related to the Business.

      (d) "RESTRICTIVE COVENANTS" means the covenants set forth in Sections 6 and 7 and the related provisions thereafter.

9. Consideration, Severability, Reasonableness of Restrictive Covenants and Maximum Enforceable Restrictions.

      (a) Consideration. The Executive acknowledges and agrees that the consideration set forth in the recitals to this Agreement and rights and benefits hereunder are all and singularly valuable consideration which are sufficient for any or all of the Executive's covenants set forth herein, but specifically with respect to the Restrictive Covenants.

      (b) Severability. Each of the Restrictive Covenants is distinct and severable, notwithstanding that some of such covenants may be set forth in one Section hereof for convenience.


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
      (c) Reasonableness of Restrictive Covenants. It is recognized and understood by the Executive that the Employer's Confidential Information is the result of large amounts of time, effort and expense of the Employer in acquiring and/or developing such information and is essential to the success of the Employer.

      (d) Maximum Enforceable Restriction. In the event that any or all of the Restrictive Covenants shall be determined by a court of competent jurisdiction to be unenforceable by reason of their geographic or temporal restrictions being too great, or by reason that the range of activities covered are too great, or for any other reason, they should be interpreted to extend over the maximum geographic area, period of time, range of activities or other restrictions as to which they may be enforceable by such court under applicable law.

10. Injunctive Relief. The parties agree that a breach of the Restrictive Covenants may cause irreparable damage to the Employer, the extent of which may be difficult to ascertain, and the award of damages may not be adequate relief, and consequently, the Executive agrees that, in the event of a breach or a threatened breach of any of the Restrictive Covenants, the Employer may institute an action to compel the specific performance of the Restrictive Covenants, and that such remedy shall be cumulative, not exclusive, and shall be in addition to any other available remedies.

11. No Prior Agreements. The Executive represents and warrants that his performance of all the terms of this Agreement does not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired in confidence, trust or otherwise) to which he is a party or by the terms of which he may be bound. The Executive further covenants and agrees not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement.

12. Notices. All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by confirmed facsimile transmission, by recognized national overnight courier service or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

                                      IF TO THE EXECUTIVE TO:

                     Roger Folz
                     [ADDRESS]

                                      WITH COPY TO:

                     Robinson Brog Leinward Greene Genovese & Gluck P.C.

                     1345 Avenue of the Americas

                     New York, New York 10105
                     Fax:  (212) 956-2164

                     Attn:  Marshall Bernstein, Esq.

                                      IF TO THE EMPLOYER:

                     FOLZ VENDING, INC.

                     c/o American Coin Merchandising, Inc.
                     397 S. Taylor Avenue

                     Louisville, CO 80027-3027
                     Fax: (303) 247-0480

                     Attn: Randall J. Fagundo

                                      WITH COPY TO:

                     Morrison Cohen Singer & Weinstein, LLP
                     750 Lexington Avenue
                     New York, NY 10022
                     Fax: (212) 735-8708
                     Attn:  David A. Scherl, Esq.

Notices shall be effective immediately upon personal delivery or facsimile transmission, one business day after deposit with an overnight courier service or three (3) business days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

13. Entire Agreement. This Agreement cancels and supersedes any and all prior agreements and understandings, written or verbal, between the parties hereto with respect to the Executive's employment by the Employer. This Agreement and the Purchase Agreement constitute the entire agreement between the parties with respect to the matters herein provided, and no modifications or waiver of any provision hereof shall be effective unless in writing and signed by the Employer and the Executive.

14. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon the parties hereto and its or his heirs, executors, administrators, legal representatives, successors and assigns, and inure to the benefit of and be enforceable by the Employer and its successors and


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
      assigns, except that the duties and responsibilities of the Executive hereunder are of a personal nature and shall not be assignable or delegable in whole or in part.

15. Severability In the event that any provision of this Agreement or application thereof to anyone or under any circumstance is found to be invalid or unenforceable in any jurisdiction to any extent for any reason, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

16. Remedies; Waiver. No remedy conferred upon the Employer by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Employer in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

17. Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

18.   Governing Law; Jurisdiction.

      (a) The provisions of this Agreement, and all the rights and obligations of the parties hereunder, shall be governed by, and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State without regard to such State's conflicts of law principles.

      (b) Each of the parties hereto hereby consents to the jurisdiction of any state or federal court located within the County of New York or County of Nassau, State of New York and irrevocably agrees that, subject to the Employer's election, all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each party hereto accepts for each of itself and himself and in connection with its and his properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

19. Headings. The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of the Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS HEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    EMPLOYER:

                                    FVFN ACQUISITION CORP.

                                    By
                                      -------------------------------------
                                          Name: Randall J. Fagundo
                                          Title:  President and CEO

                                    EXECUTIVE:


                                    --------------------------------
                                    ROGER FOLZ

                   [SIGNATURE PAGE TO ROGER FOLZ EMPLOYMENT AGREEMENT]

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made effective this 15th day of April, 2003, by and between FVFN Acquisition Corp., a Delaware corporation (to be renamed Folz Vending, Inc. on the date hereof, the "EMPLOYER" or the "COMPANY") and Laura Allen (the "EXECUTIVE").

                                    RECITALS

      WHEREAS, the Employer prior hereto purchased certain of the assets and business of Folz Vending Co., Inc., a New York corporation ("FV"), and Folz Novelty Co., Inc., a New York corporation (together with FV, the "SELLERS", and each individually, a "SELLER"); and

      WHEREAS, the Executive was employed by FV; and

      WHEREAS, the Employer desires to employ the Executive and to utilize her management services as indicated herein and the Executive has agreed to provide such management services to the Employer; and

      WHEREAS, as a material inducement for the Employer to enter into the Asset Purchase Agreement, dated as of March 14, 2003 (the "PURCHASE AGREEMENT"), by and among the Employer, American Coin Merchandising, Inc., the Sellers, Roger Folz, and The Roger Folz Revocable Trust, and to hire and pay the Executive, the Executive has agreed to execute this Agreement and be bound by the provisions herein; and

      WHEREAS, capitalized terms used but not defined in this Agreement are used herein as defined in the Purchase Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                                        PROVISIONS

      1. Term and Duties. The Employer hereby agrees to employ the Executive as the Chief Financial Officer of the Company commencing on the date hereof and continuing for a period of one (1) year from the date hereof (the "INITIAL TERM") or until terminated in accordance with this Section 1 or Section 4. Unless terminated by written notice delivered at least thirty (30) days prior to the expiration of the Initial Term, the Executive's employment shall continue for successive one (1) year terms (each one (1) year term hereinafter referred to as a "SUBSEQUENT TERM" and together with the Initial Term, the "TERM") until terminated by written notice delivered at least thirty (30) days prior to the expiration of the Subsequent Term in question (it being understood that any termination by the Employer pursuant to this sentence shall not be considered a termination by the Employer other than for Cause for purposes of Section 5(c) hereof). Subject to the provisions of this Agreement, during the Term, the Executive shall


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
devote her best efforts and abilities to the performance of the Executive's duties on behalf of the Employer and to the promotion of its interests, consistent with and subject to, the direction and control of the Board of Directors of the Company (the "BOARD") and the President of the Company (the "PRESIDENT"). The Executive shall devote no less than twenty-five (25) hours per week of her business time, energies, attention and abilities to the operation of the Business. The Executive's services shall be performed during administrative hours substantially in Oceanside, New York. The Executive shall be entitled to maintain her current office in the Oceanside premises (so long as the business of the Company is located in Oceanside, New York), together with the office furniture, furnishings and business equipment currently located therein. The Executive shall be entitled to the services of an executive secretary. The Executive shall be entitled to no less than four (4) weeks of vacation time per year. The Executive shall not be required to undertake any overnight business travel at the same time that Robert Allen is also undertaking overnight business travel, and, in any case, such overnight business travel shall be for a reasonably minimum period of time.

      2. Compensation.

            (a) Base Compensation. In consideration of the services to be rendered by the Executive during the Term of this Agreement, the Employer shall pay the Executive base compensation at a rate of $100,000 per year (the "BASE COMPENSATION"), payable bi-weekly.

            (b) Bonus. In addition to the Base Compensation, the Executive shall be entitled to an incentive bonus (the "INCENTIVE BONUS") based upon her participation in the Company's regular annual bonus program for senior executives as the same is in effect from time to time. The amount of such bonus, if any, shall be in the discretion of the President and the Board.

      3. Benefits.

            (a) Benefit Programs. The Executive shall be eligible to participate in such benefit programs offered by the Employer such as health, disability, life insurance, any employee stock purchase plan, vacations and 401(k), as are offered to similarly-situated employees (except in the case of equity-based incentive plans where awards are subject to Board (or committee thereof) approval) and in each case no more favorable than the terms of benefits generally available to the employees of the Employer (based on seniority and salary level), subject in each case to the generally applicable terms and conditions of the plan, benefit or program in question.

            (b) Business Expenses. During the Term, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with carrying out her duties hereunder. The Employer shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the generally applicable policies of the Employer.

            (c) Automobile Allowance. During the Term, the Employer shall provide the Executive the use of an automobile in accordance with customary Company policy, together with an allowance sufficient to cover fuel, maintenance, registration and taxes with respect thereto in accordance with customary Company policy.


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
      4. Termination.

            (a) Death or Disability. This Agreement shall terminate automatically upon the Executive's death or termination due to "DISABILITY." For purposes of this Agreement, Disability shall mean the Executive's inability to perform the duties of her position for four (4) consecutive months, or 180 days in any 365-day period.

            (b) Voluntary Termination. Notwithstanding anything in this Agreement to the contrary, the Executive may, upon not less than 10 business days written notice to the Employer, voluntarily terminate her employment for any reason; provided, however, that any termination by the Executive pursuant to
Section 4(d) shall not be treated as a voluntary termination under this Section 4(b).

            (c) Cause. The Employer may terminate the Executive's employment for Cause (as hereinafter defined).

            (d) Good Reason. The Executive may terminate her employment for Good Reason (as hereinafter defined).

            (e) Notice of Termination. Any termination by the Employer for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13. For purposes of this Agreement, a "NOTICE OF TERMINATION" means a written notice given within a reasonable time after the event or action believed to constitute the reason for giving notice.

            (f) Date of Termination. For the purpose of this Agreement, the term "DATE OF TERMINATION" means (i) in the case of termination for which a Notice of Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein up to thirty (30) days after receipt, as the case may be, and (ii) in all other cases, the actual date on which the Executive's employment terminated during the Term.

      5. Termination Payments.

            (a) Death or Disability. If the Executive's employment is terminated during the Term of this Agreement by reason of the Executive's death or Disability, this Agreement shall terminate without further obligations to the Executive or the Executive's legal representatives under this Agreement other than those obligations accrued hereunder through the Date of Termination and the Employer shall pay to the Executive (or her beneficiary of estate) (i) the Executive's accrued but unpaid Base Compensation and Incentive Bonus, if any, accrued and unused vacation and sick days, and unreimbursed business expenses (the "EARNED SALARY") in cash in a single lump sum as soon as practicable following the Date of Termination, (ii) any vested amounts or vested benefits owed to the Executive under the Employer's otherwise applicable employee benefit plans and programs, and not yet paid by the Employer (the "ACCRUED OBLIGATIONS"), and (iii) any other benefits payable due to the Executive's death or Disability under the Employer's plans, policies or programs (the "ADDITIONAL BENEFITS").

            (b) Cause and Voluntary Termination. If the Executive's employment shall be terminated for Cause or voluntarily terminated by the Executive without Good Reason, the Employer shall pay to the Executive (i) the Earned Salary in cash in a single lump sum as soon as practicable following the Date of


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Termination, and (ii) the Accrued Obligations in accordance with the terms of the applicable plan, program or arrangement.

            (c) Termination by the Employer other than for Cause and Termination by the Executive for Good Reason.

                        (i) Generally. If the Employer terminates the
            Executive's employment other than for Cause or the Executive terminates her employment for Good Reason, the Employer shall pay to the Executive the following amounts: (A) the Earned Salary in cash in a single lump sum as soon as practicable following the Date of Termination; (B) her then current Base Compensation until the one
            (1) year anniversary of the Date of Termination, in bi-weekly installments over such one (1) year period in accordance with the payroll practices of the Employer; and (C) the Accrued Obligations in accordance with the terms of the applicable plan, program or arrangement.

                        (ii) Benefits. For any termination of employment under
            this Section 5(c), the Executive (and, to the extent applicable, her dependents) shall be entitled, for one year, to continue participation at the Company's expense in the Employer's health plan. During this period, to the extent any such benefits cannot be provided under the terms of the applicable health plan, the Employer shall make COBRA payments sufficient to provide the Executive and the Executive's family with an equivalent level of coverage as existed prior to the Date of Termination.

                        (iii) No Duty to Mitigate Damages. The Executive shall
            not be required to take any steps to mitigate damages with respect to her entitlement under this Section 5(c).

            (d) Discharge of the Employer's Obligations. The amounts payable to the Executive pursuant to this Section 5 following termination of her employment shall be in full and complete satisfaction of the Executive's rights under this Agreement, and any other claims she may have in respect of her employment by the Employer other than any claim she may have against the Employer arising out of her being a victim of any unlawful act. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon the Executive's receipt of such amounts, the Employer shall be released and discharged from any and all liability to the Executive in connection with this Agreement or otherwise in connection with the Executive's employment with the Employer, other than in respect of any claim the Executive may have against the Employer arising out of her being a victim of any unlawful act.

      6. Confidentiality.

            (a) The Executive realizes that during this Agreement, the Executive will produce and/or will have access to confidential memoranda, notes, information, records, maps, research results, business projections, business and research notebooks, data, formulae, specifications, trade secrets, customer lists, inventions and processes of the Employer, and other information of a confidential nature (collectively, "CONFIDENTIAL INFORMATION"). Confidential Information shall not include any information that (i) has become publicly known through no wrongful act or breach of any obligation of confidentiality on the part


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of the Executive; or (ii) was rightfully received by the Executive on a non-confidential basis from a third party (provided that such third party is not known to the Executive after reasonable inquiry to be bound by a confidentiality agreement with the Employer or another party).

            (b) Both during the term of this Agreement and subsequent to its termination, the Executive agrees to hold all Confidential Information in confidence and not to disclose, and not directly or indirectly to use, copy, digest or summarize, any Confidential Information, except as required by law and to the extent the Executive reasonably believes is necessary to carry out the Executive's responsibilities as directed or authorized by the Employer and, after termination of the Executive's employment hereunder, as specifically authorized in writing by the Employer.

            (c) All records in whatsoever form and in whatsoever medium recorded, and any and all copies thereof (including volatile electronic or magnetic signals), relating to the Employer's business that the Executive shall prepare, or use, or come into contact with in the course of her executing her duties under this Agreement, shall be and remain the sole property of the Employer and shall not be removed from the Employer's premises except as the Executive reasonably believes is necessary to carry out the Executive's responsibilities as directed and authorized by the Employer; and the same shall be returned promptly to the Employer upon termination of the Executive's employment relationship with the Employer or upon the Employer's request.

            (d) The provisions of this Section 6 shall survive the termination of this Agreement.

      7. Inventions. The Executive shall promptly, and in any event no later than one (1) year after termination of her employment with the Employer, with respect to Inventions made or conceived by the Executive during her employment, either solely or jointly with others, if based on or related to or connected with the Business or the Employer or time, material, facilities or other employees of the Employer contributed thereto:

            (a) promptly and fully inform the Employer in writing of such Inventions;

            (b) assign, and the Executive does hereby assign, to the Employer all of the Executive's rights to such Inventions, if any, and to applications for Letters Patent and to Letters Patent granted upon such Inventions; and

            (c) acknowledge and deliver promptly to the Employer (without charge to the Executive but at the expense of the Employer) such written instruments and do such other acts as may be reasonably necessary to obtain and maintain Letters Patent and to vest the entire right and title thereto in the Employer.

      All Inventions, regardless of whether or not they are considered "WORKS FOR HIRE," shall for all purposes be regarded as acquired and held by the Executive for the benefit, and shall be the sole and exclusive property, of the Employer.

      The provisions of this Section 7 shall survive the termination of this Agreement.

      8.   Non-Compete; Non-Solicitation


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      (a)   The Executive agrees that she possesses or will possess knowledge, skills and reputation in the industry in which the Employer operates which are of material importance to the Employer, and which are special, unique and extraordinary. The Executive acknowledges that the loss of her services, or the use of her services by a competitor, may cause irreparable harm to the Employer. Therefore, during the term hereof and during periods set forth in Subsection
            (b) hereof following termination of the Executive's employment hereunder for any reason, with or without Cause, the Executive, individually and personally, shall not do any of the following unless specifically authorized in writing by the Board:

                  (i) Canvass, solicit, or accept any business in the amusement vending machine business or industry (the "INDUSTRY") from any present or past customer of the Employer or any related company, if the customer is located in the United States (the "TERRITORY").

                  (ii) Aid or assist any other person, entity, partnership, or corporation in any effort to canvass, solicit, or accept any business in the Industry from any past or present customers of the Employer or of any related company, if the customer is located within the Territory.

                  (iii) Directly or indirectly request or advise any past or present customer of the Employer, or any past, present, or possible future customer of any related companies to withdraw, curtail, cancel, or not undertake business in the Industry with any related company, if the customer is located within the Territory.

                  (iv) Directly or indirectly disclose to any other person, entity, partnership, or corporation the names of past or present customers of the Employer, or of any related company. The parties agree that the names of these customers are confidential and proprietary and constitute trade secrets of the Employer.

                  (v) Suggest, solicit, or encourage any employee of the Employer or any related company to leave the employment of such entity or disparage the Employer or any related company or their conditions of employment, or disclose to any other person, entity, partnership, or corporation the names of employees of the Employer or any related company.

                  (vi) Directly or indirectly establish, as manager, employee or owner of greater than 1% of the outstanding ownership interest, or participate in an enterprise competitive with any business which is conducted at any time during the term of this Agreement by the Employer or any related company, and which business is in the Industry and in the Territory.

                  (vii) Provide any product, service, financing, aid, or assistance of any kind for any person, entity, partnership, association, or corporation which is competitive with any business which is conducted at any time during the term of this Agreement by the Employer or any related company, and which business is in the Industry and in the Territory.

                  (viii) Compete in any manner with any business which is conducted at any time during the term of this Agreement by the Employer or any related company, and which business is in the Industry and in the Territory.


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      (b)   The non-competition provisions set forth in Subsection (a) shall apply as follows: (i) if the Executive's employment is terminated for any reason, for a period of one (1) year from the Date of Termination (as defined in Section 4(f)) regardless of the reason for termination, and (ii) if this Agreement is not renewed or extended at the end of the Term, for a period of one (1) year from the end of the Term.

 9.   Definitions.

      (a) "CAUSE" as used herein shall mean the Executive's (i) commission of an act which constitutes common law fraud, embezzlement or a felony,
            (ii) commission of an act of moral turpitude, or of any tortious or unlawful act, which, in each of the foregoing cases, causes material harm to the Employer's business, standing or reputation, (iii) gross negligence on the part of the Executive in the performance of her duties hereunder, (iv) breach of her duty of loyalty or care to the Employer, (v) other misconduct that is materially detrimental to the Employer, (vi) ongoing refusal or failure to perform the Executive's duties or the deliberate and consistent refusal to conform to or follow any reasonable policy adopted by the Board or lawful instructions of the President, in each case after receiving written notice describing her non-compliance and being given a ten (10) business day opportunity to cure (to the extent curable) such non-compliance, or (vii) any other breach by the Executive of a material obligation under this Agreement, including without limitation the non-competition and non-solicitation provisions of
            Section 8 hereof, or any other agreement with or for the benefit of the Employer to which the Executive is a party or by which the Executive is bound, which is not cured (to the extent curable) within ten (10) business days following written notice from the Employer describing such breach. The allegation by Employer of an act or failure to act of Executive described in any of clauses (i) through (vii) above shall not constitute "Cause" if same is subsequently determined by a court of law or equity not to be such an act or failure to act; pending such determination, the Employer may withhold payment of any Base Compensation or Incentive Bonus and may relieve the Executive of her duties as described herein, provided that, if the relevant act or omission is not ultimately determined to constitute an act or omission to act of Executive described in any of clauses (i) through (vii) above, then such salary withholding and the Executive being relieved of her duties shall be deemed to have been a dismissal or termination of the Executive without Cause.

      (b) "GOOD REASON" shall mean (i) there is a substantial reduction of the level of the Executive's compensation, responsibilities, perquisites or title (including, without limitation, the appointment of an individual, without the Executive's prior written consent, to hold any of the offices (or to discharge the duties) the Executive is to hold (or discharge) pursuant to this Agreement), (ii) the failure in any material way of the Employer otherwise to fulfill any of its material obligations under this Agreement, after receiving written notice describing such non-compliance and being given a ten (10) business day opportunity to cure (to the extent curable) such non-compliance, or (iii) the involuntary relocation of the Employer's offices at which the Executive is principally employed to a location more than ten (10) miles from such offices, or the requirement by the Employer that the Executive be based anywhere other than the Employer's offices at such location on an extended basis, except for required travel on employee business to an extent substantially consistent with the Executive's business travel obligations.


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
      (c) "INVENTIONS" means discoveries, developments, improvements, or inventions (whether patentable or not) related to the Business.

      (d) "RESTRICTIVE COVENANTS" means the covenants set forth in Sections 6, 7 and 8 and the related provisions thereafter.

10. Consideration, Severability, Reasonableness of Restrictive Covenants and Maximum Enforceable Restrictions.

      (a) Consideration. The Executive acknowledges and agrees that the consideration set forth in the recitals to this Agreement and rights and benefits hereunder are all and singularly valuable consideration which are sufficient for any or all of the Executive's covenants set forth herein, but specifically with respect to the Restrictive Covenants.

      (b) Severability. Each of the Restrictive Covenants is distinct and severable, notwithstanding that some of such covenants may be set forth in one Section hereof for convenience.

      (c) Reasonableness of Restrictive Covenants. It is recognized and understood by the Executive that the Employer's Confidential Information is the result of large amounts of time, effort and expense of the Employer in acquiring and/or developing such information and is essential to the success of the Employer.

      (d) Maximum Enforceable Restriction. In the event that any or all of the Restrictive Covenants shall be determined by a court of competent jurisdiction to be unenforceable by reason of their geographic or temporal restrictions being too great, or by reason that the range of activities covered are too great, or for any other reason, they should be interpreted to extend over the maximum geographic area, period of time, range of activities or other restrictions as to which they may be enforceable by such court under applicable law.

11. Injunctive Relief. The parties agree that a breach of the Restrictive Covenants may cause irreparable damage to the Employer, the extent of which may be difficult to ascertain, and the award of damages may not be adequate relief, and consequently, the Executive agrees that, in the event of a breach or a threatened breach of any of the Restrictive Covenants, the Employer may institute an action to compel the specific performance of the Restrictive Covenants, and that such remedy shall be cumulative, not exclusive, and shall be in addition to any other available remedies.

12. No Prior Agreements. The Executive represents and warrants that her performance of all the terms of this Agreement does not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired in confidence, trust or otherwise) to which he is a party or by the terms of which he may be bound. The Executive further covenants and agrees not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement.

13. Notices. All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by confirmed facsimile transmission, by recognized national overnight courier service or



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      by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

                                      IF TO THE EXECUTIVE TO:

                     Laura Allen
                     294 Princeton Road
                     Rockville Centre, NY 11570

                                      WITH COPY TO:

                     Robinson Brog Leinward Greene Genovese & Gluck P.C.

                     1345 Avenue of the Americas

                     New York, New York 10105
                     Fax:  (212) 956-2164

                     Attn:  Marshall Bernstein, Esq.

                                      IF TO THE EMPLOYER:

                     FOLZ VENDING, INC.

                     c/o American Coin Merchandising, Inc.
                     397 S. Taylor Avenue

                     Louisville, CO 80027-3027
                     Fax:     (303) 247-0480

                     Attn: Randall J. Fagundo

                                      WITH COPY TO:

                     Morrison Cohen Singer & Weinstein, LLP
                     750 Lexington Avenue
                     New York, NY 10022


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
                     Fax: (212) 735-8708
                     Attn:  David A. Scherl, Esq.

Notices shall be effective immediately upon personal delivery or facsimile transmission, one business day after deposit with an overnight courier service or three (3) business days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

14. Entire Agreement. This Agreement cancels and supersedes any and all prior agreements and understandings, written or verbal, between the parties hereto with respect to the Executive's employment, and cancels and supercedes any and all agreements and understandings, written or verbal, between FV and the Executive, with respect to the Executive's employment, including without limitation, that certain Employment Agreement, dated as of March 1, 1999 (as the same may have been amended or modified subsequent thereto). This Agreement constitutes the entire agreement between the parties with respect to the matters herein provided, and no modifications or waiver of any provision hereof shall be effective unless in writing and signed by the Employer and the Executive.

15. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon the parties hereto and its or her heirs, executors, administrators, legal representatives, successors and assigns, and inure to the benefit of and be enforceable by the Employer and its successors and assigns, except that the duties and responsibilities of the Executive hereunder are of a personal nature and shall not be assignable or delegable in whole or in part.

16. Severability In the event that any provision of this Agreement or application thereof to anyone or under any circumstance is found to be invalid or unenforceable in any jurisdiction to any extent for any reason, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

17. Remedies; Waiver. No remedy conferred upon the Employer by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Employer in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

18. Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

19.   Governing Law; Jurisdiction.


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      (a)   The provisions of this Agreement, and all the rights and obligations of the parties hereunder, shall be governed by, and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State without regard to such State's conflicts of law principles.

      (b) Each of the parties hereto hereby consents to the jurisdiction of any state or federal court located within the County of New York or County of Nassau, State of New York and irrevocably agrees that, subject to the Employer's election, all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each party hereto accepts for each of itself and herself and in connection with its and her properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

20. Headings. The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of the Agreement.


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      IN WITNESS HEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    EMPLOYER:

                                    FVFN ACQUISITION CORP.


                                    By
                                      -----------------------------------
                                          Name: Randall J. Fagundo
                                          Title:  President and CEO

                                    EXECUTIVE:


                                    --------------------------------
                                    LAURA ALLEN

              [SIGNATURE PAGE TO LAURA ALLEN EMPLOYMENT AGREEMENT]

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made effective this 15th day of April, 2003, by and between FVFN Acquisition Corp., a Delaware corporation (to be renamed Folz Vending, Inc. on the date hereof, the "EMPLOYER" or the "COMPANY") and Robert Allen (the "EXECUTIVE").

                                    RECITALS

      WHEREAS, the Employer prior hereto purchased certain of the assets and business of Folz Vending Co., Inc., a New York corporation ("FV"), and Folz Novelty Co., Inc., a New York corporation (together with FV, the "SELLERS", and each individually, a "SELLER"); and

      WHEREAS, the Executive was employed by FV; and

      WHEREAS, the Employer desires to employ the Executive and to utilize his management services as indicated herein and the Executive has agreed to provide such management services to the Employer; and

      WHEREAS, as a material inducement for the Employer to enter into the Asset Purchase Agreement, dated as of March 14, 2003 (the "PURCHASE AGREEMENT"), by and among the Employer, American Coin Merchandising, Inc., the Sellers, Roger Folz, and The Roger Folz Revocable Trust, and to hire and pay the Executive, the Executive has agreed to execute this Agreement and be bound by the provisions herein; and

      WHEREAS, capitalized terms used but not defined in this Agreement are used herein as defined in the Purchase Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                                   PROVISIONS

      1. Term and Duties. The Employer hereby agrees to employ the Executive as the Chief Operating Officer of the Company commencing on the date hereof and continuing for a period of one (1) year from the date hereof (the "INITIAL TERM") or until terminated in accordance with this Section 1 or Section 4. Unless terminated by written notice delivered at least thirty (30) days prior to the expiration of the Initial Term, the Executive's employment shall continue for successive one (1) year terms (each one (1) year term hereinafter referred to as a "SUBSEQUENT TERM" and together with the Initial Term, the "TERM") until terminated by written notice delivered at least thirty (30) days prior to the expiration of the Subsequent Term in question (it being understood that any termination by the Employer pursuant to this sentence shall not be considered a termination by the Employer other than for Cause for purposes of Section 5(d) hereof). Subject to the provisions of this Agreement, during the Term, the Executive shall


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devote his best efforts and abilities to the performance of the Executive's duties on behalf of the Employer and to the promotion of its interests, consistent with and subject to, the direction and control of the Board of Directors of the Company (the "BOARD") and the President of the Company (the "PRESIDENT"). The Executive shall devote substantially all of his business time, energies, attention and abilities to the operation of the Business and shall not be actively involved in any other trade or business or as an employee of any other trade or business. The Executive's services shall be performed during administrative hours substantially in Oceanside, New York. The Executive shall be entitled to maintain his current office in the Oceanside premises (so long as the business of the Company is located in Oceanside, New York), together with the office furniture, furnishings and business equipment currently located therein. The Executive shall be entitled to the services of an executive secretary. The Executive shall be entitled to no less than four (4) weeks of vacation time per year.

      2. Compensation.

            (a) Base Compensation. In consideration of the services to be rendered by the Executive during the Term of this Agreement, the Employer shall pay the Executive base compensation at a rate of $182,000 per year (the "BASE COMPENSATION"), payable bi-weekly.

            (b) Bonus. In addition to the Base Compensation, the Executive shall be entitled to an incentive bonus (the "INCENTIVE BONUS") based upon his participation in the Company's regular annual bonus program for senior executives as the same is in effect from time to time. The amount of such bonus, if any, shall be in the discretion of the President and the Board.

      3. Benefits.

            (a) Benefit Programs. The Executive shall be eligible to participate in such benefit programs offered by the Employer such as health, disability, life insurance, any employee stock purchase plan, vacations and 401(k), as are offered to similarly-situated employees (except in the case of equity-based incentive plans where awards are subject to Board (or committee thereof) approval) and in each case no more favorable than the terms of benefits generally available to the employees of the Employer (based on seniority and salary level), subject in each case to the generally applicable terms and conditions of the plan, benefit or program in question.

            (b) Business Expenses. During the Term, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with carrying out his duties hereunder. The Employer shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the generally applicable policies of the Employer.

            (c) Automobile Allowance. During the Term, the Employer shall provide the Executive the use of an automobile in accordance with customary Company policy, together with an allowance sufficient to cover fuel, maintenance, registration and taxes with respect thereto in accordance with customary Company policy.


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
      4. Termination.

            (a) Death or Disability. This Agreement shall terminate automatically upon the Executive's death or termination due to "DISABILITY." For purposes of this Agreement, Disability shall mean the Executive's inability to perform the duties of his position for four (4) consecutive months, or 180 days in any 365-day period.

            (b) Voluntary Termination. Notwithstanding anything in this Agreement to the contrary, the Executive may, upon not less than 10 business days written notice to the Employer, voluntarily terminate his employment for any reason; provided, however, that any termination by the Executive pursuant to
Section 4(d) shall not be treated as a voluntary termination under this Section 4(b).

            (c) Cause. The Employer may terminate the Executive's employment for Cause (as hereinafter defined).

            (d) Good Reason. The Executive may terminate his employment for Good Reason (as hereinafter defined).

            (e) Notice of Termination. Any termination by the Employer for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13. For purposes of this Agreement, a "NOTICE OF TERMINATION" means a written notice given within a reasonable time after the event or action believed to constitute the reason for giving notice.

            (f) Date of Termination. For the purpose of this Agreement, the term "DATE OF TERMINATION" means (i) in the case of termination for which a Notice of Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein up to thirty (30) days after receipt, as the case may be, and (ii) in all other cases, the actual date on which the Executive's employment terminated during the Term.

      5. Termination Payments.

            (a) Death or Disability. If the Executive's employment is terminated during the Term of this Agreement by reason of the Executive's death or Disability, this Agreement shall terminate without further obligations to the Executive or the Executive's legal representatives under this Agreement other than those obligations accrued hereunder through the Date of Termination and the Employer shall pay to the Executive (or his beneficiary of estate) (i) the Executive's accrued but unpaid Base Compensation and Incentive Bonus, if any, accrued and unused vacation and sick days, and unreimbursed business expenses (the "EARNED SALARY") in cash in a single lump sum as soon as practicable following the Date of Termination, (ii) any vested amounts or vested benefits owed to the Executive under the Employer's otherwise applicable employee benefit plans and programs, and not yet paid by the Employer (the "ACCRUED OBLIGATIONS"), and (iii) any other benefits payable due to the Executive's death or Disability under the Employer's plans, policies or programs (the "ADDITIONAL BENEFITS").

            (b) Cause and Voluntary Termination. If the Executive's employment shall be terminated for Cause or voluntarily terminated by the Executive without Good Reason, the Employer shall pay to the Executive (i) the Earned Salary in cash in a single lump sum as soon as practicable following the Date of Termination, (ii) the Accrued Obligations in accordance with the terms of the applicable plan, program or


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
arrangement, and (iii) subject to the immediately succeeding sentence, an amount equal to the Executive's then current Base Compensation, payable in bi-weekly installments in accordance with the payroll practices of the Employer, for a period of time beginning on the day after the Date of Termination and ending on the earliest to occur of (A) the date that the Company determines to no longer enforce the non-competition provisions of Section 8 hereof, (B) the date upon which the Executive commences new employment, and (C) one (1) year from the Date of Termination. Roger Folz hereby agrees that, if he is employed by the Company on the Date of Termination if the Executive's employment is terminated for Cause or voluntarily terminated by the Executive without Good Reason, he will pay to the Executive an amount equal to 50% of the amount otherwise payable by the Company pursuant to subclause (iii) of the immediately preceding sentence, at substantially the same time as any such payments are made by the Company, and any amounts so paid by Roger Folz will reduce the Company's obligation pursuant to such subclause (iii) by a like amount, such that the amounts received by the Executive from the Employer and from Roger Folz in the aggregate will equal his then current Base Compensation for the period of time set forth in subclause
(iii).

            (c) Nonrenewal by the Employer. If the Executive's employment shall be terminated by the Employer at the end of the Initial Term or any Subsequent Term in accordance with Section 1 hereof, the Employer shall pay to the Executive (i) the Earned Salary in cash in a single lump sum as soon as practicable following the Date of Termination, (ii) the Accrued Obligations in accordance with the terms of the applicable plan, program or arrangement, and
(iii) an amount equal to the Executive's then current Base Compensation, payable in bi-weekly installments in accordance with the payroll practices of the Employer, for a period of time beginning on the day after the Date of Termination and ending on the earliest to occur of (A) the date that the Company determines to no longer enforce the non-competition provisions of Section 8 hereof, (B) the date upon which the Executive commences new employment, and (C) one (1) year from the Date of Termination.

            (d) Termination by the Employer other than for Cause and Termination by the Executive for Good Reason.

                        (i) Generally. If the Employer terminates the
            Executive's employment other than for Cause or the Executive terminates his employment for Good Reason, the Employer shall pay to the Executive the following amounts: (A) the Earned Salary in cash in a single lump sum as soon as practicable following the Date of Termination; (B) his then current Base Compensation until the one
            (1) year anniversary of the Date of Termination, in bi-weekly installments over such one (1) year period in accordance with the payroll practices of the Employer; and (C) the Accrued Obligations in accordance with the terms of the applicable plan, program or arrangement.

                        (ii) Benefits. For any termination of employment under
            this Section 5(d), the Executive (and, to the extent applicable, his dependents) shall be entitled, for one year, to continue participation at the Company's expense in the Employer's health plan. During this period, to the extent any such benefits cannot be provided under the terms of the applicable health plan, the Employer shall make COBRA payments sufficient to provide the Executive and the Executive's family with an equivalent level of coverage as existed prior to the Date of Termination.


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
                        (iii) No Duty to Mitigate Damages. The Executive shall
            not be required to take any steps to mitigate damages with respect to his entitlement under this Section 5(d).

            (e) Discharge of the Employer's Obligations. The amounts payable to the Executive pursuant to this Section 5 following termination of his employment shall be in full and complete satisfaction of the Executive's rights under this Agreement and any other claims he may have in respect of his employment by the Employer. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon the Executive's receipt of such amounts, the Employer shall be released and discharged from any and all liability to the Executive in connection with this Agreement or otherwise in connection with the Executive's employment with the Employer.

            6. Confidentiality.

            (a) The Executive realizes that during this Agreement, the Executive will produce and/or will have access to confidential memoranda, notes, information, records, maps, research results, business projections, business and research notebooks, data, formulae, specifications, trade secrets, customer lists, inventions and processes of the Employer, and other information of a confidential nature (collectively, "CONFIDENTIAL INFORMATION"). Confidential Information shall not include any information that (i) has become publicly known through no wrongful act or breach of any obligation of confidentiality on the part of the Executive; or (ii) was rightfully received by the Executive on a non-confidential basis from a third party (provided that such third party is not known to the Executive after reasonable inquiry to be bound by a confidentiality agreement with the Employer or another party).

            (b) Both during the term of this Agreement and subsequent to its termination, the Executive agrees to hold all Confidential Information in confidence and not to disclose, and not directly or indirectly to use, copy, digest or summarize, any Confidential Information, except as required by law and to the extent the Executive reasonably believes is necessary to carry out the Executive's responsibilities as directed or authorized by the Employer and, after termination of the Executive's employment hereunder, as specifically authorized in writing by the Employer.

            (c) All records in whatsoever form and in whatsoever medium recorded, and any and all copies thereof (including volatile electronic or magnetic signals), relating to the Employer's business that the Executive shall prepare, or use, or come into contact with in the course of executing his duties under this Agreement, shall be and remain the sole property of the Employer and shall not be removed from the Employer's premises except as the Executive reasonably believes is necessary to carry out the Executive's responsibilities as directed and authorized by the Employer; and the same shall be returned promptly to the Employer upon termination of the Executive's employment relationship with the Employer or upon the Employer's request.

            (d) The provisions of this Section 6 shall survive the termination of this Agreement.

      7. Inventions. The Executive shall promptly, and in any event no later than one (1) year after termination of his employment with the Employer, with respect to Inventions made or conceived by the Executive during his employment, either solely or jointly with others, if based on or related to or connected with the Business or the Employer or time, material, facilities or other employees of the Employer contributed thereto:


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            (a) promptly and fully inform the Employer in writing of such
Inventions;

            (b) assign, and the Executive does hereby assign, to the Employer all of the Executive's rights to such Inventions, if any, and to applications for Letters Patent and to Letters Patent granted upon such Inventions; and

            (c) acknowledge and deliver promptly to the Employer (without charge to the Executive but at the expense of the Employer) such written instruments and do such other acts as may be reasonably necessary to obtain and maintain Letters Patent and to vest the entire right and title thereto in the Employer.

      All Inventions, regardless of whether or not they are considered "WORKS FOR HIRE," shall for all purposes be regarded as acquired and held by the Executive for the benefit, and shall be the sole and exclusive property, of the Employer.

      The provisions of this Section 7 shall survive the termination of this Agreement.

8.   Non-Compete; Non-Solicitation

      (a) The Executive agrees that he possesses or will possess knowledge, skills and reputation in the industry in which the Employer operates which are of material importance to the Employer, and which are special, unique and extraordinary. The Executive acknowledges that the loss of his services, or the use of his services by a competitor, may cause irreparable harm to the Employer. Therefore, during the term hereof and during periods set forth in Subsection
            (b) hereof following termination of the Executive's employment hereunder for any reason, with or without Cause, the Executive, individually and personally, shall not do any of the following unless specifically authorized in writing by the Board:

                  (i) Canvass, solicit, or accept any business in the amusement vending machine business or industry (the "INDUSTRY") from any present or past customer of the Employer or any related company, if the customer is located in the United States (the "TERRITORY").

                  (ii) Aid or assist any other person, entity, partnership, or corporation in any effort to canvass, solicit, or accept any business in the Industry from any past or present customers of the Employer or of any related company, if the customer is located within the Territory.

                  (iii) Directly or indirectly request or advise any past or present customer of the Employer, or any past, present, or possible future customer of any related companies to withdraw, curtail, cancel, or not undertake business in the Industry with any related company, if the customer is located within the Territory.

                  (iv) Directly or indirectly disclose to any other person, entity, partnership, or corporation the names of past or present customers of the Employer, or of any related company. The parties agree that the names of these customers are confidential and proprietary and constitute trade secrets of the Employer.


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
                  (v) Suggest, solicit, or encourage any employee of the Employer or any related company to leave the employment of such entity or disparage the Employer or any related company or their conditions of employment, or disclose to any other person, entity, partnership, or corporation the names of employees of the Employer or any related company.

                  (vi) Directly or indirectly establish, as manager, employee or owner of greater than 1% of the outstanding ownership interest, or participate in an enterprise competitive with any business which is conducted at any time during the term of this Agreement by the Employer or any related company, and which business is in the Industry and in the Territory.

                  (vii) Provide any product, service, financing, aid, or assistance of any kind for any person, entity, partnership, association, or corporation which is competitive with any business which is conducted at any time during the term of this Agreement by the Employer or any related company, and which business is in the Industry and in the Territory.

                  (viii) Compete in any manner with any business which is conducted at any time during the term of this Agreement by the Employer or any related company, and which business is in the Industry and in the Territory.

      (b) The non-competition provisions set forth in Subsection (a) shall apply as follows: (i) if the Executive's employment is terminated for any reason, for a period of one (1) year from the Date of Termination (as defined in Section 4(f)) regardless of the reason for termination, and (ii) if this Agreement is not renewed or extended at the end of the Term, for a period of one (1) year from the end of the Term.

9.    Definitions.

      (a) "CAUSE" as used herein shall mean the Executive's (i) commission of an act which constitutes common law fraud, embezzlement or a felony,
            (ii) the commission of an act of moral turpitude, or of any tortious or unlawful act, which, in each of the foregoing cases, causes material harm to the Employer's business, standing or reputation,
            (iii) gross negligence on the part of the Executive in the performance of his duties hereunder, (iv) breach of his duty of loyalty or care to the Employer, (v) other misconduct that is materially detrimental to the Employer, (vi) ongoing refusal or failure to perform the Executive's duties or the deliberate and consistent refusal to conform to or follow any reasonable policy adopted by the Board or lawful instructions of the President, in each case after receiving written notice describing his non-compliance and being given a ten (10) business day opportunity to cure (to the extent curable) such non-compliance, or (vii) any other breach by the Executive of a material obligation under this Agreement, including without limitation the non-competition and non-solicitation provisions of Section 8 hereof, or any other agreement with or for the benefit of the Employer to which the Executive is a party or by which the Executive is bound, which is not cured (to the extent curable) within ten (10) business days following written notice from the Employer describing such breach. The allegation by Employer of an act or failure to act of Executive described in any of clauses (i) through (vii) above shall not constitute "Cause" if same is subsequently determined by a court of law or equity not to be such an act or failure to act; pending such determination, the Employer may withhold payment of any Base Compensation or Incentive Bonus and may relieve the Executive of his duties as


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
            described herein, provided that, if the relevant act or omission is not ultimately determined to constitute an act or omission to act of Executive described in any of clauses (i) through (vii) above, then such salary withholding and the Executive being relieved of his duties shall be deemed to have been a dismissal or termination of the Executive without Cause.

      (b) "GOOD REASON" shall mean (i) there is a substantial reduction of the level of the Executive's compensation, responsibilities, perquisites or title (including, without limitation, the appointment of an individual, without the Executive's prior written consent, to hold any of the offices (or to discharge the duties) the Executive is to hold (or discharge) pursuant to this Agreement), (ii) the failure in any material way of the Employer otherwise to fulfill any of its material obligations under this Agreement, after receiving written notice describing such non-compliance and being given a ten (10) business day opportunity to cure (to the extent curable) such non-compliance, or (iii) the involuntary relocation of the Employer's offices at which the Executive is principally employed to a location more than ten (10) miles from such offices, or the requirement by the Employer that the Executive be based anywhere other than the Employer's offices at such location on an extended basis, except for required travel on employee business to an extent substantially consistent with the Executive's business travel obligations.

      (c) "INVENTIONS" means discoveries, developments, improvements, or inventions (whether patentable or not) related to the Business.

      (d) "RESTRICTIVE COVENANTS" means the covenants set forth in Sections 6, 7 and 8 and the related provisions thereafter.

10. Consideration, Severability, Reasonableness of Restrictive Covenants and Maximum Enforceable Restrictions.

      (a) Consideration. The Executive acknowledges and agrees that the consideration set forth in the recitals to this Agreement and rights and benefits hereunder are all and singularly valuable consideration which are sufficient for any or all of the Executive's covenants set forth herein, but specifically with respect to the Restrictive Covenants.

      (b) Severability. Each of the Restrictive Covenants is distinct and severable, notwithstanding that some of such covenants may be set forth in one Section hereof for convenience.

      (c) Reasonableness of Restrictive Covenants. It is recognized and understood by the Executive that the Employer's Confidential Information is the result of large amounts of time, effort and expense of the Employer in acquiring and/or developing such information and is essential to the success of the Employer.

      (d) Maximum Enforceable Restriction. In the event that any or all of the Restrictive Covenants shall be determined by a court of competent jurisdiction to be unenforceable by reason of their geographic or temporal restrictions being too great, or by reason that the range of activities covered are too great, or for any other reason, they should be interpreted to extend over the maximum geographic area, period of time, range of


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
            activities or other restrictions as to which they may be enforceable by such court under applicable law.

11. Injunctive Relief. The parties agree that a breach of the Restrictive Covenants may cause irreparable damage to the Employer, the extent of which may be difficult to ascertain, and the award of damages may not be adequate relief, and consequently, the Executive agrees that, in the event of a breach or a threatened breach of any of the Restrictive Covenants, the Employer may institute an action to compel the specific performance of the Restrictive Covenants, and that such remedy shall be cumulative, not exclusive, and shall be in addition to any other available remedies.

12. No Prior Agreements. The Executive represents and warrants that his performance of all the terms of this Agreement does not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired in confidence, trust or otherwise) to which he is a party or by the terms of which he may be bound. The Executive further covenants and agrees not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement.

13. Notices. All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by confirmed facsimile transmission, by recognized national overnight courier service or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

                                      IF TO THE EXECUTIVE TO:

                     Robert Allen
                     294 Princeton Road
                     Rockville Centre, NY 11570

                                      WITH COPY TO:

                     Robinson Brog Leinward Greene Genovese & Gluck P.C.

                     1345 Avenue of the Americas

                     New York, New York 10105
                     Fax: (212) 956-2164

                     Attn:  Marshall Bernstein, Esq.


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
                                      IF TO THE EMPLOYER:

                     FOLZ VENDING, INC.

                     c/o American Coin Merchandising, Inc.
                     397 S. Taylor Avenue

                     Louisville, CO 80027-3027
                     Fax: (303) 247-0480

                     Attn: Randall J. Fagundo


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
                     with copy to:

                     Morrison Cohen Singer & Weinstein, LLP
                     750 Lexington Avenue
                     New York, NY 10022
                     Fax: (212) 735-8708
                     Attn:  David A. Scherl, Esq.

Notices shall be effective immediately upon personal delivery or facsimile transmission, one business day after deposit with an overnight courier service or three (3) business days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

14. Entire Agreement. This Agreement cancels and supersedes any and all prior agreements and understandings, written or verbal, between the parties hereto with respect to the Executive's employment. This Agreement constitutes the entire agreement between the parties with respect to the matters herein provided, and no modifications or waiver of any provision hereof shall be effective unless in writing and signed by the Employer and the Executive.

15. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon the parties hereto and its or his heirs, executors, administrators, legal representatives, successors and assigns, and inure to the benefit of and be enforceable by the Employer and its successors and assigns, except that the duties and responsibilities of the Executive hereunder are of a personal nature and shall not be assignable or delegable in whole or in part.

16. Severability In the event that any provision of this Agreement or application thereof to anyone or under any circumstance is found to be invalid or unenforceable in any jurisdiction to any extent for any reason, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

17. Remedies; Waiver. No remedy conferred upon the Employer by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Employer in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

18. Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

19.   Governing Law; Jurisdiction.


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      (a)   The provisions of this Agreement, and all the rights and obligations of the parties hereunder, shall be governed by, and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State without regard to such State's conflicts of law principles.

      (b) Each of the parties hereto hereby consents to the jurisdiction of any state or federal court located within the County of New York or County of Nassau, State of New York and irrevocably agrees that, subject to the Employer's election, all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each party hereto accepts for each of itself and himself and in connection with its and his properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

20. Headings. The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of the Agreement.

                       [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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      IN WITNESS HEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    EMPLOYER:

                                    FVFN ACQUISITION CORP.


                                    By
                                      -------------------------------
                                          Name: Randall J. Fagundo
                                          Title: President and CEO

                                    EXECUTIVE:


                                    --------------------------------
                                    ROBERT ALLEN

For purposes of Section 5(b) only:


--------------------------------
ROGER FOLZ

              [SIGNATURE PAGE TO ROBERT ALLEN EMPLOYMENT AGREEMENT]

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made effective this 15th day of April, 2003, by and between FVFN Acquisition Corp., a Delaware corporation (to be renamed Folz Vending, Inc. on the date hereof, the "EMPLOYER" or the "COMPANY") and William
T. Murphy (the "EXECUTIVE").

                                    RECITALS

      WHEREAS, the Employer prior hereto purchased certain of the assets and business of Folz Vending Co., Inc., a New York corporation ("FV"), and Folz Novelty Co., Inc., a New York corporation (together with FV, the "SELLERS", and each individually, a "SELLER"); and

      WHEREAS, the Executive was employed by FV; and

      WHEREAS, the Employer desires to employ the Executive and to utilize his management services as indicated herein and the Executive has agreed to provide such management services to the Employer; and

      WHEREAS, as a material inducement for the Employer to enter into the Asset Purchase Agreement, dated as of March 14, 2003 (the "PURCHASE AGREEMENT"), by and among the Employer, American Coin Merchandising, Inc., the Sellers, Roger Folz, and The Roger Folz Revocable Trust, and to hire and pay the Executive, the Executive has agreed to execute this Agreement and be bound by the provisions herein; and

      WHEREAS, capitalized terms used but not defined in this Agreement are used herein as defined in the Purchase Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                                   PROVISIONS

      1. Term and Duties. The Employer hereby agrees to employ the Executive as Vice President of Sales of the Company commencing on the date hereof and continuing for a period of one (1) year from the date hereof (the "INITIAL TERM") or until terminated in accordance with this Section 1 or Section 4. Unless terminated by written notice delivered at least thirty (30) days prior to the expiration of the Initial Term, the Executive's employment shall continue for successive one (1) year terms (each one (1) year term hereinafter referred to as a "SUBSEQUENT TERM" and together with the Initial Term, the "TERM") until terminated by written notice delivered at least thirty (30) days prior to the expiration of the Subsequent Term in question (it being understood that any termination by the Employer pursuant to this sentence shall not be considered a termination by the Employer other than for Cause for purposes of Section 5(c) hereof). Subject to the provisions of this Agreement, during the Term, the Executive shall devote his best


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efforts and abilities to the performance of the Executive's duties on behalf of the Employer and to the promotion of its interests, consistent with and subject to, the direction and control of the Board of Directors of the Company (the "BOARD") and the President of the Company (the "PRESIDENT"). The Executive shall devote substantially all of his business time, energies, attention and abilities to the operation of the Business and shall not be actively involved in any other trade or business or as an employee of any other trade or business. The Executive's services shall be performed during administrative hours substantially in Oceanside, New York. The Executive shall be entitled to maintain his current office in the Oceanside premises (so long as the business of the Company is located in Oceanside, New York), together with the office furniture, furnishings and business equipment currently located therein. The Executive shall be entitled to the services of an executive secretary. The Executive shall be entitled to no less than four (4) weeks of vacation time per year.

      2. Compensation.

            (a) Base Compensation. In consideration of the services to be rendered by the Executive during the Term of this Agreement, the Employer shall pay the Executive base compensation at a rate of $90,000 per year (the "BASE COMPENSATION"), payable bi-weekly.

            (b) Commissions. In addition to the Base Compensation, the Employee shall be entitled to commissions (the "COMMISSIONS") computed and paid in accordance with the Company's policy therefor, as such policy may be amended or modified by the Company from time to time in the sole discretion of the President and the Board.

            (c) Bonus. In addition to the Base Compensation and Commissions, the Executive shall be entitled to an incentive bonus (the "INCENTIVE BONUS") based upon his participation in the Company's regular annual bonus program for senior executives as the same is in effect from time to time. The amount of such bonus, if any, shall be in the discretion of the President and the Board.

      3. Benefits.

            (a) Benefit Programs. The Executive shall be eligible to participate in such benefit programs offered by the Employer such as health, disability, life insurance, any employee stock purchase plan, vacations and 401(k), as are offered to similarly-situated employees (except in the case of equity-based incentive plans where awards are subject to Board (or committee thereof) approval) and in each case no more favorable than the terms of benefits generally available to the employees of the Employer (based on seniority and salary level), subject in each case to the generally applicable terms and conditions of the plan, benefit or program in question.

            (b) Business Expenses. During the Term, the Executive shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with carrying out his duties hereunder. The Employer shall reimburse the Executive for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the generally applicable policies of the Employer.

            (c) Automobile Allowance. During the Term, the Employer shall provide the Executive the use of an automobile in accordance with customary Company policy, together with an allowance sufficient to cover fuel, maintenance, registration and taxes with respect thereto in accordance with customary Company policy.


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      4. Termination.

            (a) Death or Disability. This Agreement shall terminate automatically upon the Executive's death or termination due to "DISABILITY." For purposes of this Agreement, Disability shall mean the Executive's inability to perform the duties of his position for three (3) consecutive months, or 90 days in any 365-day period.

            (b) Voluntary Termination. Notwithstanding anything in this Agreement to the contrary, the Executive may, upon not less than 10 business days written notice to the Employer, voluntarily terminate his employment for any reason; provided, however, that any termination by the Executive pursuant to
Section 4(d) shall not be treated as a voluntary termination under this Section 4(b).

            (c) Cause. The Employer may terminate the Executive's employment for Cause (as hereinafter defined).

            (d) Good Reason. The Executive may terminate his employment for Good Reason (as hereinafter defined).

            (e) Notice of Termination. Any termination by the Employer for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13. For purposes of this Agreement, a "NOTICE OF TERMINATION" means a written notice given within a reasonable time after the event or action believed to constitute the reason for giving notice.

            (f) Date of Termination. For the purpose of this Agreement, the term "DATE OF TERMINATION" means (i) in the case of termination for which a Notice of Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein up to thirty (30) days after receipt, as the case may be, and (ii) in all other cases, the actual date on which the Executive's employment terminated during the Term.

      5. Termination Payments.

            (a) Death or Disability. If the Executive's employment is terminated during the Term of this Agreement by reason of the Executive's death or Disability, this Agreement shall terminate without further obligations to the Executive or the Executive's legal representatives under this Agreement other than those obligations accrued hereunder through the Date of Termination and the Employer shall pay to the Executive (or his beneficiary of estate) (i) the Executive's accrued but unpaid Base Compensation, Commissions and Incentive Bonus, if any, accrued and unused vacation and sick days, and unreimbursed business expenses (the "EARNED SALARY") in cash in a single lump sum as soon as practicable following the Date of Termination, (ii) any vested amounts or vested benefits owed to the Executive under the Employer's otherwise applicable employee benefit plans and programs, and not yet paid by the Employer (the "ACCRUED OBLIGATIONS"), and (iii) any other benefits payable due to the Executive's death or Disability under the Employer's plans, policies or programs (the "ADDITIONAL BENEFITS").

            (b) Cause and Voluntary Termination. If the Executive's employment shall be terminated for Cause or voluntarily terminated by the Executive without Good Reason, the Employer shall pay to the Executive (i) the Earned Salary in cash in a single lump sum as soon as practicable following the Date of


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Termination, and (ii) the Accrued Obligations in accordance with the terms of the applicable plan, program or arrangement.

            (c) Termination by the Employer other than for Cause and Termination by the Executive for Good Reason.

                        (i) Generally. If the Employer terminates the
            Executive's employment other than for Cause or the Executive terminates his employment for Good Reason, the Employer shall pay to the Executive the following amounts: (A) the Earned Salary in cash in a single lump sum as soon as practicable following the Date of Termination; (B) his then current Base Compensation until the one
            (1) year anniversary of the Date of Termination, in bi-weekly installments over such one (1) year period in accordance with the payroll practices of the Employer; and (C) the Accrued Obligations in accordance with the terms of the applicable plan, program or arrangement.

                        (ii) Benefits. For any termination of employment under
            this Section 5(c), the Executive (and, to the extent applicable, his dependents) shall be entitled, for one year, to continue participation at the Company's expense in the Employer's health plan. During this period, to the extent any such benefits cannot be provided under the terms of the applicable health plan, the Employer shall make COBRA payments sufficient to provide the Executive and the Executive's family with an equivalent level of coverage as existed prior to the Date of Termination.

                        (iii) No Duty to Mitigate Damages. The Executive shall
            not be required to take any steps to mitigate damages with respect to his entitlement under this Section 5(c).

            (d) Discharge of the Employer's Obligations. The amounts payable to the Executive pursuant to this Section 5 following termination of his employment shall be in full and complete satisfaction of the Executive's rights under this Agreement and any other claims he may have in respect of his employment by the Employer. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon the Executive's receipt of such amounts, the Employer shall be released and discharged from any and all liability to the Executive in connection with this Agreement or otherwise in connection with the Executive's employment with the Employer.

      6. Confidentiality.

            (a) The Executive realizes that during this Agreement, the Executive will produce and/or will have access to confidential memoranda, notes, information, records, maps, research results, business projections, business and research notebooks, data, formulae, specifications, trade secrets, customer lists, inventions and processes of the Employer, and other information of a confidential nature (collectively, "CONFIDENTIAL Information"). Confidential Information shall not include any information that (i) has become publicly known through no wrongful act or breach of any obligation of confidentiality on the part of the Executive; or (ii) was rightfully received by the Executive on a non-confidential basis from a third party (provided that such third party is not known to the Executive after reasonable inquiry to be bound by a confidentiality agreement with the Employer or another party).


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
            (b) Both during the term of this Agreement and subsequent to its termination, the Executive agrees to hold all Confidential Information in confidence and not to disclose, and not directly or indirectly to use, copy, digest or summarize, any Confidential Information, except as required by law and to the extent the Executive reasonably believes is necessary to carry out the Executive's responsibilities as directed or authorized by the Employer and, after termination of the Executive's employment hereunder, as specifically authorized in writing by the Employer.

            (c) All records in whatsoever form and in whatsoever medium recorded, and any and all copies thereof (including volatile electronic or magnetic signals), relating to the Employer's business that the Executive shall prepare, or use, or come into contact with in the course of executing his duties under this Agreement, shall be and remain the sole property of the Employer and shall not be removed from the Employer's premises except as the Executive reasonably believes is necessary to carry out the Executive's responsibilities as directed and authorized by the Employer; and the same shall be returned promptly to the Employer upon termination of the Executive's employment relationship with the Employer or upon the Employer's request.

            (d) The provisions of this Section 6 shall survive the termination of this Agreement.

      7. Inventions. The Executive shall promptly, and in any event no later than one (1) year after termination of his employment with the Employer, with respect to Inventions made or conceived by the Executive during his employment, either solely or jointly with others, if based on or related to or connected with the Business or the Employer or time, material, facilities or other employees of the Employer contributed thereto:

            (a) promptly and fully inform the Employer in writing of such Inventions;

            (b) assign, and the Executive does hereby assign, to the Employer all of the Executive's rights to such Inventions, if any, and to applications for Letters Patent and to Letters Patent granted upon such Inventions; and

            (c) acknowledge and deliver promptly to the Employer (without charge to the Executive but at the expense of the Employer) such written instruments and do such other acts as may be reasonably necessary to obtain and maintain Letters Patent and to vest the entire right and title thereto in the Employer.

      All Inventions, regardless of whether or not they are considered "WORKS FOR HIRE," shall for all purposes be regarded as acquired and held by the Executive for the benefit, and shall be the sole and exclusive property, of the Employer.

      The provisions of this Section 7 shall survive the termination of this Agreement.

8.    Non-Compete; Non-Solicitation

      (a) The Executive agrees that he possesses or will possess knowledge, skills and reputation in the industry in which the Employer operates which are of material importance to the Employer, and which are special, unique and extraordinary. The Executive acknowledges that the loss of his services, or the use of his services by a competitor, may cause irreparable harm to the Employer. Therefore, during the term hereof and during periods


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
            set forth in Subsection (b) hereof following termination of the Executive's employment hereunder for any reason, with or without Cause, the Executive, individually and personally, shall not do any of the following unless specifically authorized in writing by the
            Board:

                  (i) Canvass, solicit, or accept any business in the amusement vending machine business or industry (the "INDUSTRY") from any present or past customer of the Employer or any related company, if the customer is located in the United States (the "TERRITORY").

                  (ii) Aid or assist any other person, entity, partnership, or corporation in any effort to canvass, solicit, or accept any business in the Industry from any past or present customers of the Employer or of any related company, if the customer is located within the Territory.

                  (iii) Directly or indirectly request or advise any past or present customer of the Employer, or any past, present, or possible future customer of any related companies to withdraw, curtail, cancel, or not undertake business in the Industry with any related company, if the customer is located within the Territory.

                  (iv) Directly or indirectly disclose to any other person, entity, partnership, or corporation the names of past or present customers of the Employer, or of any related company. The parties agree that the names of these customers are confidential and proprietary and constitute trade secrets of the Employer.

                  (v) Suggest, solicit, or encourage any employee of the Employer or any related company to leave the employment of such entity or disparage the Employer or any related company or their conditions of employment, or disclose to any other person, entity, partnership, or corporation the names of employees of the Employer or any related company.

                  (vi) Directly or indirectly establish, as manager, employee or owner of greater than 1% of the outstanding ownership interest, or participate in an enterprise competitive with any business which is conducted at any time during the term of this Agreement by the Employer or any related company, and which business is in the Industry and in the Territory.

                  (vii) Provide any product, service, financing, aid, or assistance of any kind for any person, entity, partnership, association, or corporation which is competitive with any business which is conducted at any time during the term of this Agreement by the Employer or any related company, and which business is in the Industry and in the Territory.

                  (viii) Compete in any manner with any business which is conducted at any time during the term of this Agreement by the Employer or any related company, and which business is in the Industry and in the Territory.

      (b) The non-competition provisions set forth in Subsection (a) shall apply as follows: (i) if the Executive's employment is terminated for any reason, for a period of one (1) year from the Date of Termination (as defined in Section 4(f)) regardless of the reason for termination, and (ii) if this Agreement is not renewed or extended at the end of the Term, for a period of one (1) year from the end of the Term.


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
9.    Definitions.

      (a) "CAUSE" as used herein shall mean the Executive's (i) commission of an act which constitutes common law fraud, embezzlement or a felony,
            (ii) the commission of an act of moral turpitude, or of any tortious or unlawful act, which, in each of the foregoing cases, causes material harm to the Employer's business, standing or reputation,
            (iii) gross negligence on the part of the Executive in the performance of his duties hereunder, (iv) breach of his duty of loyalty or care to the Employer, (v) other misconduct that is materially detrimental to the Employer, (vi) ongoing refusal or failure to perform the Executive's duties or the deliberate and consistent refusal to conform to or follow any reasonable policy adopted by the Board or lawful instructions of the President, in each case after receiving written notice describing his non-compliance and being given a ten (10) business day opportunity to cure (to the extent curable) such non-compliance, or (vii) any other breach by the Executive of a material obligation under this Agreement, including without limitation the non-competition and non-solicitation provisions of Section 8 hereof, or any other agreement with or for the benefit of the Employer to which the Executive is a party or by which the Executive is bound, which is not cured (to the extent curable) within ten (10) business days following written notice from the Employer describing such breach. The allegation by Employer of an act or failure to act of Executive described in any of clauses (i) through (vii) above shall not constitute "Cause" if same is subsequently determined by a court of law or equity not to be such an act or failure to act; pending such determination, the Employer may withhold payment of any Base Compensation or Incentive Bonus and may relieve the Executive of his duties as described herein, provided that, if the relevant act or omission is not ultimately determined to constitute an act or omission to act of Executive described in any of clauses (i) through
            (vii) above, then such salary withholding and the Executive being relieved of his duties shall be deemed to have been a dismissal or termination of the Executive without Cause.

      (b) "GOOD REASON" shall mean (i) there is a substantial reduction of the level of the Executive's compensation, responsibilities, perquisites or title (including, without limitation, the appointment of an individual, without the Executive's prior written consent, to hold any of the offices (or to discharge the duties) the Executive is to hold (or discharge) pursuant to this Agreement), (ii) the failure in any material way of the Employer otherwise to fulfill any of its material obligations under this Agreement, after receiving written notice describing such non-compliance and being given a ten (10) business day opportunity to cure (to the extent curable) such non-compliance, or (iii) the involuntary relocation of the Employer's offices at which the Executive is principally employed to a location more than ten (10) miles from such offices, or the requirement by the Employer that the Executive be based anywhere other than the Employer's offices at such location on an extended basis, except for required travel on employee business to an extent substantially consistent with the Executive's business travel obligations.

      (c) "INVENTIONS" means discoveries, developments, improvements, or inventions (whether patentable or not) related to the Business.

      (d) "RESTRICTIVE COVENANTS" means the covenants set forth in Sections 6, 7 and 8 and the related provisions thereafter.


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
10. Consideration, Severability, Reasonableness of Restrictive Covenants and Maximum Enforceable Restrictions.

      (a) Consideration. The Executive acknowledges and agrees that the consideration set forth in the recitals to this Agreement and rights and benefits hereunder are all and singularly valuable consideration which are sufficient for any or all of the Executive's covenants set forth herein, but specifically with respect to the Restrictive Covenants.

      (b) Severability. Each of the Restrictive Covenants is distinct and severable, notwithstanding that some of such covenants may be set forth in one Section hereof for convenience.

      (c) Reasonableness of Restrictive Covenants. It is recognized and understood by the Executive that the Employer's Confidential Information is the result of large amounts of time, effort and expense of the Employer in acquiring and/or developing such information and is essential to the success of the Employer.

      (d) Maximum Enforceable Restriction. In the event that any or all of the Restrictive Covenants shall be determined by a court of competent jurisdiction to be unenforceable by reason of their geographic or temporal restrictions being too great, or by reason that the range of activities covered are too great, or for any other reason, they should be interpreted to extend over the maximum geographic area, period of time, range of activities or other restrictions as to which they may be enforceable by such court under applicable law.

11. Injunctive Relief. The parties agree that a breach of the Restrictive Covenants may cause irreparable damage to the Employer, the extent of which may be difficult to ascertain, and the award of damages may not be adequate relief, and consequently, the Executive agrees that, in the event of a breach or a threatened breach of any of the Restrictive Covenants, the Employer may institute an action to compel the specific performance of the Restrictive Covenants, and that such remedy shall be cumulative, not exclusive, and shall be in addition to any other available remedies.

12. No Prior Agreements. The Executive represents and warrants that his performance of all the terms of this Agreement does not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired in confidence, trust or otherwise) to which he is a party or by the terms of which he may be bound. The Executive further covenants and agrees not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement.

13. Notices. All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by confirmed facsimile transmission, by recognized national overnight courier service or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

                                      IF TO THE EXECUTIVE TO:


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
                     William T. Murphy
                     9 Miller Avenue
                     Rockaway, NJ  07866

                                      WITH COPY TO:

                     Robinson Brog Leinward Greene Genovese & Gluck P.C.

                     1345 Avenue of the Americas

                     New York, New York 10105
                     Fax: (212) 956-2164

                     Attn: Marshall Bernstein, Esq.

                                      IF TO THE EMPLOYER:

                     FOLZ VENDING, INC.

                     c/o American Coin Merchandising, Inc.
                     397 S. Taylor Avenue

                     Louisville, CO 80027-3027
                     Fax: (303) 247-0480

                     Attn: Randall J. Fagundo

                                      WITH COPY TO:

                     Morrison Cohen Singer & Weinstein, LLP
                     750 Lexington Avenue
                     New York, NY 10022
                     Fax: (212) 735-8708
                     Attn: David A. Scherl, Esq.

Notices shall be effective immediately upon personal delivery or facsimile transmission, one business day after deposit with an overnight courier service or three (3) business days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.


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
14. Entire Agreement. This Agreement cancels and supersedes any and all prior agreements and understandings, written or verbal, between the parties hereto with respect to the Executive's employment, and cancels and supercedes any and all agreements and understandings, written or verbal, between FV and the Executive, with respect to the Executive's employment, including without limitation, that certain Employment Agreement, dated as of September 12, 1994 (as the same may have been amended or modified subsequent thereto). This Agreement constitutes the entire agreement between the parties with respect to the matters herein provided, and no modifications or waiver of any provision hereof shall be effective unless in writing and signed by the Employer and the Executive.

15. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon the parties hereto and its or his heirs, executors, administrators, legal representatives, successors and assigns, and inure to the benefit of and be enforceable by the Employer and its successors and assigns, except that the duties and responsibilities of the Executive hereunder are of a personal nature and shall not be assignable or delegable in whole or in part.

16. Severability In the event that any provision of this Agreement or application thereof to anyone or under any circumstance is found to be invalid or unenforceable in any jurisdiction to any extent for any reason, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

17. Remedies; Waiver. No remedy conferred upon the Employer by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Employer in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

18. Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

19.   Governing Law; Jurisdiction.

      (a) The provisions of this Agreement, and all the rights and obligations of the parties hereunder, shall be governed by, and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State without regard to such State's conflicts of law principles.

      (b) Each of the parties hereto hereby consents to the jurisdiction of any state or federal court located within the County of New York or County of Nassau, State of New York and irrevocably agrees that, subject to the Employer's election, all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each party hereto accepts for each of itself and himself and in connection with its and his properties,


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
            generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

20. Headings. The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of the Agreement.

                       [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                                       EXHIBIT D

      IN WITNESS HEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    EMPLOYER:

                                    FVFN ACQUISITION CORP.

                                    By
                                      -------------------------------------
                                          Name: Randall J. Fagundo
                                          Title: President and CEO

                                    EXECUTIVE:


                                    --------------------------------
                                    WILLIAM T. MURPHY

           [SIGNATURE PAGE TO WILLIAM T. MURPHY EMPLOYMENT AGREEMENT]

                               FORM OF SALES FORCE

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made effective this [__] day of [__________], 2003, by and between FVFN Acquisition Corp., a Delaware corporation (to be renamed Folz Vending, Inc. on the date hereof, the "EMPLOYER" or the "COMPANY") and [___________] (the "EMPLOYEE").

                                    RECITALS

      WHEREAS, the Employer prior hereto purchased certain of the assets and business of Folz Vending Co., Inc., a New York corporation ("FV"), and Folz Novelty Co., Inc., a New York corporation (together with FV, the "SELLERS", and each individually, a "SELLER"); and

      WHEREAS, the Employee was employed by FV; and

      WHEREAS, the Employer desires to employ the Employee and to utilize the Employee's services as indicated herein and the Employee has agreed to provide such services to the Employer; and

      WHEREAS, as a material inducement for the Employer to enter into the Asset Purchase Agreement, dated as of March [_], 2003 (the "PURCHASE AGREEMENT"), by and among the Employer, American Coin Merchandising, Inc., the Sellers, Roger Folz, and The Roger Folz Revocable Trust, and to hire and pay the Executive, the Executive has agreed to execute this Agreement and be bound by the provisions herein; and

      WHEREAS, capitalized terms used but not defined in this Agreement are used herein as defined in the Purchase Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                                   PROVISIONS

      1. "At-will" Nature of the Relationship; Duties. The Employer hereby agrees to employ the Employee commencing on the date hereof on a voluntary, AT-WILL BASIS. This means that both the Employee and the Employer are free to terminate the employment relationship at any time, for any or no reason, with or without prior notice, unless otherwise prohibited by law. Subject to the provisions of this Agreement, the Employee shall devote [HIS/HER] best efforts and abilities to the performance of the Employee's duties on behalf of the Employer and to the promotion of [HIS/HER] interests, consistent with and subject to, the direction and control of the Board of Directors of the Company (the "BOARD") and the

President of the Company (the "PRESIDENT"). The Employee shall devote substantially all of [HIS/HER] business time, energies, attention and abilities to the operation of the Business and shall not be actively involved in any other trade or business or as an employee of any other trade or business. The Employee's services shall be performed substantially during administrative hours.

      2. Compensation.

            (a) Base Compensation. In consideration of the services to be rendered by the Employee during the Term of this Agreement, the Employer shall pay the Employee base compensation at a rate of $[_________] per year (the "BASE COMPENSATION"), payable bi-weekly.

            (b) Commissions. In addition to the Base Compensation, the Employee shall be entitled to commissions (the "COMMISSIONS") computed and paid in accordance with the Company's policy therefor, as such policy may be amended or modified by the Company from time to time in the sole discretion of the President and the Board.

      3. Benefits.

            (a) Benefit Programs. The Employee shall be eligible to participate in such benefit programs offered by the Employer such as health, disability, life insurance, vacations and 401(k), in each case on terms no more favorable than the terms of benefits generally available to the employees of the Employer (based on seniority and salary level), subject in each case to the generally applicable terms and conditions of the plan, benefit or program in question.

            (b) Business Expenses. During the Term, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with carrying out [HIS/HER] duties hereunder. The Employer shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the generally applicable policies of the Employer.

            (c) Automobile Allowance. During the Term, the Employer shall provide the Employee the use of an automobile in accordance with customary Company policy, together with an allowance sufficient to cover fuel, maintenance, registration and taxes with respect thereto in accordance with customary Company policy.

      4. Termination.

            (a) Payment. If the Employee's employment is terminated for any reason, this Agreement shall terminate without further obligations to the Employee or the Employee's legal representatives under this Agreement other than those obligations accrued hereunder through the date of termination, and the Employer shall pay to the Employee (or [HIS/HER] beneficiary of estate) (i) the Employee's accrued but unpaid Base Compensation and Commissions, if any, in cash in a single lump sum as soon as practicable following the date of termination,
(ii) the Employee's then current Base Compensation, payable in bi-weekly installments in accordance with the payroll practices of the Employer, for a period of time beginning on the day after the date of termination and ending on the earliest to occur of (A) the date that the Company determines to no longer enforce the non-competition provisions of Section 7 hereof, (B) the date upon which the Employee commences new employment, and (C) six (6) months from the date of termination, (iii) any vested amounts or vested benefits owed to the


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Employee under the Employer's otherwise applicable employee benefit plans and programs, and not yet paid by the Employer, and (iv) any other benefits payable due to the Employee's death or disability under the Employer's plans, policies or programs.

            (b) Discharge of the Employer's Obligations. The amounts payable to the Employee pursuant to this Section 4 following termination of employment shall be in full and complete satisfaction of the Employee's rights under this Agreement and any other claims [HE/SHE] may have in respect of [HIS/HER] employment by the Employer [OTHER THAN ANY CLAIM SHE MAY HAVE AGAINST THE EMPLOYER ARISING OUT OF HER BEING A VICTIM OF ANY UNLAWFUL ACT]. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon the Employee 's receipt of such amounts, the Employer shall be released and discharged from any and all liability to the Employee in connection with this Agreement or otherwise in connection with the Employee 's employment with the Employer[, OTHER THAN IN RESPECT OF ANY CLAIM THE EXECUTIVE MAY HAVE AGAINST THE EMPLOYER ARISING OUT OF HER BEING A VICTIM OF ANY UNLAWFUL ACT].

      5. Confidentiality.

            (a) The Employee realizes that during this Agreement, the Employee will produce and/or will have access to confidential memoranda, notes, information, records, maps, research results, business projections, business and research notebooks, data, formulae, specifications, trade secrets, customer lists, inventions and processes of the Employer, and other information of a confidential nature (collectively, "CONFIDENTIAL Information"). Confidential Information shall not include any information that (i) has become publicly known through no wrongful act or breach of any obligation of confidentiality on the part of the Employee; or (ii) was rightfully received by the Employee on a non-confidential basis from a third party (provided that such third party is not known to the Employee after reasonable inquiry to be bound by a confidentiality agreement with the Employer or another party).

            (b) Both during the term of this Agreement and subsequent to its termination, the Employee agrees to hold all Confidential Information in confidence and not to disclose, and not directly or indirectly to use, copy, digest or summarize, any Confidential Information, except as required by law and to the extent the Employee reasonably believes is necessary to carry out the Employee's responsibilities as directed or authorized by the Employer and, after termination of the Employee's employment hereunder, as specifically authorized in writing by the Employer.

            (c) All records in whatsoever form and in whatsoever medium recorded, and any and all copies thereof (including volatile electronic or magnetic signals), relating to the Employer's business that the Employee shall prepare, or use, or come into contact with in the course of executing the Employee's duties under this Agreement, shall be and remain the sole property of the Employer and shall not be removed from the Employer's premises except as the Employee reasonably believes is necessary to carry out the Employee's responsibilities as directed and authorized by the Employer; and the same shall be returned promptly to the Employer upon termination of the Employee's employment relationship with the Employer or upon the Employer's request.

            (d) The provisions of this Section 5 shall survive the termination of this Agreement.

      6. Inventions. The Employee shall promptly, and in any event no later than one (1) year after termination of the Employee's employment with the Employer, with respect to Inventions made or conceived by the Employee during the Employee's employment, either solely or jointly with others, if


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
based on or related to or connected with the Business or the Employer or time, material, facilities or other employees of the Employer contributed thereto:

            (a) promptly and fully inform the Employer in writing of such Inventions;

            (b) assign, and the Employee does hereby assign, to the Employer all of the Employee's rights to such Inventions, if any, and to applications for Letters Patent and to Letters Patent granted upon such Inventions; and

            (c) acknowledge and deliver promptly to the Employer (without charge to the Employee but at the expense of the Employer) such written instruments and do such other acts as may be reasonably necessary to obtain and maintain Letters Patent and to vest the entire right and title thereto in the Employer.

      All Inventions, regardless of whether or not they are considered "WORKS FOR HIRE," shall for all purposes be regarded as acquired and held by the Employee for the benefit, and shall be the sole and exclusive property, of the Employer.

      The provisions of this Section 6 shall survive the termination of this Agreement.

      7. Non-Compete; Non-Solicitation. The Employee agrees that he possesses or will possess knowledge, skills and reputation in the industry in which the Employer operates which are of material importance to the Employer, and which are special, unique and extraordinary. The Employee acknowledges that the loss of the Employee's services, or the use of the Employee's services by a competitor, may cause irreparable harm to the Employer. Therefore, during the term hereof and for a period of one (1) year following termination of the Employee's employment hereunder for any reason, the Employee, individually and personally, shall not do any of the following unless specifically authorized in writing by the Board:

            (a) Canvass, solicit, or accept any business in the amusement vending machine business or industry (the "INDUSTRY") from any present or past customer of the Employer or any related company, if the customer is located anywhere where the Company currently does business and anywhere where the Company is doing business on the date of termination of the Employee (the "TERRITORY").

            (b) Aid or assist any other person, entity, partnership, or corporation in any effort to canvass, solicit, or accept any business in the Industry from any past or present customers of the Employer or of any related company, if the customer is located within the Territory.

            (c) Directly or indirectly request or advise any past or present customer of the Employer, or any past, present, or possible future customer of any related companies to withdraw, curtail, cancel, or not undertake business in the Industry with any related company, if the customer is located within the Territory.

            (d) Directly or indirectly disclose to any other person, entity, partnership, or corporation the names of past or present customers of the Employer, or of any related company. The parties agree that the names of these customers are confidential and proprietary and constitute trade secrets of the Employer.


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
            (e) Suggest, solicit, or encourage any employee of the Employer or any related company to leave the employment of such entity or disparage the Employer or any related company or their conditions of employment, or disclose to any other person, entity, partnership, or corporation the names of employees of the Employer or any related company.

            (f) Directly or indirectly establish, as manager, employee or owner of greater than 1% of the outstanding ownership interest, or participate in an enterprise competitive with any business which is conducted at any time during the term of this Agreement by the Employer or any related company, and which business is in the Industry and in the Territory.

            (g) Provide any product, service, financing, aid, or assistance of any kind for any person, entity, partnership, association, or corporation which is competitive with any business which is conducted at any time during the term of this Agreement by the Employer or any related company, and which business is in the Industry and in the Territory.

            (h) Compete in any manner with any business which is conducted at any time during the term of this Agreement by the Employer or any related company, and which business is in the Industry and in the Territory.

      8. Definitions.

      (a) "INVENTIONS" means discoveries, developments, improvements, or inventions (whether patentable or not) related to the Business.

      (b) "RESTRICTIVE COVENANTS" means the covenants set forth in Sections 5, 6 and 7 and the related provisions thereafter.

      9. Consideration, Severability, Reasonableness of Restrictive Covenants and Maximum Enforceable Restrictions.

      (a) Consideration. The Employee acknowledges and agrees that the consideration set forth in the recitals to this Agreement and rights and benefits hereunder are all and singularly valuable consideration which are sufficient for any or all of the Employee's covenants set forth herein, but specifically with respect to the Restrictive Covenants.

      (b) Severability. Each of the Restrictive Covenants is distinct and severable, notwithstanding that some of such covenants may be set forth in one Section hereof for convenience.

      (c) Reasonableness of Restrictive Covenants. It is recognized and understood by the Employee that the Employer's Confidential Information is the result of large amounts of time, effort and expense of the Employer in acquiring and/or developing such information and is essential to the success of the Employer.

      (d) Maximum Enforceable Restriction. In the event that any or all of the Restrictive Covenants shall be determined by a court of competent jurisdiction to be unenforceable by reason of their geographic or temporal restrictions being too great, or by reason that the range of activities covered are too great, or for any other reason, they should be interpreted to extend over the maximum geographic area, period of time, range of


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
            activities or other restrictions as to which they may be enforceable by such court under applicable law.

      10. Injunctive Relief. The parties agree that a breach of the Restrictive Covenants may cause irreparable damage to the Employer, the extent of which may be difficult to ascertain, and the award of damages may not be adequate relief, and consequently, the Employee agrees that, in the event of a breach or a threatened breach of any of the Restrictive Covenants, the Employer may institute an action to compel the specific performance of the Restrictive Covenants, and that such remedy shall be cumulative, not exclusive, and shall be in addition to any other available remedies.

      11. No Prior Agreements. The Employee represents and warrants that the Employee's performance of all the terms of this Agreement does not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired in confidence, trust or otherwise) to which [HE/SHE] is a party or by the terms of which [HE/SHE] may be bound. The Employee further covenants and agrees not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this Agreement.

      12. Notices. All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by confirmed facsimile transmission, by recognized national overnight courier service or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

                                      IF TO THE EMPLOYEE TO:

                     [EMPLOYEE]
                     [ADDRESS]

                                      IF TO THE EMPLOYER:

                     FOLZ VENDING, INC.

                     c/o American Coin Merchandising, Inc.
                     397 S. Taylor Avenue

                     Louisville, CO 80027-3027
                     Fax: (303) 444-2559

                     Attn: Randall J. Fagundo

                                      WITH COPY TO:


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
                     Morrison Cohen Singer & Weinstein, LLP
                     750 Lexington Avenue
                     New York, NY 10022
                     Fax: (212) 735-8708
                     Attn:  David A. Scherl, Esq.

Notices shall be effective immediately upon personal delivery or facsimile transmission, one business day after deposit with an overnight courier service or three (3) business days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

      13. Entire Agreement. This Agreement cancels and supersedes any and all prior agreements and understandings, written or verbal, between the parties hereto, or between FV and the Employee, with respect to the Employee's employment or any of the other substantive matters addressed herein[, INCLUDING WITHOUT LIMITATION, THAT CERTAIN EMPLOYMENT AGREEMENT, DATED AS OF [_________] (AS THE SAME MAY HAVE BEEN AMENDED OR MODIFIED SUBSEQUENT THERETO)]. This Agreement constitutes the entire agreement between the parties with respect to the matters herein provided, and no modifications or waiver of any provision hereof shall be effective unless in writing and signed by the Employer and the Employee.

      14. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon the parties hereto and its or their heirs, executors, administrators, legal representatives, successors and assigns, and inure to the benefit of and be enforceable by the Employer and its successors and assigns, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable or delegable in whole or in part.

      15. Severability. In the event that any provision of this Agreement or application thereof to anyone or under any circumstance is found to be invalid or unenforceable in any jurisdiction to any extent for any reason, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

      16. Remedies; Waiver. No remedy conferred upon the Employer by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Employer in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

      17. Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

      18. Governing Law; Jurisdiction.


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
            (a) The provisions of this Agreement, and all the rights and obligations of the parties hereunder, shall be governed by, and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State without regard to such State's conflicts of law principles.

            (b) Each of the parties hereto hereby consents to the jurisdiction of any state or federal court located within the County of New York or County of Nassau, State of New York and irrevocably agrees that, subject to the Employer's election, all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each party hereto accepts for each of itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

      19. Headings. The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of the Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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
      IN WITNESS HEREOF, the parties have executed this Agreement as of the date and year first above written.

                                    EMPLOYER:

                                    FVFN ACQUISITION CORP.


                                    By
                                      ------------------------------------
                                          Name:
                                          Title

                                    EMPLOYEE:


                                    --------------------------------
                                    [EMPLOYEE]

               [SIGNATURE PAGE TO [EMPLOYEE] EMPLOYMENT AGREEMENT]

37. RENEWAL TERMS                                                                28

                                      LEASE

                                     BETWEEN

                           3401 LAWSON BOULEVARD, LLC

                                  as Landlord,

                                       and

                             FVFN ACQUISITION CORP.

                                    as Tenant

                              Dated: April 15, 2003

                                    TABLE OF CONTENTS

1.  DEFINITIONS                                                                   1

2.  DEMISE AND TERM; STATUS OF TITLE                                              3

3.  RECORDATION OF LEASE                                                          3

4.  FIXED MONTHLY RENT                                                            3

5.  ADDITIONAL RENT                                                               3

6.  TENANT'S PAYMENTS                                                             4

7.  PAYMENT OF REAL ESTATE TAX INCREASE                                           4

8.  USE; COMPLIANCE WITH LAWS; ETC                                                5

9.  UTILITIES AND SERVICES                                                        6

10. INDEMNIFICATION AND LIABILITY OF LANDLORD.                                    7

11. MAINTENANCE AND REPAIRS.                                                      8

12. MECHANIC'S AND OTHER LIENS.                                                   9

13. ALTERATIONS                                                                   9

14. CONDITIONS FOR TENANT'S WORK                                                 10

15. INSURANCE                                                                    11

16. DAMAGE OR DESTRUCTION                                                        12

17. CONDEMNATION                                                                 13

18. CONDITIONAL LIMITATIONS - DEFAULT PROVISIONS                                 15

19. QUIET ENJOYMENT                                                              18

20. SURRENDER OF PREMISES                                                        18

21. ASSIGNMENT AND SUBLETTING                                                    19

22. ESTOPPEL CERTIFICATES                                                        21

23. INVALIDITY OF PARTICULAR PROVISIONS                                          22

24. CONDITION OF PREMISES                                                        22

25. EXHIBITION OF DEMISED PREMISES                                               22

26. ARBITRATION                                                                  22

27. NOTICES, ETC                                                                 22

28. INJUNCTION                                                                   23

29. OWNER'S RIGHT TO CURE TENANT'S DEFAULTS                                      23

30. BROKER                                                                       24

31. REPRESENTATIONS AND WARRANTY                                                 24

32. SUBORDINATION                                                                24

33. COMPLIANCE WITH LAWS; HAZARDOUS MATERIALS                                    25

34. INDEMNIFICATION PROCEDURES                                                   26

35. COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT                          26

36. MISCELLANEOUS PROVISIONS                                                     27

                                      LEASE

            This Lease dated April 15, 2003, between 3401 LAWSON BOULEVARD, LLC, a New York limited liability company ("Landlord" or "Owner"), having an office at 3401 Lawson Boulevard, Oceanside, New York, and FVFN ACQUISITION CORP., a Delaware corporation, to be renamed Folz Vending, Inc. on the date hereof ("Tenant"), having an office c/o ACMI Holdings, Inc., 397 S. Taylor Avenue, Louisville, Colorado 80027.

                              W I T N E S S E T H:

      WHEREAS, Landlord desires to lease to Tenant and Tenant desires to hire from Landlord the premises commonly known as 3401 Lawson Boulevard, Oceanside, New York, upon the terms, covenants and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.    DEFINITIONS.

Section 1.1 For the purposes of this lease, unless the context otherwise requires, the following words and terms shall have the meanings indicated (whether or not the initial letters are capitalized):

                  1.1.1 ADDITIONAL RENT: All rent, Impositions and other charges and sums payable by Tenant under or in respect of this lease to Landlord, but excluding Fixed Monthly Rent.

                  1.1.2 BUILDING: The buildings and improvements erected on the Land or any part thereof, together with all alterations, additions, improvements, restorations and replacements


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
      thereof.

                  1.1.3 BUILDING EQUIPMENT: All machinery, utility, heat, ventilation and air conditioning systems, apparatus, equipment, and fixtures of every kind and nature which is heretofore or hereafter attached to or used in connection with the repair and maintenance of the Building and any and all alterations, additions, improvements, restorations and replacements of any thereof; provided, however, that "Building Equipment" shall not include any freely moveable personal property of Tenant.

                  1.1.4 DEMISED PREMISES OR PREMISES: The Land, the Building and the Building Equipment, together with all rights, privileges and easements now or hereafter pertaining thereto.

                  1.1.5 EVENT OF DEFAULT: Defined in Section 19.1.

                  1.1.6 FEE MORTGAGE (and FEE MORTGAGEE): Any mortgage on all or any part of the fee title to the Demised Premises (and the holder thereof).

                  1.1.7 FIXED MONTHLY RENT: Defined in Section 4.1.

                  1.1.8 INSURANCE REQUIREMENTS: The requirements of any insurer of the Premises under any of the insurance policies required under Section 16 hereof and of the local Board of Fire Underwriters insofar as they pertain to the Premises.

                  1.1.9 LAND: All that certain plot, piece or parcel of land more particularly described in EXHIBIT I annexed hereto and made a part hereof.

                  1.1.10 LANDLORD: The owner at the time in question of Landlord's interest under this lease so that, in the event of any transfer of Landlord's interest in the Demised Premises, the transferor, grantor or assignor shall be and hereby is entirely relieved and freed of all of its obligations hereunder, arising from and after the effective date of such transfer and it shall be deemed without further agreement between the parties that such grantee, transferee or


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
      assignee has assumed and agreed to perform and observe all obligations of the transferor, grantor or assignor hereunder, whether then accrued or thereafter accruing.

                  1.1.11 LANDLORD'S OBLIGATIONS: Landlord's obligations under this lease.

                  1.1.12 LEASE YEAR: The period beginning on the date of this lease and continuing through March 31, 2004 (the "1st Lease Year"), and each succeeding twelve (12) month period thereafter during the term of this lease.

                  1.1.13 LEGAL REQUIREMENTS: All laws, statutes and ordinances (including, but not limited to, building codes and zoning regulations and ordinances), and the orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate agencies, officers, departments, boards and commissions thereof, whether now or hereafter in force, which may be applicable to the Demised Premises, or any part thereof, or the use or manner of all or any part of the Demised Premises or the sidewalks and curbs adjacent thereto.

                  1.1.14 LENDING INSTITUTION: Any insurance company, commercial bank, investment bank, trust company, savings and loan association, credit union or union or municipal pension fund authorized or permitted to conduct business in the jurisdiction in which the Land is located.

                  1.1.15 PERSON: (whether or not the initial letter is capitalized): A natural person or persons, a partnership, a corporation, a limited liability company or any other form of business or legal association or entity.

                  1.1.16 RENT: The Fixed Monthly Rent and the Additional Rent.

                  1.1.17 SUBLEASE: All subleases and lettings, written and oral, licenses, concessions, occupancies or any other agreement for use or hire of all or any portion of the Demised Premises; and any person entitled to use all or any portion of the Demised Premises under any Sublease is herein sometimes called a "SUBTENANT".


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
                  1.1.18 TENANT: The tenant named herein and, unless the context specifically prohibits, its successors and assigns.

                  1.1.19 UNAVOIDABLE DELAYS: Any delays resulting from any acts of God, governmental restrictions or preemption, acts of public enemy, riot, civil commotion, storms, fire, floods, earthquakes, strikes, lock-outs and any other matter which shall be beyond the reasonable control of the party required to perform, except that any obligation to pay money shall be absolute and shall not be subject to any Unavoidable Delay.

            Section 1.2 Various other words or terms which are defined in other Articles of this lease shall have the meanings specified in such other Articles for all purposes of this lease, unless the context otherwise requires.

2.    DEMISE AND TERM; STATUS OF TITLE.

Section 2.1 Landlord, for and in consideration of the Rent, terms, covenants and conditions herein reserved and contained, does hereby demise and lease to Tenant, and Tenant does hereby take and hire from Landlord, the Premises, upon and subject to the terms, covenants and conditions herein set forth;

TO HAVE AND TO HOLD the Premises for a term of approximately two (2) years, commencing on the date hereof and expiring at midnight on March 31, 2005 (the "Initial Term"), unless this lease shall sooner terminate as hereinafter provided. This lease is also subject to two Renewal Terms as set forth in
Section 38.

3.    RECORDATION OF LEASE.

Section 3.1Tenant shall not record this lease.


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
4.    FIXED MONTHLY RENT.

Section 4.1 Tenant agrees to pay to Landlord during the Initial Term, in addition to the Additional Rent to be paid by Tenant hereunder, a fixed monthly rent (the "Fixed Monthly Rent") in the amount of $30,000.00 per month ($360,000 per annum).

Section 4.2 The Fixed Monthly Rent and Additional Rent payable by Tenant to Landlord under the terms of this lease shall be paid at the office of Landlord set forth above, or at such other place or to such other person as Landlord may from time to time designate by notice to Tenant. The Fixed Monthly Rent shall be paid on the first day of each and every month during the term hereof in lawful money of the United States which shall be legal tender for the payment of all debts and dues, public and private, at the time of payment without set-off, abatement or diminution, except as otherwise expressly provided in this Lease. To the extent this Lease commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month the Rent shall be commensurately prorated.

5.    ADDITIONAL RENT.

Section 5.1 All charges, sums and amounts other than Fixed Monthly Rent to be paid by Tenant pursuant to this Lease shall be deemed additional rent ("Additional Rent"), whether or not the same be designated as such, and shall be due and payable within twenty (20) days after written demand (or such earlier or later time as may be elsewhere specifically provided in this Lease). Owner shall have all rights and remedies provided for in this Lease or by law upon Tenant's failure to pay any Additional Rent, after giving effect to any applicable notice and cure period, as for the non-payment of Fixed Monthly Rent.

Section 5.2 If any of the Fixed Monthly Rent or Additional Rent payable under the terms and provisions of this Lease shall be or become uncollectible, reduced or required to be refunded because of any act or law enacted by a governmental authority, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Owner may request and as may be legally permissible to permit Owner to collect the maximum rents which, from time to time during the continuance of such legal rent restriction, may be legally permissible (but not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the Fixed Monthly Rent and/or Additional Rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Owner promptly upon being billed, to the maximum extent legally permissible, an amount equal to (x) the Fixed Monthly Rent and/or Additional Rent which would have been paid pursuant to this Lease but for such legal rent restriction less (y) the rents and other sums paid by Tenant during the period such legal restriction was in effect.

6.    TENANT'S PAYMENTS.

Section 6.1 I f any Fixed Monthly Rent, Additional Rent or other monies owing by Tenant under this Lease are paid more than ten (10) days after written notice that such monies are due and payable pursuant to the provisions of this Lease, Tenant shall pay Owner interest thereon, at three (3%) percent over the then prime rate announced by Citibank, N.A. but not in excess of the maximum legal rate (the "Interest Rate"), for the period from the date such monies were due to the date such monies are paid. It is expressly acknowledged and agreed that nothing herein contained shall be deemed or construed as permitting or allowing Tenant to make any payment of Fixed Monthly Rent or Additional Rent at a time other than when the same shall be required to be paid pursuant to the provisions of this Lease. The acceptance of the late charge referred to in this Paragraph shall not in any manner preclude Owner from enforcing any of its rights contained elsewhere in this Lease.

Section 6.2If any installment or installments of Fixed Monthly Rent or Additional Rent payable to Landlord shall not be paid within ten (10) days after notice from Landlord to Tenant that the same is due hereunder, then, in addition to and without waiving or releasing any other rights and remedies of Landlord, a late charge equal to three percent (3%) of the amount overdue shall become immediately due and payable to Landlord and the same may be collected on demand.

Section 6.3 If Tenant shall be in arrears in the payment of rent when due, Tenant waives its right, if any, to designate the items in arrears against which any payments by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

Section 6.4 If any payment of rent shall be made by or from any person, partnership corporation or entity other than Tenant, the acceptance of same by Landlord shall not under any circumstances be deemed or construed to be a recognition of any subletting of the premises, or of any portion thereof, or of any assignment of this Lease.

7.    PAYMENT OF REAL ESTATE TAX INCREASE

Section 7.1 For purposes of this Lease, "Real Estate Taxes" shall mean the taxes, assessments and any special assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building and all taxes and assessments levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from the real property to the extent the same shall be in lieu of or in addition to or a substitute for all or a portion of any of the taxes or assessments upon or against the real property. Notwithstanding the foregoing "Real Estate Taxes" shall not include any income, estate, inheritance, succession, corporate stock transfer or franchise taxes or penalties or interest for late payment of taxes. As of the date hereof, the Real Estate Taxes consist of the Town of Hempstead, County of Nassau general tax (the "Town Tax") and the Oceanside School District and Local Library tax (the "School Tax"). The "Town Tax Base Year" shall mean the calendar year 2003. The "School Tax Base Year" shall mean the 12 months ending June 30, 2003.

Section 7.2 If in any subsequent tax year the Town Tax shall be greater than the Town Tax for the Town Tax Base Year, Tenant shall pay, in addition to the Fixed Rent, an amount equal to such increase. If in any subsequent tax year the School Tax shall be greater than the School Tax for the School Tax Base Year, Tenant shall pay to Landlord an amount equal to the amount of such increase. The amount payable by Tenant hereunder is referred to as "Tenant's Tax Payment."

Section 7.3 At any time during any subsequent tax year Landlord may furnish Tenant with a statement setting forth the amount of the Town Tax or School Tax for each subsequent year together with a copy of the relevant tax bill. Tenant shall pay to Landlord Tenant's Tax Payment within 15 days prior to the first day of the month in which the applicable tax for such subsequent tax year is due; provided, however, that if such tax is paid in installments Tenant's tax payment for such subsequent year shall be likewise payable in proportionate installments, each installment to be paid 15 days prior to the date in which the corresponding installment of taxes shall become due. In the event any Real Estate Tax or installment thereof becomes due and payable by Landlord prior to the time that Landlord shall have furnished such statement to Tenant, Tenant shall pay Tenant's Tax Payment or installment thereof within 30 days of the furnishing to Tenant of such statement.

Section 7.4 Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the real property. In the event the assessed valuation which had been utilized in computing real estate taxes for the Town Tax Base Year or the School Tax Base Year shall be retroactively adjusted to reflect such reduction, Tenant's tax payment shall be increased accordingly and all retroactive additional rent resulting from such retroactive adjustment shall be payable by Tenant within 30 days after notice from Landlord. Tax payments shall be apportioned between Landlord and Tenant at the beginning and at the expiration or sooner termination of this Lease so that Tenant shall pay only the portion of such payments which are allocable to the term of this Lease.

8.    USE; COMPLIANCE WITH LAWS; ETC.

Section 8.1 The Demised Premises may be used and occupied for a vending machine warehouse and refurbishment center, inventory storage and distribution center and related office purposes; provided, however, that the Premises may not be used for the use or storage of Hazardous Materials (as hereinafter defined). Tenant shall not use, improve, permit or suffer the use, improvement or occupancy of, the Demised Premises, or any part thereof, (a) in any unlawful manner or for any illegal purpose, and (b) other than for the purposes and in the manner and to the extent permitted by all Legal Requirements, Insurance Requirements and any Certificate of Occupancy now or hereafter applicable or issued with respect to the Demised Premises.

Section 8.2 Landlord represents and warrants to Tenant that (a) the current Certificate of Occupancy for the Building will not be violated by the specific use of the Premises contemplated by Tenant as set forth in Section 8.1 and (b) there are no current violations against the Building that have been noted by any governmental authority.

Section 8.3 Tenant shall, throughout the term, at Tenant's own cost and expense, promptly comply, or cause compliance, with all Legal Requirements (other than those constituting Landlord's Obligations) and Insurance Requirements, foreseen or unforeseen, ordinary as well as extraordinary, and whether or not the same shall presently be within the contemplation of the parties or shall involve any change of governmental policy or require alterations or additions and irrespective of the cost thereof. Tenant shall not be obligated to make capital improvements or structural repairs unless the need to make same arises out of
(a) Tenant's particular manner of use of the Premises (as opposed to the mere use of the premises as permitted hereunder) or (b) the negligent or intentional act or omission of Tenant, its agents, servants, employees, contractor or invitees or (c) a breach of Tenant's obligations under this Lease. Except as provided in the immediately preceding sentence, Landlord will be obligated to make any required structural repairs. The provisions and conditions of Article 14 shall also apply to any work required to be performed by Tenant under this Article.

Section 8.4 Tenant shall, at its sole cost and expense, obtain and keep in full force and effect any and all necessary permits, licenses, certificates or of Tenant's other authorizations required in connection with the lawful and proper construction of any Tenant alterations (as defined in Section 13.1), and with the use, occupancy, operation and management of the Demised Premises and Tenant's signs thereat (the "Authorizations"); and Tenant shall indemnify and hold harmless Landlord from and against all claims, liability, damages, loss, costs and expenses (including, without limitation, reasonable attorneys' fees) in connection therewith. Upon the expiration or sooner termination of the term of this lease, Tenant shall


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promptly deliver all Authorizations to Landlord which relate to the Demised
Premises and which were obtained by or issued to Tenant and are then in force, together with an assignment or conveyance thereof to Landlord if reasonably necessary, in such form and substance as Landlord shall reasonably require to effect such transfer. Landlord agrees to cooperate with Tenant, at no cost to Landlord, in obtaining any Authorizations, zoning variance or change to the Certificate of Occupancy required by Tenant.

Section 8.5 Except as provided in Section 16 (Damage or Destruction) and Section 17 (Condemnation), or as otherwise specifically provided for in this Lease, no abatement, diminution or reduction of the Rent shall be claimed by, or allowed to, Tenant for any inconvenience, interruption, cessation or loss of business or otherwise caused, directly or indirectly, by any Legal Requirements or any other matter or thing resulting therefrom. Except as provided in Section 16 (Damage or Destruction) and Section 17 (Condemnation), no diminution of the amount of space caused by legally required changes (a) limiting the use of the Demised Premises or (b) in the construction, equipment or operation of the Demised Premises, shall entitle Tenant to any reduction or abatement of the Rent. Notwithstanding the foregoing in the event that Tenant shall be unable to have access to the Demised Premises or use the Demised Premises as a result of the existence of Hazardous Materials that exist in the Demised Premises on the date hereof the violation by Landlord of the Legal Requirement that are the obligation of the Landlord to comply with pursuant to the terms hereunder or as a result of the negligence or wilful misconduct of the Landlord, or its agents, contractors or employees, then in any of the foregoing events, the Rent shall be abated until such time as the access to or use of the Demised Premises has been restored to Tenant.

9.    UTILITIES AND SERVICES.

Section 9.1 Tenant agrees to pay or cause to be paid all charges for water, trash removal, exterior or interior cleaning gas, water, sewer, electricity, light, heat, power, telephone or other communication service or other utility or service used, rendered or supplied to, upon or in connection with the Demised Premises throughout the term of this Lease.

Section 9.2 Tenant expressly agrees that other than through the use of the Building Equipment Landlord is not, nor shall it be, required to furnish to Tenant or any other occupant of the Demised Premises during the term of this lease, any waste removal, exterior or interior cleaning, water, sewer, gas, heat, electricity, light, power or any other facilities, equipment, labor, materials or any services of any kind whatsoever, whether similar or dissimilar.

Section 9.3 Landlord represents and warrants to Tenant that the Building Equipment is in good


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working order as of the date hereof. The relative obligations of Tenant and
Landlord with respect to maintenance, repair and replacement of the Building Equipment is set forth in Article 11 hereof.

Section 9.4 In the event there shall be any interruption in the services to be provided by Landlord to Tenant pursuant to Section 9.2, such that Tenant shall be unable to have access to or use of the Demised Premises, the rent hereunder shall be abated until that date that services shall have been restored.

10.   INDEMNIFICATION AND LIABILITY OF LANDLORD.

Section 10.1 Except for the negligence or willful misconduct of Landlord, its agents, employees or contractors and subject to waivers of subrogation hereinafter provided for, Tenant agrees, at its sole cost and expense, to indemnify and hold harmless Landlord against and from any and all claims by or on behalf of any Person arising from or in connection with (a) any work or thing whatsoever done in or about the Demised Premises by or on behalf of Tenant (or any person holding or claiming through or under Tenant) during the term of this Lease after giving effect to any applicable notice and cure periods; (b) the condition of the Demised Premises during the term of this lease; (c) any breach or default on the part of Tenant in the performance of any of Tenant's covenants or obligations under this Lease; (d) any negligence or willful misconduct of Tenant, or any of its agents, servants, employees, contractors, invitees (while in the Demised Premises) or licensees, or of any person holding or claiming through or under Tenant; (e) any accident, injury or damage whatsoever caused to any person or persons or any property damage occurring during the term of this Lease, in or about the Demised Premises, or upon or under the streets and sidewalks adjacent thereto, excluding those caused by the negligence or wilful misconduct of Landlord or its members, partners, shareholders, principals, officers, directors, managers, agents, servants, employees or contractors. Tenant agrees to indemnify and hold harmless Landlord from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred in connection with or in defending any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, agrees to defend such action or proceeding unless Tenant causes the same to be discharged and satisfied. In addition, Tenant shall indemnify and hold harmless Landlord against and from any costs and expenses paid or incurred by Landlord (including reasonable attorneys' fees) in obtaining possession of the Demised Premises after an Event of Default or upon the expiration or sooner termination of this lease, or in enforcing any of Tenant's obligations hereunder.

Section 10.2 Tenant agrees that, except for Landlord's Obligations and as otherwise specifically provided for herein and except for the negligent or willful misconduct of Landlord, its agents, employees or contractors, Landlord shall not be responsible or liable to Tenant or any other person for, or by reason of, (a) any defect in the Land, the Building, the Building Equipment, or any other equipment, machinery, wiring, apparatus or appliances whatsoever now or hereafter situate in, at or upon the Demised Premises,


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or (b) any failure or defect of water, heat, electric light or power supply, or of any apparatus or appliance in connection therewith, or from any injury or loss or damage to property resulting therefrom, (c) any injury, loss or damage to any person or to the Demised Premises, or to any property of Tenant, or of any other person, contained in, upon or about the Demised Premises, or the streets and sidewalks adjacent thereto, caused by or arising or resulting from the electric wiring or plumbing, water, steam, sewerage or other pipes, or by or from any machinery or apparatus, or by or from any defect in or leakage, bursting or breaking up of same, or by or from any leakage, running or overflow of water or sewerage in any part of the Demised Premises, or by or from any other defect whatsoever, or (d) any injury or damage caused by, arising or resulting from lightning, wind, tempest, water, snow or ice, in or upon or coming through or falling from the roof, skylight, trapdoors, walls, windows or otherwise, or by or from other actions of the elements, or from any injury or damage caused by or arising or resulting from acts, omissions or negligence of any occupant or occupants of the Demised Premises or of any subtenant, licensee, invitee or contractor of Tenant (or of any other person holding or claiming through or under Tenant).

Section 10.3 Notwithstanding the foregoing Landlord agrees, at its sole cost and expense, to indemnify and hold harmless Tenant from and against any and all claims by or on behalf of any Person arising from or in connection with (a) any breach or default on the part of Landlord in the performance of any of Landlord's Obligations and (b) any negligence or wilful misconduct of Landlord, or any of its agents, servants, employees, invitees (while in the Demised Premises) or Licensees, or any person holding or claiming through or under Landlord. In connection with such indemnity, Landlord agrees to indemnify Tenant from and against all costs, reasonable attorney's fees, expenses and liabilities incurred in connection with or in defending any such claim or any action or proceeding brought thereon and, in case any action or proceeding be brought against the Tenant by the reason of any such claim, Landlord upon notice from Tenant, agrees to defend such action or proceeding unless Landlord causes the same to be discharged and satisfied.

11.   MAINTENANCE AND REPAIRS.

Section 11.1 Tenant shall, throughout the term of this lease, at Tenant's sole cost and expense, maintain in good and lawful order, condition and repair the non-structural portions of the Demised Premises and the parking area, lawn, sidewalks and curbs adjacent thereto; and Tenant shall not commit or suffer any waste with respect to the Demised Premises. Except for Landlord's Obligations, Tenant shall promptly make all non-structural repairs, interior and exterior, ordinary as well as extraordinary, foreseen as well as unforeseen, necessary to keep the Demised Premises, the Building Equipment and the parking area, lawn, sidewalks and curbs adjacent thereto in good and lawful order and condition and said repairs shall be at least equal in quality and class to the condition existing on the date hereof. When used in this Article, the term "repairs" as applied to Building Equipment shall include normal maintenance and replacement of parts but shall not include major repairs or replacements which shall be the obligation of Landlord. If any Building Equipment shall be removed, Tenant shall promptly replace the same with other equipment, not necessarily of the same character but of at least equal utility and value. The


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provisions and conditions of Article 14 shall apply to repairs required to be done by Tenant under this Article. Tenant shall keep and maintain all portions of the Demised Premises and the parking area, lawn, curbs and sidewalks adjoining the Demised Premises in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice and Tenant shall not permit or suffer any overloading of the floors of the Building. Except as otherwise provided in Article 20, nothing herein contained shall be construed to prevent Tenant, any Subtenant or other occupant claiming under or through Tenant from removing from the Demised Premises its trade fixtures, signs, furniture and equipment (other than Building Equipment), on the condition, however, that such removal shall be done without cost or expense to Landlord. Tenant hereby agrees to promptly repair or cause to be repaired any and all damage to the Demised Premises resulting from or caused by such removal.

Section 11.2 Landlord shall, through the term of the Lease make all reasonably necessary structural repairs to the Building and major repairs or replacements to the Building including the sidewalk adjacent thereto and major repairs or replacements to the Building Equipment.. In addition, Landlord will make any capital improvements to the Demised Premises which are required in connection with (a) removal of any Hazardous Materials which exist in the Demised Premises on the date hereof, (b) the removal of any violations of record which have been noted against the Demised Premises or the Building (c) necessary to provide access to or use of the Demised Premises by Tenant under the circumstances where such access or use has been denied to Tenant as a result of the failure of Landlord to perform any of Landlord's obligations and (d) necessary for the safety of Tennant and its employees and for the preservation of the Tennant's property..

Section 11.3 Notwithstanding anything to the contrary contained in Section 11.1, in no event shall Tenant have liability for any conditions or matters constituting Landlord's Obligations.

12.   MECHANIC'S AND OTHER LIENS.

Section 12.1 Tenant shall not suffer or permit any mechanic's or other liens to be filed against the Demised Premises, or any part thereof, or against Tenant's leasehold estate therein, by reason of any work, labor, services or materials done for, or supplied, or claimed to have been done for, or supplied to, Tenant or anyone holding the Demised Premises or any part thereof through or under Tenant. If any such mechanic's lien shall at any time be filed against the Demised Premises, Tenant shall promptly cause such mechanic's lien to be discharged of record by either payment, deposit, bond or otherwise. If Tenant shall fail to discharge of record any such mechanic's lien within 60 days after Tenant receives notice thereof, or within such shorter period of time as may be required under any Fee Mortgage (but not less than 30 days) then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, procure the discharge of such lien of record, and Tenant shall, within 20 days after, written demand by Landlord, reimburse Landlord for all costs and expenses (including reasonable attorney's fees) reasonably


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incurred by Landlord in discharging such lien of record together with interest thereon at the Interest Rate from the date of demand by Landlord until paid by Tenant.

Section 12.2 Nothing contained in this lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, express or implied, by inference or otherwise, to any third party for the performance of any labor or the furnishing of any materials or equipment for any construction, rebuilding, alteration, improvement or repair of or to the Demised Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials or equipment which might in any way give rise to the right to file any lien against Landlord's interest in the Demised Premises. Landlord hereby gives notice to all persons who may furnish labor or materials to Tenant at the Demised Premises that Landlord does not consent to the filing of any mechanic's or other lien against Landlord's interest or estate in the Demised Premises, and that all persons furnishing labor and materials to Tenant shall look solely to Tenant's credit and such security as Tenant may furnish for the payment of all such labor and materials.

13.   ALTERATIONS.

Section 13.1 Tenant, subject to obtaining the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, shall have the right, at any time and from time to time during the term of this lease, to make, at its sole cost and expense, non-structural changes, alterations, additions, replacements or improvements (individually an "Alteration" and collectively "Alterations") in or to the Demised Premises. Notwithstanding the foregoing, the prior written consent of Landlord shall not be required with respect to any non-structural Alterations, the total cost of which shall not exceed $100,000. The term "Alteration" does not include any alterations described in the preceding sentence. No Alteration unless specifically consented to by Landlord, shall reduce the value or size of the Demised Premises or affect the structural components, of the Building. Landlord's consent to any proposed Alteration shall be accompanied by architectural plans sufficient in detail to enable Landlord to evaluate their impact, if any, on the structural components and value of the Building. If within twenty (20) days after receipt by Landlord of Tenant's request Landlord fails to either approve Tenant's request, or to deny such request with a written explanation sufficiently detailed to enable Tenant to address Landlord's objections, and Tenant resubmits such request to the Landlord and Landlord does not approve Tenant's resubmitted request, or deny such resubmitted request with a written explanation sufficiently detailed to enable Tenant to address Landlord's objections, within ten (10) days after Tenant submits such request, then Landlord shall be deemed to have approved the request in question. Any disputes under this Article 13 shall be resolved by arbitration pursuant to Section 26. Tenant shall be responsible for all out of pocket costs including legal, engineering and architectural fees, reasonably incurred by Landlord in reviewing any such request. Tenant may make purely decorative changes to the Demised Premises without first obtaining Landlord's consent thereto.


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Section 13.2 The provisions and conditions of Article 14 shall apply to any work performed by Tenant under this Article.

14.   CONDITIONS FOR TENANT'S WORK.

Section 14.1 Tenant agrees that all repairs, alterations, additions, improvements, rebuilding, restoration and other work which Tenant shall be required or permitted to do under the provisions of this lease, including, but not limited to the provisions of Articles 8, 11, 13, 16 and 17 ("Work") shall be done in all cases upon and subject to all of the following terms and conditions:

                  14.1.1 All Work shall be commenced only after all required municipal and other governmental permits, authorizations and approvals shall have been obtained by Tenant, at its sole cost and expense, and copies thereof delivered to Landlord. Tenant shall have the right to sign and file all necessary applications and other filings with the department of buildings or other applicable governmental office necessary to obtain any governmental approvals or permits required in order to perform and/or occupy the Work. In addition, Landlord will, on Tenant's written request, execute any documents reasonably necessary to be signed by Landlord to obtain any such permits, authorizations and approvals, provided that Tenant shall discharge any reasonable, out-of-pocket expense of Landlord in connection therewith.

                  14.1.2 All Work shall be performed in accordance with all Legal Requirements and Insurance Requirements and shall be commenced and completed with reasonable diligence, subject to Unavoidable Delays.

                  14.1.3 The cost of all Work shall be paid promptly, in such manner, so that the fee title to the Demised Premises shall at all times be free from:

                        (a) Liens for labor or materials supplied or claimed to have been supplied to the Demised Premises or Tenant;

                        (b) Chattel mortgages, conditional sales contracts and/or title retention agreements; and


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                        (c) Security interests and agreements, and financing
      agreements and statements;

      arising out of or in connection with such Work.

                  14.1.4 At all times when any Work is in progress, Tenant shall maintain or cause to be maintained (a) worker's compensation insurance covering all persons employed in connection with the Work, in an amount at least equal to the minimum amount of such insurance required by law, and
      (b) naming Tenant as the insured and Landlord (and Landlord's managing agent, if any) as additional insureds, commercial general liability insurance against claims for bodily injury, death or property damage occurring in or about the Demised Premises, with limits of not less than $2,000,000 (which can be provided in combination with Umbrella Liability coverage) for bodily injury or death to any number of persons in respect of any one accident or occurrence, and property damage in respect of such accident or occurrence. Such commercial general liability insurance shall be in addition to the insurance required pursuant to Section 15.1.1, but may be effected by an endorsement, if obtainable, upon the insurance policy referred to in said Section. The provisions and conditions of
      Section 15 hereof shall apply to any insurance which Tenant shall be required to maintain or cause to be maintained under this subsection.

                  14.1.5 The conditions of Article 13 shall have been complied with, to the extent applicable to the Work.

Section 14.2 Title to the Work, when erected, constructed, installed or placed upon the Demised Premises, shall automatically pass to, vest in and belong to Landlord upon expiration or sooner termination of the term of this lease without further action on the part of either party and without cost or charge to Landlord. Upon completion of the Work, Tenant shall deliver to Landlord a copy of the plans for the Work marked to show field conditions.

Section 14.3 Upon the termination of this Lease, Tenant shall be obligated to repair and restore the premises to the condition existing at the commencement of the Lease term subject to reasonable wear and tear, Landlord's obligations and damage due to casualty and condemnation. Any Alterations shall be removed by Tenant, all at Tenant's sole cost and expense, unless Landlord has agrees otherwise at or prior to the time such Alteration was made.


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15.   INSURANCE.

Section 15.1 Tenant shall, at its own cost and expense, provide and keep in force for Tenant and naming Landlord as an additional insured the following insurance:

                  15.1.1 Commercial general public liability insurance against claims for bodily injury or death or property damage occurring in or about the Demised Premises (including, without limitation, bodily injury, death or property damage resulting directly or indirectly from any change, alteration, improvement or repair thereof), with limits of not less than $2,000,000 (which can be provided in combination with Umbrella Liability coverage) for bodily injury or death to any number of persons in respect of any one accident or occurrence and property damage in respect of such accident or occurrence;

Section 15.2 Tenant shall carry worker's compensation insurance and shall require any general contractor or subcontractor performing work in the Building carry the same, and shall deliver to Landlord a certificate of insurance prior to commencement of any such work covering all persons employed, directly or indirectly, in connection with any work performed by Tenant or any repair or alteration authorized hereunder. Tenant shall also, in connection with any such matters, deliver to Landlord a certificate of general liability insurance with limits as set forth above, including all employees and agents of Tenant with respect to whom death or bodily injury claims could be asserted against Landlord or Tenant as required by law.

Section 15.3 All insurance to be provided and kept in force by Tenant under the provisions of this lease (except worker's compensation insurance) shall name the Tenant as the insured and Landlord and any Fee Mortgagees of which Tenant has notice as additional insureds, as their respective interests may appear. Said policies shall be obtained and fully paid for by Tenant upon the commencement of the term of this lease, and shall be taken in companies of recognized responsibility, licensed to do business in the State of New York, with a Bests' rating of A-VIII or more (provided that Landlord agrees that New York State Fund is an acceptable carrier for the workers' compensation insurance). Certificate of insurance for the insurance required by Section 15.1 shall be delivered to Landlord within ten (10) days following request. A certificate for each such policy of insurance shall be delivered to Landlord. Said policies shall be for a period of not less than one year and shall contain provisions providing that (i) such policy cannot be cancelled or modified unless Landlord (and each Mortgagee named as an insured thereunder) is given at least thirty (30) days' prior written notice of such cancellation or modification and (ii) no act or omission by Tenant shall impair or affect the rights of the Landlord or Mortgagee to receive and collect the proceeds under the policy. Tenant shall procure and pay for renewals of such insurance from time to time at least fifteen (15) days before the expiration thereof, and Tenant shall promptly deliver to such Mortgagees and to Landlord the renewal policies or certificates thereof, as required, together with, if


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requested by Landlord, receipted bills or other reasonably satisfactory evidence of the payment of the premiums there for. All insurance required hereunder may be provided by a blanket policy.

Section 15.4 Tenant and Landlord shall obtain, for each policy of insurance obtained by either party in respect of the Premises or its contents, provisions permitting waiver of any claim by Landlord or Tenant, as the case may be, against the other party for loss or damage within the scope of the insurance, and each party, to such extent permitted, for itself and its insurers, waives all such insured claims against the other party.

Section 15.5 Tenant shall not carry separate or additional insurance, concurrent in form and contributing, in the event of any loss or damage to the Demised Premises, with any insurance required to be obtained by Tenant under this Lease, unless such separate or additional insurance shall comply with and conform to all of the provisions and conditions of this Article. Tenant shall promptly give notice to Landlord of such separate or additional insurance and deliver a certificate of such policies to Landlord within ten (10) days of Landlord's request for same.

Section 15.6 Landlord shall carry insurance covering the Demised Premises in normal and customary forms and amounts, which amount shall not be less than that carried by Tenant.

16.   DAMAGE OR DESTRUCTION.

Section 16.1 If the Building or the Building Equipment shall be damaged or destroyed by fire or other casualty, Landlord shall, with reasonable diligence, repair, restore, replace or rebuild the Building and/or the Building Equipment to as nearly as may be practicable its condition and character immediately prior to such damage or destruction (with such alterations, additions, replacements and improvements as may be made under and in accordance with the provisions and conditions of Article 14). The work required under this Section 16.1 is herein called the "Restoration".

Section 16.2 The net amount of the insurance proceeds paid over to the Landlord shall be applied by the Landlord to the cost of the Restoration . At the request of Landlord, Tenant shall furnish to the Landlord, an official search or other evidence reasonably satisfactory to the Landlord showing whether (i) there has been filed with respect to the Demised Premises any mechanic's or other lien which has not been discharged of record, in respect of any work, labor, services or materials performed by furnished or supplied to Tenant in connection with the Restoration, and (ii) all of said materials have been purchased


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free and clear of any chattel mortgage or title retention or other security agreement.

Section 16.3 If the reasonably estimated time required to complete the Restoration is in excess of 270 days in the last year of the Term, either party hereto, on thirty (30) days notice to the other party, may terminate this Lease. If the reasonable estimated time required to complete the Restoration is in excess of 180 days, Tenant may, on thirty (30) days notice to Landlord, terminate this Lease. In the event that more than thirty (30%) percent of the Demised Premises shall be rendered unusable as a result of any fire or other casualty and if Landlord shall be required to effect a Restoration hereunder, the Rent hereunder shall be abated (on a pro-rated basis determined with respect to the portion of the Demised Premises rendered unuseable) until the Restoration shall have been completed.

Section 16.4 If any of the insurance proceeds paid to the Landlord as hereinabove provided shall remain after the completion of the Restoration, the excess shall be retained by the Landlord.

Section 16.5 Landlord and Tenant each agree that it will cooperate with the other, to such extent as such other party may reasonably require, in connection with the prosecution or defense of any action or proceeding arising out of, or for the collection of any insurance monies that may be due in the event of, any loss or damage, and that they will execute and deliver to such other parties such instruments as may be required to facilitate the recovery of any insurance monies.

Section 16.6 Tenant agrees to give prompt notice to Landlord with respect to all fires and other casualties occurring in, on, at or about the Demised Premises which result in any death or serious personal injury or in any damage or destruction to the Building or Building Equipment.

Section 16.7 To the extent that the provisions of this Article shall conflict with the provisions of any laws of the State of New York, or any agency or political subdivision thereof controlling the rights and obligations of parties to leases in the event of damage by fire and other casualty to leased space, the provisions of this Article shall govern and control and such conflicting laws shall be deemed waived by the parties hereto. To the extent that the provisions of this Article are inconsistent with the rights of a Superior Mortgagee pursuant to the terms of the Superior Mortgage which it holds, the provisions of the Superior Fee Mortgage shall control to the extent the same do not decrease Tenant's rights or increase Tenant's obligations under this Lease in any material respect and, otherwise, the terms of this Article shall control.


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17.   CONDEMNATION.

Section 17.1 If, at any time during the term of this lease, title to the whole or materially all of the Demised Premises shall be taken by the exercise of the right of condemnation or eminent domain, this lease shall terminate and expire upon the vesting of title to the Demised Premises in the condemning authority and Landlord shall be entitled to receive and retain the entire award. Upon such termination, the Fixed Monthly Rent and Additional Rent shall be apportioned and paid to the date of such termination and Tenant shall have no claim for the unexpired term of this Lease.

For the purpose of this lease, "materially all of the Demised Premises" shall mean a taking of such scope that the portion of the Building not so taken cannot reasonably be repaired with the available condemnation award so as to constitute a complete unit economically feasible for the use to which the Demised Premises were put prior to the taking. If, within thirty (30) days after title shall vest in the condemning authority, Landlord and Tenant cannot agree upon whether or not materially all of the Demised Premises shall have been taken, the dispute shall be determined by arbitration in accordance with Article 26 hereof.

Section 17.2 If at any time during the term of this lease title to less than the whole or materially all of the Demised Premises shall be taken as aforesaid, so that in the reasonable judgment of Tenant the Demised Premises remaining would be unsatisfactory for Tenant's business operation, Tenant may cancel this Lease and any unearned portion of the rent paid by Tenant shall be refunded to Tenant, as of the date Tenant surrenders possession of the Demised Premises. If Tenant does not elect to cancel this lease, then the entire award, after the payment of the reasonable costs and expenses incurred by the parties in connection with any proceeding relating thereto, shall be paid to the Landlord, and the Landlord shall hold, apply and pay over the same towards Landlord's cost of demolition, repair and restoration, substantially in the manner and subject to the same terms and conditions as those provided in Article 16 hereof. If, however, the cost of demolition, repairs and restoration shall exceed the net amount of condemnation awards paid to the Landlord, Landlord may elect to cancel this Lease or pay the deficiency. Any balance remaining in the hands of the Landlord after payment of such costs of demolition, repair and restoration as aforesaid shall be retained by Landlord. Notwithstanding the foregoing, and provided that Landlord's award is not diminished thereby, Tenant shall be entitled to apply for and receive separate awards for Tenant's fixtures and equipment.

Section 17.3 If title to less than the whole or materially all of the Demised Premises shall be taken as aforesaid, and Tenant has not elected to cancel this lease, this lease shall continue, except that thereafter the Fixed Monthly Rent for each Lease Year or partial Lease Year subsequent to the taking shall be equitably reduced in the same proportion by which the value of Tenant's leasehold estate hereunder shall have been reduced by reason of such taking.


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Section 17.4 In the event of any dispute between the parties arising under, in connection with or relating to this Article, such dispute shall be determined by arbitration in accordance with the provisions of Article 26 of this lease except that each of the arbitrators shall be a member of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers (of any successor organizations of comparable function) and have at least 10 years' experience in the appraisal of similar properties located in the jurisdiction in which the Demised Premises are located.

Section 17.5 If, at any time after the date hereof, the whole or any part of Tenant's interest under this lease shall be taken or condemned by any competent authority for its or their temporary use or occupancy (i.e. less than thirty
(30) days), this lease shall not terminate by reason thereof and Tenant shall continue to pay, in the manner and at the time herein specified, the full amount of the Fixed Monthly Rent and Additional Rent and, except only to the extent that Tenant may be prevented from so doing pursuant to the terms of the order of the condemning authority or to the extent Tenant cannot use the space for such period, Tenant shall perform and observe all of the other terms, covenants, conditions and obligations hereof upon the part of Tenant to be performed and observed as though such taking had not occurred. In the event of any such temporary taking, Tenant shall be entitled to receive the entire amount of any award made for such taking, whether paid by way of damages, rent or otherwise; provided, however, that (a) if the award is made in a lump sum, the same shall be paid to and held by the Landlord as a fund which shall be applied from time to time to the Fixed Monthly Rent and Additional Rent, and the balance, if any, of such fund shall be paid to Tenant upon the expiration of such temporary taking of this lease and (b) if such period of temporary use or occupancy shall extend beyond the expiration of the term of this lease, such award, whether paid in a lump sum or in installments covering at least the last twelve (12) months of the term of this lease, shall be equitably apportioned between Landlord and Tenant as of date of expiration of the term of this lease. Tenant agrees that upon the termination of any such period of temporary use or occupancy it will, at its sole cost and expense, restore the Demised Premises, as nearly as may be practicable, to the condition in which the Demised Premises were immediately prior to such taking.

Section 17.6 Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to assert a claim for condemnation based upon its moving expenses and any unamortized cost relating to its furniture, fixtures and equipment.

18.   CONDITIONAL LIMITATIONS - DEFAULT PROVISIONS.

Section 18.1 This lease and the term here of are subject to the limitation that if, at any time during the term of this lease, any one or more of the following events (herein called an "Event of Default") shall occur:


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                  18.1.1 Tenant shall fail to pay any installment of the Fixed
      Monthly Rent or any Additional Rent, or any part thereof, within ten (10) days after notice from Landlord in the case of Fixed Monthly Rent and within ten (10) days after notice from Landlord in the case of Additional Rent that the same are past due (subject to the provisions of Section 18.5); or

                  18.1.2 Tenant shall fail to perform or observe any other requirement of this lease on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after notice thereof from Landlord to Tenant (provided that if such default cannot, because of the nature of such default, be cured within the thirty (30) day period provided for herein, then such 30-day period shall be extended for such additional period of time as may be reasonably necessary to effect such cure provided that Tenant commences such cure within said thirty (30) day period and thereafter prosecutes such cure to completion); or

                  18.1.3 This lease or the estate of Tenant hereunder is transferred or passes to or devolves upon any other person or party, except in a manner herein permitted; or

                  18.1.4 Tenant, while in possession, shall file a voluntary petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state or shall voluntarily take advantage of any such law or act by answer or otherwise or shall be dissolved or shall make an assignment for the benefit of creditors; or

                  18.1.5 Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of a corporation shall be instituted against Tenant which is not dismissed within ninety (90) days of filing or a custodian or receiver was appointed and took possession of Tenant's property; or

                  18.1.6 Tenant, or a trustee or custodian appointed for all or a substantial portion of Tenant's property pursuant to the provisions of any insolvency, bankruptcy, reorganization or other law then in effect, shall fail within the time provided by law and an order of a court having competent jurisdiction, to provide Landlord with adequate protection (as that term is used in 11 USC 361) and specifically the "indubitable equivalent" of Landlord's interest in the Premises as provided in 11 USC 361(3); (If a petition shall be filed by or against Tenant in any bankruptcy, reorganization, composition, arrangement or insolvency proceeding pursuant to the provisions of the present Bankruptcy Code or any subsequent Act similar thereto or amending such Act, demand shall be deemed automatically made for relief from the imposition of the


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      automatic stay presently imposed by 11 USC 362 or such later or similar section or provision as shall be in effect imposing said stay. This provision shall be deemed the request of Landlord for a hearing to be held with regard to the modification, termination or lifting of said stay and shall be deemed effective as of the date of filing of said petition by or against Tenant.) or

                  18.1.7 Tenant, while insolvent or unable to pay its debts as they mature, procures, permits or suffers voluntarily or involuntarily the appointment of a receiver or trustee to take charge of all or substantially all of its property; or

            then, upon the happening and continuance of any one or more of the aforementioned Events of Default, Landlord may (a) give to Tenant a notice (hereinafter called "Notice of Termination") terminating this lease at the expiration of five (5) days from the date of service of such Notice of Termination, and at the expiration of such five (5) days, this lease and the term of this lease, as well as all of the right, title and interest of Tenant hereunder, shall wholly cease and expire in the same manner and with the same force and effect as if the date of expiration of such five (5) day period were the date originally specified herein for the expiration of the term of this lease, and Tenant shall then quit and surrender the Demised Premises to Landlord, and/or (b) Landlord or Landlord's agents or servants may, either by summary process or by any proceeding at law, immediately or at any time thereafter re-enter the Demised Premises and remove therefrom Tenant, its agents, employees, servants, licensees and, subject to the terms of any non-disturbance agreements entered into by Landlord, any Subtenants and other Persons and all or any of its or their property therefrom, and repossess and enjoy the Demised Premises, together with all additions, alterations and improvements thereto; but, in either case, Tenant shall remain liable as hereinafter provided.

Section 18.2 If this lease shall be terminated as provided in Section 18.1, all of the right, title, estate and interest of Tenant (a) in and to the Demised Premises, including, without limitation, the Building and the Building Equipment, all changes, additions and alterations therein, and all renewals and replacements thereof, (b) in and to all rents, income, receipts, revenues, issues and profits issuing from the Demised Premises, or any part thereof, whether then accrued or to accrue.

Section 18.3 If this lease is terminated or if Landlord shall re-enter the Demised Premises under the provisions of Section 18.1, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of an Event of Default hereunder, Tenant shall pay to Landlord as damages the following:

                  18.3.1 In the event the Demised Premises, or any portion thereof are relet a


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      sum equal to any deficiency between the Fixed Monthly Rent and Additional
      Rent which would have been payable by Tenant had this lease not so terminated and the net amount, of the rents, additional rent and other charges collected on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this lease (subject to Landlord's obligation to use commercially reasonable efforts to mitigate damages hereunder). Any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Tenant be entitled to receive any excess of such credits over the sum payable by Tenant to Landlord hereunder.

Tenant shall pay Landlord the fair rental value of any space in the Demised Premises occupied by Tenant after such termination or re-entry. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to (a) require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been so terminated under the provisions of Section 18.1 or under any provision of law, or had Landlord not re-entered the Demised Premises, or (b) preclude the bringing of additional or subsequent suits. Nothing herein contained shall be construed to limit or preclude (x) recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant, or (y) the right of Landlord to prove and obtain as liquidated damages in either
(i) any court proceeding or (ii) any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the damages particularly provided above. In computing such damages there shall be added to the deficiency such reasonable expenses as Landlord may incur in connection with re-letting, such as, by way of example and not limitation, reasonable attorneys' fees, brokerage, advertising and for keeping the Demised Premises in good order or preparing the same for re-letting. Any such damages shall be paid in monthly installments by Tenant on the rent day specified in this lease. Landlord, in putting the Demised Premises in good order or preparing the same for rerental, may, at Landlord's option, make such alterations, repairs, replacements, and/or decorations in the Demised Premises as Landlord, in Landlord's reasonable judgment, considers advisable and necessary for the purpose of re- letting the Demised Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such reletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Landlord hereunder. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord lawfully obtaining possession of the Demised Premises by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise. Notwithstanding the foregoing, if this Lease is terminated or if Landlord recovers possession of the Premises following Tenant's default, Landlord shall use commercially reasonable good faith efforts to relet the Premises.

Section 18.4 Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this lease in accordance with the terms hereof, or in the event of entry


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of judgment for the recovery of the possession of the Demised Premises in any action or proceeding, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Demised Premises or for a continuation of this lease for the term of this lease hereby demised after having been dispossessed or ejected therefrom by process of law, or other lawful means.

Section 18.5 If Tenant shall default in the timely payment of Fixed Monthly Rent or Additional Rent beyond the applicable notice and cure period, and any such default shall be repeated for three (3) consecutive months or three (3) times in any consecutive twelve (12) month period, then such defaults shall be deemed to be deliberate, and thereafter Owner may serve the five (5) days' notice of termination referred to in Article 18 hereof upon Tenant without affording Tenant an opportunity to cure such further default, in which event this Lease and the term hereunder shall end and expire upon the expiration of such five (5) day period with the same force and effect as if such date were the original expiration date set forth in this lease and Tenant shall quit and surrender the Demised Premises to Owner, but shall remain liable as provided in this Lease.

Section 18.6 The words "re-enter" and "re-entry" as used herein are not restricted to their technical legal meanings.

Section 18.7 If there shall be an Event of Default which shall remain uncured, Landlord may, but shall not be obligated so to do, without notice to or demand upon Tenant, and without waiving, or releasing Tenant from, any obligations of Tenant in this lease contained, make such payment or perform such act which Tenant is obligated to perform under this lease in such manner and to such extent as may be necessary to cure such Event of Default, and, in exercising any such rights, pay any reasonably necessary and incidental costs and expenses, employ counsel and incur and pay reasonable attorneys' fees. All sums so paid by Landlord and all necessary costs and expenses of Landlord incidental thereto, together with interest thereon at the Interest Rate on the date of the making of such expenditures by Landlord, shall be deemed to be Additional Rent and, except as otherwise in this lease expressly provided, shall be payable to Landlord within Twenty (20) days after written demand, and if not promptly paid shall be added to any rent then due or thereafter becoming due under this lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant beyond any applicable notice and cure periods as in the case of default by Tenant in the payment of the Fixed Monthly Rent.

Section 18.8 No receipt of monies by Landlord from Tenant after the expiration, cancellation or termination hereof shall reinstate, continue or extend the term of this lease, or affect any notice theretofore given to Tenant or operate as a waiver of the right of Landlord to enforce the payment of Fixed Monthly Rent and Additional Rent reserved herein or to recover possession of the Demised


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Premises by proper suit, action, proceeding or other remedy; it being agreed that, after the service of notice to cancel or terminate as herein provided and the expiration of the time therein specified, or after the commencement of any suit, action, proceeding or other remedy, or after final order or judgment for possession of the Demised Premises, in any such event, Landlord may demand, receive and collect any monies due, or thereafter falling due, without in any manner affecting such notice, suit, action, proceeding, order or judgment; and any and all such monies so collected shall be deemed payments on account of the use and occupation of the Demised Premises, or, at the election of Landlord, on account of Tenant's liability hereunder.

19.   QUIET ENJOYMENT.

Section 19.1 Landlord agrees that Tenant, provided there is no default hereunder beyond any notice and cure period of a material obligation of Tenant hereunder, shall and may peaceably hold and enjoy the Demised Premises during the term of this lease, without any interruption or disturbance from Landlord or Persons claiming through or under Landlord, subject, however, to the terms of this lease. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in the Demised Premises and only so long as such interest shall continue, and thereafter this covenant shall be binding only upon such subsequent owners and successors in interest of Landlord's interest under this lease, to the extent of their respective interests, as and when they shall acquire the same, and only so long as they shall retain such interest. Except as may be otherwise herein specifically provided, there shall be no personal liability on the part of Landlord.

20.   SURRENDER OF PREMISES.

Section 20.1 Tenant shall, upon the expiration or sooner termination of this lease for any reason whatsoever, surrender to Landlord the Demised Premises, including, without limitation, the Building and Building Equipment then upon the Demised Premises, together with all replacements thereof and Alterations then on the Demised Premises (unless such Alterations are required to be removed under Section 14.3), in good order, condition and repair, except for reasonable wear and tear and damage by casualty or condemnation as Landlord's obligations.

Section 20.2 Title to all trade fixtures, furniture (other than the furniture described in Section 20.4) and equipment (other than Building Equipment) and other personal property installed or placed in the


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Demised Premises by Tenant or Subtenants shall remain in Tenant or Subtenants, as the case may be, and, upon the expiration or sooner termination of this lease, such trade fixtures, furniture, equipment and personal property may and, upon notice from Landlord, shall, be removed promptly and any resultant damage to the Demised Premises shall be repaired promptly, by and at the expense of Tenant. The provisions of this Section shall survive the expiration or sooner termination of this lease.

Section 20.3 Any personal property of Tenant or Subtenants which shall remain in, at or upon the Demised Premises for twenty (20) days after the expiration or sooner termination of this lease may, at the option of Landlord, be deemed to be abandoned property, and the same may be retained by Landlord, as its sole property, or disposed of by Landlord at Tenant's expense in such manner as Landlord may see fit, without accountability or liability therefor, subject, however, to any lien of a lender to Tenant.

Section 20.4 Tenant may use the furniture and furnishings currently located in the Demised Premises which are listed on EXHIBIT 20.4 hereto (the "Furniture and Furnishings"). Tenant acknowledges that the Furniture and Furnishings are the property of Landlord and agrees to accept the same in their current condition and repair. Landlord shall be under no obligation to repair or replace or take any other action with respect to the Furniture and Furnishings. Upon the termination date of this lease, Tenant shall return the Furniture and Furnishings to Landlord in substantially the same condition as on the date hereof, reasonable wear and tear and damage due to casualty excepted. It is understood that the Fixed Monthly Rent includes the right to utilize the Furniture and Furnishings as set forth herein.

21.   ASSIGNMENT AND SUBLETTING.

Section 21.1 Except as provided in Section 22.6(h) Tenant shall not sell, assign or in any manner transfer this lease or its interest therein in whole or in part or sublet any part of the Demised Premises, without first obtaining the express prior written consent of Landlord which consent, Landlord may, in its sole and absolute discretion, decline to give.

Section 21.2 If Tenant shall desire to assign this Lease or to sublet any part of the Demised Premises, Tenant shall submit to Owner a written request ("Tenant's Notice") for Owner's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) a copy of the proposed assignment agreement or sublease, the commencement date of which shall be at least thirty (30) days after the given of Tenant's Notice; (iii) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Demised Premises; and (iv) financial and other credit information with respect to the proposed assignee or subtenant reasonably sufficient to enable Owner to determine the financial


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responsibility of the proposed assignee or subtenant.

                  21.2.1 Owner shall notify Tenant within 30 days whether it does or does not consent to the proposed assignment or sublease.

                  21.2.2 If Owner shall elect to consent to the proposed assignment or subletting then such consent shall be subject to and conditioned upon the following.

                  21.2.3 If the requested consent is granted:

                        (a) The Demised Premises will be used only for purposes permitted under in Section 8.1 of this Lease or any other lawful purposes permitted under applicable zoning regulations and the certificate of occupancy.

                        (b) Tenant shall reimburse Owner on demand for any reasonable, out-of-pocket costs that may be incurred in connection with any assignment or sublease including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the consideration of any requested consent, but not in excess of $2,000.00.

                        (c) In case of a subletting, it shall be expressly subordinate to the Lease and subject to all of the obligations of Tenant under this Lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, except in accordance with all of the provisions of this Section 21 as are applicable to a sublease by Tenant.

                        (d) If the consent of Landlord is required, assignment or subletting shall be valid and no assignee or subtenant shall take possession of the Demised Premises until an executed counterpart of such assignment or sublease shall have been delivered to Owner and written consent thereto has been delivered by Owner as applicable.


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                        (e) Except as is specifically hereinafter provided,
      Tenant shall remain fully liable for the payment of rent due and to become due under this Lease and for the performance of any of the covenants, agreements, terms, provisions and conditions of this Lease on the part of the Tenant to be performed or observed, notwithstanding any assignment or subletting, whether or not in violation of the provisions of this Lease and notwithstanding the acceptance of rent by Owner from any assignee or subtenant or any other party. The consent by Owner to an assignment or subletting shall not be considered as relieving Tenant from obtaining the express written consent of Owner to any other or further assignment or subleasing (to the extent such consent is required hereunder).

                        (f) Notwithstanding anything to the contrary contained in this Section 21, if (i) Tenant proposes an assignment or sublease and Landlord does not approve or disapprove the proposed transaction within 30 days after the notice required hereunder, then Landlord shall be conclusively deemed to have granted its consent to the assignment or sublease in question.

                        (g) The transfer of a majority of the issued and outstanding capital stock of any corporate tenant or a corporate guarantor of this Lease or a transfer of a majority of the total proprietary interest of any partnership or limited liability company tenant or any partnership or limited liability company guarantor of this Lease, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed to be an assignment of this Lease, except than the sale of stock in the Tenant by means of a public offering shall not be deemed an assignment of this Lease.

                        (h) The following transactions shall not require the consent of the Landlord: (i) the assignment of this Lease by Tenant to a subsidiary, parent or affiliate, provided, however, that the above named Tenant shall remain liable for all of the obligations of Tenant hereunder and (ii) the merger or consolidation or reorganization of Tenant with or into with any other entity or the sale of all or substantially all of the assets or equity of Tenant or a majority or more of Tennant's stock as a going business provided the successor entity has, the wherewithal to perform Tenant's obligations under this Lease and provided further that the transaction described in this clause (ii) is a bonafide acquisition of Tenant (as opposed to a transaction the purpose of which is to acquire merely Tenant's interest in the Lease). In addition, a sale of equity of Tenant in the public security markets, shall not be deemed to be an assignment of the Lease that requires the consent of Landlord.


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Section 21.3 Any attempted assignment or sublet in violation of this Article 21 shall be void. No consent by Landlord to any assignment or sublet shall be deemed or construed to relieve Tenant from obtaining the express written consent of Landlord to any further assignment or sublet.

Section 21.4 No acceptance by Landlord of Rent or the performance of any obligation by any Person other than Tenant shall discharge Tenant or any other Person liable for performance of Tenant's obligations hereunder (except to the extent of the performance and payments so accepted by Landlord) from liability to pay all of the Rent herein provided to be paid by Tenant or from liability to perform any of the terms, covenants, conditions and agreements set forth in this lease.

Section 21.5 Each assignment or sublease, to which Landlord consents, shall expressly provide that it is subject and subordinate to this lease and all of its terms and conditions, and shall terminate and be null and void upon the expiration or sooner termination of this Lease (subject to the provisions of Section 21.7).

            Section 21.6 If this lease shall be sold or assigned (and Tenant shall not be released as aforesaid), or if the Demised Premises or any portion thereof shall be sublet or occupied by any Person other than Tenant, Landlord may, during the continuance of an Event of Default hereunder, collect rent from the purchaser, assignee, Subtenant or occupant and apply the net amount collected to the Fixed Monthly Rent and Additional Rent payable under this lease, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions of this Section, or acceptance of the purchaser, assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance of the terms, covenants and conditions of this lease on the part of Tenant to be performed. Further, no liability hereunder of Tenant shall be discharged, reduced, released or impaired in any respect by any waiver, indulgence or extension of time which Landlord may grant to the then owner of Tenant's interest in this lease, whether or not notice thereof has been given or consent from Tenant has been obtained.

Section 21.7 Any dispute arising under this Section 21 shall be resolved by arbitration pursuant to Section 26.

Section 21.8 Under no circumstances shall Landlord be responsible for money damages for failure to grant its consent to any proposed assignment or sublease regardless of whether such failure was or was not reasonable unless Landlord acted maliciously or in bad faith


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22.   ESTOPPEL CERTIFICATES.

            Section 22.1 Tenant and Landlord agrees, at any time and from time to time, upon not less than twenty (20) days' prior request by the Tenant and Landlord or by any Fee Mortgagee, to execute, acknowledge and deliver to the requesting party a statement in writing certifying (a) that this lease is unmodified and in full force and effect (or if there have been modifications that the lease is in full force and effect as modified and stating the modifications), (b) the dates to which the Fixed Monthly Rent and Additional Rent have been paid (c) whether or not, to the actual knowledge of the party delivering such certificate, there is any existing Event of Default under this lease and, if so, specifying each such Event of Default, (d) whether or not there exists any outstanding notice of default served by the party delivering such certificate, and (e) whether or not, to the actual knowledge of the party delivering such certificate, any event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default or an Event of Default under this lease, and, if so, specifying each such event, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser or mortgagee of the fee of the Demised Premises or of the leasehold estate created under this lease, the prospective assignees of any Fee Mortgage, the Tenant or its lender.

23.   INVALIDITY OF PARTICULAR PROVISIONS.

            Section 23.1 If any term or provision of this lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this lease, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

24.   CONDITION OF PREMISES.


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            Section 24.1 Except as otherwise provided herein, Tenant accepts the
Demised Premises in the "as is" condition on the date hereof.

25.   EXHIBITION OF DEMISED PREMISES.

            Section 25.1 Tenant shall permit Landlord and its authorized representatives to enter the Demised Premises at all times during usual business hours and upon reasonable prior notice to (a) exhibit the same for the purposes of sale and mortgaging, and (b) perform any act which Landlord is required or entitled to perform pursuant to any provision of this Lease.

26.   ARBITRATION

      Section 26.1 In such cases where this lease provides for the settlement of a dispute by arbitration, such arbitration shall be by the American Arbitration Association (or any successor body of comparable function) in New York, New York in accordance with the rules then obtaining of said Association (or such successor) and a judgment upon the award may be entered in any court, federal or state, having jurisdiction thereover. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and of presenting its own proof , provided that, at the request of either party, the arbitrator(s) shall have the discretion to include in any award that the losing party shall pay the reasonable attorneys' and experts' fees of the prevailing party. The arbitrator(s) shall not have the power to modify any of the provisions of this Lease and the arbitrator's discretion is limited accordingly. With respect to any arbitration under Sections 13 or 21 hereof, either party may require that the arbitration be conducted under the rules for "Expedited Procedures" of the American Arbitration Association. Any arbitrator must be independent and have at least ten years of local experience with respect to the subject matter being arbitrated

27.   NOTICES, ETC.

Section 27.1 All notices, consents, demands, requests and other communications (collectively,


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"notices" and individually, a "notice") which are required or desired to be given by either party to the other shall be in writing. All notices by either party to the other shall be sent by United States registered or certified mail, return receipt requested, postage prepaid, or by private, overnight carrier, addressed to the other party at its address set forth below, or at such other single address as it may from time to time designate in a notice to the other party. All notices to Landlord shall be addressed to it c/o Roger Folz, 3401 Lawson Boulevard, Oceanside, New York. Copies of all notices to Landlord shall be given in the same manner to Robinson Brog Leinwand Greene Genovese & Gluck, P.C., 1345 Avenue of the Americas, New York, New York 10105, Attention: Marshall
E. Bernstein, Esq. All notices to Tenant shall be addressed to it c/o ACMI Holdings, Inc., 397 South Taylor Avenue, Louisville, Colorado 80301. Copies of all notices to Tenant shall be given in the same manner to Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022, Attention:
David A. Scherl, Esq., or in either case, to such other one person or address as the party giving such notice shall have been previously notified from time to time in the manner provided in this Article 27 by the party to whom such notice is given. Notices which are given or served upon Landlord or Tenant in the manner aforesaid shall be deemed to have been given or served for all purposes hereunder when received (or if receipt is refused, when refused, or if delivery is not possible because of a change of address of which the sending party was not notified pursuant to this Section 27.1, when delivery is first attempted).

            Section 27.2 All notices which are required or desired to be given or served by either party to any Fee Mortgagee shall be in writing. All notices to any Fee Mortgagee shall be sent by United States registered or certified mail, return receipt requested, postage prepaid, or overnight courier addressed to such Fee Mortgagee at its address set forth in its respective mortgage of which the party giving the notice shall have been notified in accordance with
Section 27.1, or at such other address as the Mortgagee in question may from time to time designate in a written notice, in accordance with Section 27.1 to the party giving such notice. Notices which are given or served upon any Fee Mortgagee in the manner aforesaid shall be deemed to have been given or served for all purposes hereunder when received (or if receipt is refused, when refused, or if delivery is not possible because of a change of address of which the sending party was not notified pursuant to this Section 27.1, when delivery is first attempted).

Section 27.3 This lease shall be governed by, and construed and enforced in accordance with, the laws of the State of New York and without aid of any canon or rule of law requiring construction against the party drawing or causing this lease or any provision thereof to be drawn.

Section 27.4 The parties hereby confer jurisdiction upon the Supreme Court of the State of New York, Nassau County (or any successor court of similar jurisdiction) with respect to any judicial action or proceeding arising out of this lease or the relationship of the parties as landlord and tenant. Service of process in any such action or proceeding may be accomplished in the same manner as the giving of a notice under Section 27.1, or in any other manner allowed by law.


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
28.   INJUNCTION.

            Section 28.1 Landlord, at Landlord's option, in addition to any other rights reserved to Landlord hereunder, at law or in equity, and notwithstanding the concurrent pendency of summary or other dispossess proceedings between Landlord and Tenant, shall have the right at all times during the term of this lease to restrain by injunction any violation or attempted violation by Tenant of any of the terms, covenants, conditions or agreements of this leases, and to enforce by injunction any of the terms, covenants, conditions and agreements hereof.

29.   OWNER'S RIGHT TO CURE TENANT'S DEFAULTS.

      Section 29.1 Anything herein to the contrary notwithstanding, Owner's liability for its negligence or failure to perform its obligations under this Lease shall be limited to Owner's interest in the Land and Building and the proceeds thereof. Tenant shall neither seek to enforce nor enforce any judgment or other remedy against any partner, member, shareholder, officer and/or director of Owner or any principal of any firm or entity that may hereafter be or become the Owner, and no other property or assets of Owner shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Owner and Tenant under this Lease or Tenant's use and occupancy of the Demised Premises.

      Section 29.2 If the Demised Premises are not surrendered and vacated as and at the time required by this Lease (TIME BEING OF THE ESSENCE), Tenant shall be liable to Owner for (a) all losses and damages which Owner may incur or sustain by reason thereof, including, without limitation, reasonable attorneys' fees, but excluding all claims made by any succeeding tenants of the Demised Premises against Owner or otherwise arising out of or resulting from the failure of Tenant timely to surrender and vacate the Demised Premises in accordance with the provisions of this Lease and (b) use and occupancy in respect of the Demised Premises equal to one and one-half (1/2) times the Fixed Monthly Rent and 100% of Additional Rent payable hereunder for the last year of the term of this Lease (which amount Owner and Tenant presently agree is the minimum to which Owner would be entitled and is presently contemplated by them as being fair and reasonable under such circumstances and not a penalty) apportioned on a per diem basis. In no event shall any provision hereof be construed as permitting Tenant to hold over in possession of the Demised Premises after expiration or termination of the term of this Lease.


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
30.   BROKER.

Section 30.1 Each of Landlord and Tenant represent and warrant to the other that they have dealt with no broker or party claiming to be such in connection with this lease. Each party shall indemnify and hold the other harmless from and against any liability, cost or expense arising out of a breach of the representation set forth in this Section 30.1, including any reasonable fees, costs and expenses incurred in defending against any such liability. The provisions of this Section 30.1 shall survive the term described herein.

31.   REPRESENTATION AND WARRANTY.

            Section 31.1 Each party represents and warrants that, with respect to itself, all necessary action has been taken and all requisite approvals have been duly obtained so as to make this lease valid, binding and enforceable against such party in accordance with its terms.

32.   SUBORDINATION.

            Section 32.1 This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all mortgages which may now or hereafter affect the Land and/or the Building whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such mortgages, spreaders and consolidations of such mortgages together with such changes that the mortgagee may require provided such changes do not decrease Tenant's rights or increase Tenant's obligations under this Lease in any material respect and provided that any such mortgagee agrees that Tenant's possession of the Demised Premises will not be disturbed so long as no Event of Default hereunder continues beyond any applicable cure period and Tenant attorns to such mortgage. Any mortgagee to which this lease is, at the time referred to, subject and subordinate is herein


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
called a "Superior Mortgage" and the holder of a Superior Mortgage is herein called a "Superior Mortgagee." Landlord represents and warrants to Tenant that as of the date hereof there is no Superior Mortgagee or ground lessor.

33.   COMPLIANCE WITH LAWS; HAZARDOUS MATERIALS.

            Section 33.1 Tenant, at Tenant's expense, shall comply with all laws, rules, order, ordinances, directions, regulations and requirements of federal, state county and municipal authorities pertaining to Tenant's use of the Demised Premises and with the recorded covenants, conditions and restrictions affecting the Demised Premises, regardless of when they become effective, including, without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as hereinafter defined), waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and utility availability, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Owner or Tenant with respect to the use or occupation of the Demised Premises provided that, notwithstanding the foregoing, Tenant shall have no obligation to comply with any Legal Requirements that are the responsibility of Landlord under Section 33.6 hereof and Tenant shall have no obligation to make structural repairs or capital improvements unless the need to do so arises out of a violation of Tenant's obligations under
Section 33.2 hereof. In addition, Tenant shall obtain and keep in force during the term of this Lease any and all permits, licenses or certificates, of whatsoever kind or nature, from any and all authorities having jurisdiction over the Demised Premises, necessary or required for the occupation and use of the Demised Premises.

            Section 33.2 Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Demised Premises by Tenant, its agents, employees, contractors or invitees without the prior written consent of Owner, provided, however, that Tenant may, without Owner's consent, store and use Hazardous Materials in the Premises that are commonly used in the operation of Tenant's business in the ordinary course, provided further, however, that Tenant does so in compliance with all Legal Requirements and Insurance Requirements. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Demised Premises caused or permitted by Tenant results in contamination of the Demised Premises, or if contamination of the Demised Premises by Hazardous Material otherwise occurs for which Tenant is legally liable to Owner for damage resulting therefrom, then Tenant shall indemnify, defend and hold Owner harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Demised Premises, damages for the loss or restriction on


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
use of rentable or usable space or of any amenity of the Demised Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, reasonable attorneys' fees, consultant fees and expert fees) which arise during or after the term of this Lease as a result of such contamination. This indemnification of Owner by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local government agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Demised Premises covered by Tenant. Without limiting the foregoing, if the presence of any Hazardous Material on the Demised Premises caused or permitted by Tenant results in any contamination of the Demised Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises to the condition existing prior to the introduction of any such Hazardous Material to the Demised Premises; provided that Owner's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse effect on the Demised Premises. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. As used in this Section 33.2 the term "Hazardous Material" shall not include any Existing Hazardous Materials (as defined below).

            Section 33.3 As used herein, the term "Hazardous Material" or "Hazardous Materials" means any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR
Section 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Section 302) and any existing or subsequent amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable local, state or federal law, including certain toxic or hazardous materials or wastes regulated under the Clean Water Act (33 USC
Section 1251 et seq.), the Clean Air Act (42 USC Section 7401 et seq.), the Resource Conservation and Recovery Act (42 USC Section 6901 et seq.), Toxic Substances Control Act (15 USC Section 2601 et seq.) and their New York State counterparts and including petroleum or any product or fraction thereof.

Section 33.4 Owner and its agents shall have the right, but not the duty, to inspect the Demised Premises at any reasonable time, upon reasonable prior notice to Tenant, to determine whether Tenant is complying with the terms of this Article. If Tenant is not in compliance with this Lease, Owner shall have the right, at any time during the continuance of an Event of Default beyond any applicable grace or cure period, to immediately enter upon the Demised Premises to remedy any contamination caused by Tenant's failure to comply. Owner shall use reasonable efforts to minimize interference with Tenant's business, but shall not be liable for any interference caused thereby, provided that Owner shall not be required to incur any overtime or unusual expense in connection therewith.


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
Section 33.5 Any default under this Section 34 that shall continue beyond the grace period set forth in Section 17.1 shall be a material default enabling Owner to exercise any of the remedies set forth in this Lease.

Section 33.6 Notwithstanding anything to the contrary contained in this Article 33, Tenant shall have no responsibility or liability for any Hazardous Materials now or previously located on, under or about the Demised Premises (collectively "Existing Hazmats").

34.   INDEMNIFICATION PROCEDURES.

            Section 34.1 Wherever this Lease provides that one party shall indemnify the other or words of similar import, the following procedures shall apply: (i) the party to be indemnified shall notify the indemnifying party of any actual claim or claim threatened in writing promptly after the party to be indemnified becomes aware of same (however, the failure to give such prompt notice shall not relieve the indemnity obligations of the indemnifying party except to the extent the delay in notification prejudices the indemnifying party); (ii) the indemnifying party shall defend the other party with counsel reasonably acceptable to the indemnifying party and, the party to be indemnified may employ separate counsel to participate in such defense but, so long as the indemnifying party is diligently carrying out such defense, the indemnifying party shall have no obligation to pay the fees or expenses of such separate counsel; (iii) the party being indemnified shall not settle or pay any claim that is the subject of the indemnification obligation without the prior written consent of the indemnifying party (except for payment of any judgment that has been entered and for which there is no further right of appeal); (iv) the party being indemnified shall cooperate with the indemnifying party (but shall not be obligated to incur any out-of-pocket expenses unless reimbursed by the indemnifying party) and (v) no party shall be indemnified for its own negligence or willful misconduct.

35.   COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT.

            Section 35.1 Notwithstanding anything else in this lease to the contrary, this Section 35 applies to all issues related to compliance with the Americans with Disabilities Act


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
("ADA") as amended from time to time. In the event of any conflict between the rest of the lease and this Section 35, this Section 35 controls.

            Section 35.2 Any remodeling, construction, reconstruction, installation of improvements or other work done to the leased premises shall be done in compliance with ADA Requirements, at the expenses of the party who is performing the work.

Section 35.3 Both parties shall cooperate reasonably with each other to comply with ADA Requirements in the least expensive reasonable manner.

Section 35.4 Any failure to comply with the provisions of this Section 35, after written notice to the noncomplying party and an opportunity to cure within the grace period set forth in Section 18.1, shall be an event of default under the lease.

36.   MISCELLANEOUS PROVISIONS

Section 36.1 Every term, condition, agreement or provisions contained in this lease shall be deemed to be also a covenant.

Section 36.2 The specified remedies to which either party may resort under the terms of this lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which that party may be lawfully entitled in case of any breach or threatened breach by the other party of any provisions of this lease.

Section 36.3 The failure of either party to insist in any one or more cases upon the strict performance of any of the terms, covenants, conditions, provision or agreements of this lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of any such term, covenant, condition, provision or agreement. A receipt and acceptance by Landlord of rent or any other payment, or the acceptance or performance by either party of anything required by this lease to be performed, with knowledge of the breach of any term, covenant, condition, provision or agreement of this lease, shall not be deemed a waiver of such breach, nor shall any such acceptance of rent in a lesser amount than is herein provided for (regardless of any endorsement on a check, or any statement in any


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
letter accompanying any payment of rent or other charge) operate or be construed either as an accord and satisfaction or in any manner other than as a payment on account of the earliest rent or other charge then unpaid by Tenant. Any such acceptance shall be without prejudice to Landlord's right to recover the actual amount due. No waiver by either party of any term, covenant, condition, provision or agreement of this lease shall be deemed to have been made unless expressed in writing and signed by that party. The making of any payment by Tenant shall not be deemed a waiver of Tenant's right to thereafter contest its obligation to make such payment.

Section 36.4 This lease may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought.

Section 36.5 This instrument constitutes the entire agreement between the parties with respect to the subject matter hereof, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this lease.

Section 36.6 In the event of any Unavoidable Delays under this lease, the time of performance of the covenants and obligations under this lease in question (which shall in no event include any requirement for the payment of a sum of money) shall automatically be extended for a period of time equal to the aggregate period of the Unavoidable Delays.

Section 36.7 All terms and words used in this lease, regardless of the number or gender in which they are used, shall be deemed to include any other number, or any other gender, as the context may require.

Section 36.8 If and to the extent in this lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval and shall be liable to Tenant for its reasonable attorneys' fees incurred therein, it being agreed that Landlord shall not be liable to Tenant in any respect for any other money damages by reason of withholding its consent.

      Section 36.9 The terms "herein", "hereby", "hereof", "hereunder" and words of similar import shall be construed to refer to this lease as a whole, and not to any particular Article or Section, unless expressly so stated.


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
            Section 36.10 The provisions of this lease shall not be construed for the benefit of any third party, except as otherwise provided herein.

Section 36.11 In the event that Landlord shall commence any summary proceedings or action for non-payment of rent, Tenant shall not interpose any counterclaim of any nature or description unless such counterclaim is compulsory. THE PARTIES HEREBY WAIVE A TRIAL BY JURY ON ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS UNDER OR CONNECTED WITH THIS LEASE OR ANY OF ITS PROVISIONS, ANY NEGOTIATIONS IN CONNECTION THEREWITH, OR TENANT'S USE OR OCCUPANCY OF THE PREMISES.

Section 36.12 Landlord shall not be deemed, in any way or for any purposes, to have become, by the execution of this lease or any action taken under this lease, a partner of Tenant in Tenant's business or otherwise or a member of any joint enterprise with Tenant. The sole relationship of the parties is that of Landlord and Tenant.

      Section 36.13 The index and captions of this lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this lease, nor in any way affect this lease.

Section 36.14 The terms, conditions, covenants, provisions and undertakings herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

Section 36.15 This Lease may be executed in any manner of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

Section 36.16 In the event either of the parties hereto commence any legal proceedings to enforce its rights hereunder and prevails in such proceeding, then such party shall be entitled to reimbursed by the other for its reasonable attorneys fees and expenses.

37.   RENEWAL TERMS


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
            Section 37.1 Tenant shall have the right to renew the term of this Lease as follows (provided that Tenant is not in default under any of the terms of this Lease either on the date of the giving of such renewal notice or on the commencement date of the renewal term beyond any notice and cure periods hereunder). Time shall be of the essence with respect to the dates set forth below for the giving of notice of renewal:

                  37.1.1 For a first renewal term commencing as of April 1, 2005 and terminating on March 31, 2006, provided that Tenant has given to Landlord written notice of renewal not later than September 1, 2004.

                  37.1.2 For a second renewal term commencing as of April 1, 2006 and terminating on March 31, 2007, provided that Tenant has given written notice of renewal to Landlord not later than September 1, 2005.

Section 37.2 All of the terms, covenants and conditions of this Lease shall continue in full force and effect during each renewal term, except that (a) the Fixed Monthly Rent for each month during the first and second renewal term shall be in the amount of $31,000 per month, and (b) there shall be no further right of renewal.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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
          IN WITNESS WHEREOF, the parties hereto have duly executed this lease as of the day and year first above-written.

LANDLORD                                     TENANT

3401 LAWSON BOULEVARD, LLC                   FVFN ACQUISITION CORP.


By:                                          By:
   ---------------------------                  -----------------------------
Name:   Roger Folz                           Name:  Randall J. Fagundo
Title:  President                            Title: President and CEO

                            [SIGNATURE PAGE TO LEASE]

99. EXHIBIT I

Premises located in the County of Nassau, State of New York known as Section 43, Block 402, Lot 0005, having a street address of 3401 Lawson Boulevard, Oceanside, New York

                                       EXHIBIT 20.4

                                                                       EXHIBIT F

                              LANDLORD ESTOPPEL CERTIFICATE

TO:   American Coin Merchandising, Inc. ("ASSIGNEE")

      c/o ACMI Holdings, Inc.

      397 S. Taylor Avenue

      Louisville, CO 80027-3027

      Attn: Randall J. Fagundo

__________________________(collectively, "LANDLORD") hereby certifies to Assignee as follows:

1. [Folz Vending Co., Inc.] ("TENANT") is the present tenant under that certain Lease Agreement dated ____________________ ("LEASE") by and between Landlord and Tenant with respect to the lease premises known as ________________________ ("PREMISES").

2. A true and complete copy of the Lease (including all amendments, modifications, extensions, renewals, sublettings and assignments of the Lease, if any) is attached to this Estoppel Certificate as Exhibit A.

3. The Lease is in full force and effect as of the date of this Estoppel Certificate, and has not been modified, changed, altered or amended in any respect except as indicated on Exhibit A, and is the only lease and constitutes the entire agreement between Landlord and Tenant affecting the Premises.


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
4. The information set forth below is true and correct as of the date of this Estoppel Certificate:

      a.    Monthly rent as of the date of this Estoppel Certificate: ________

      b.    Lease expiration date: __________________

      c.    Rent and any other charges are paid to and including:
            __________________

      d. Additional Rent, if any, including but not limited to, operating expenses, insurances, taxes, etc.: __________________

      e.    Security Deposit, if any: __________________

5.    The current address for notices under the Lease is________________.

6. To the best of Landlord's knowledge, Tenant is not in default under the terms and provisions of the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant.

7. No free rent or other concessions, benefits or inducement other than as expressly specified in the Lease have been granted to Tenant or undertaken by Landlord.

8. To Landlord's actual knowledge, Tenant has not assigned all or any part of its interest in and to the Lease, as security or otherwise, and has not subleased all or any part of the Premises.

      Landlord hereby acknowledges and agrees that Assignee shall be entitled to rely on the truth and accuracy of the following certifications made by Landlord in connection with Assignee's assumption of the Lease.


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
Dated this ___ day of ____________, 2003.

                                    -----------------------------

                                    By:   _________________________________

                                    By:   _________________________________

                                    EXHIBIT A

                                      Lease

                            NON-COMPETITION AGREEMENT

      THIS AGREEMENT ("Agreement") is made and entered into as of this 15th day of April, 2003, by and among FVFN Acquisition Corp., a Delaware corporation ("FVFN") and Elliot Liebner ("Mr. Liebner").

                                    RECITALS

      WHEREAS, FVFN is the Purchaser under that certain Asset Purchase Agreement dated as of March 14, 2003 (the "Purchase Agreement") among FVFN, American Coin Merchandising, Inc. ("ACMI"), Folz Vending Co., Inc. ("FV"), Folz Novelty Co., Inc. ("FN" and FV are collectively, the "Sellers"), Roger Folz and the Roger Folz Revocable Trust;

      WHEREAS, it is a condition to FVFN's obligations under the Purchase Agreement that Mr. Liebner enter into a non-competition agreement with FVFN;

      WHEREAS, capitalized terms used herein but not defined shall have the same meanings ascribed to them in the Purchase Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

      1. Non-Competition. For a period of five (5) years from the Closing Date (the "Restricted Period"), Mr. Liebner and his Affiliates shall not, other than in New York City and in the following counties in New York State: Nassau, Suffolk and Westchester (the United States territory outside of New York City and such New York counties being referred to herein as the "Restricted Territory"), directly or indirectly, alone or in association with any other Person (i) establish, participate or engage in any business enterprise (other than as a less than 2% owner of any Person traded on any national, international or regional stock exchange or in the over-the-counter market) that competes with the business of merchandising bulk items through operating coin vending machines conducted by FVFN in the Restricted Territory (the "Business"), (ii) sell


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
any competitive product to any Person engaged, directly or indirectly, in the Business or (iii) consult, advise or otherwise participate in the management or operation of any Person that engages in the Business or competes with the Business.

      2. Non-Solicitation of Employees, Suppliers or Customers. During the Restricted Period, Mr. Liebner and his Affiliates shall not, directly or indirectly, for himself or itself or on behalf of any other Person, solicit, employ, engage or retain any employee of FVFN who, at anytime during the preceding 12-month period (which includes the Closing Date), shall have been a significant employee of FVFN, or contact any employee, customer or supplier of FVFN for the purpose of soliciting or diverting any such supplier, customer or employee from FVFN for a competitive purpose or to encourage such Person to terminate its relationship with FVFN. Notwithstanding the foregoing, Mr. Liebner and his Affiliates shall not be prohibited from hiring or engaging any ex-employee of FVFN after such employee's employment has been terminated by FVFN.

      3. Non-Disparagement. Mr. Liebner and his Affiliates shall not, directly or indirectly, defame or disparage FVFN, its employees, agents, Affiliates, the Business or its products in any way during the Restricted Period or at any time thereafter.

      4. Non-Disclosure of Confidential Information. Mr. Liebner and his Affiliates acknowledge that Mr. Liebner and his Affiliates may from time to time have access to confidential memoranda, notes, information, records, business projections, financial statements, data, trade secrets, customer lists and proprietary information of FVFN and relating to the Business, and other information of a confidential nature relating to FVFN and the Business (collectively, "CONFIDENTIAL INFORMATION"). During the Restricted Period and thereafter, Mr. Liebner and his Affiliates agree not to divulge, communicate, use to the detriment of FVFN or for the benefit of any other Person, or misuse in any way the Confidential Information, and Mr. Liebner and his Affiliates agree to use their best efforts to cause their officers, directors, employees, accountants, counsel, consultants, advisors and agents not to divulge, communicate, use to the detriment of FVFN, or misuse in any way the Confidential Information.

      5. Enforcement. Mr. Liebner and his Affiliates acknowledge and agree that a breach of this Agreement by Mr. Liebner and his Affiliates will cause serious and potentially irreparable harm to FVFN, and damages alone may be an inadequate remedy for any such breach. Accordingly, in the event of the breach by Mr. Liebner and his Affiliates of any of the provisions of this Agreement, FVFN may, in addition and supplementary to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance, or preliminary and permanent injunctive or other equitable relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

      6. Maximum Enforceable Restriction. In the event that any or all of the restrictive covenants contained in this Agreement shall be determined by a court of competent jurisdiction to be unenforceable by reason of their geographic or temporal restrictions being too great, or by reason that the range of activities covered are too great, or for any other reason, they should be interpreted to extend over the maximum geographic area, period of time, range of activities or other restrictions as to which they may be enforceable by such court under applicable law.

      7. Assignment. This Agreement may be assigned by FVFN if such assignment is accompanied by the sale of the stock of FVFN, or of substantially all of the assets of FVFN.

      8. Notices. All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by confirmed facsimile transmission, by recognized national overnight courier service or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:


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
                                      IF TO FVFN:

                     FOLZ VENDING, INC.

                     c/o American Coin Merchandising, Inc.
                     397 S. Taylor Avenue

                     Louisville, CO 80027-3027
                     Fax: (303) 444-2559

                     Attn: Randall J. Fagundo

                                      WITH COPY TO:

                     Morrison Cohen Singer & Weinstein, LLP
                     750 Lexington Avenue
                     New York, NY 10022
                     Fax: (212) 735-8708
                     Attn: David A. Scherl, Esq.

                                      IF TO MR. LIEBNER:

                     [address to be supplied]

                                      WITH COPY TO:

                     Robinson Brog Leinwand Greene Genovese & Gluck P.C.

                     1345 Avenue of the Americas

                     New York, New York 10105
                     Fax: (212) 956-2164

                     Attn: Marshall Bernstein, Esq.

Notices shall be effective immediately upon personal delivery or facsimile transmission, one business day after deposit with an overnight courier service or three (3) business days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

      9. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters herein provided, and no modifications or waiver of any provision hereof shall be effective unless in writing and signed by FVFN and Mr. Liebner.

      10. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon the parties hereto and their respective permitted successors and assigns, and inure to the benefit of and be enforceable by FVFN and its successors and assigns. The terms and provisions of this Agreement shall be enforceable by FVFN against Mr. Liebner and his Affiliates, successors, assigns, and successors-in-interest.

      11. Severability. In the event that any provision of this Agreement or application thereof to any party or under any circumstance is found to be invalid or unenforceable in any jurisdiction to any extent for any reason, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

      12. Remedies; Waiver. No remedy conferred upon FVFN by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by FVFN in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

      13. Governing Law; Jurisdiction.

            13.1. The provisions of this Agreement, and all the rights and obligations of the parties hereunder, shall be governed by, and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State without regard to such State's conflicts of law principles.

            13.2. Each of the parties hereto hereby consents to the non-exclusive jurisdiction of any state or federal court located within the County of New York or County of Nassau, State of New York with respect to actions or proceedings arising out of or relating to this Agreement.

      14. Headings. The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of the Agreement.

      15. Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which shall constitute one instrument. It shall not be necessary in


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
making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


            IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date first set forth above.

                                          FVFN Acquisition Corp.

                                          By:
                                                 -------------------------------
                                          Name:  Randall J. Fagundo

                                          Title: President and CEO

                                          Elliot Liebner


                                          --------------------------------------

                            NON-COMPETITION AGREEMENT

      THIS AGREEMENT ("Agreement") is made and entered into as of this 15th day of April, 2003, by and among FVFN Acquisition Corp., a Delaware corporation ("FVFN") and Folz Vending Co., Limited, a Canadian corporation (the "Company")

                                    RECITALS

      WHEREAS, FVFN is the Purchaser under that certain Asset Purchase Agreement dated as of March 14, 2003 (the "Purchase Agreement") among FVFN, American Coin Merchandising, Inc. ("ACMI"), Folz Vending Co., Inc. ("FV"), Folz Novelty Co., Inc. ("FN" and FV are collectively, the "Sellers"), Roger Folz and the Roger Folz Revocable Trust;

      WHEREAS, as an inducement to Sellers to consummate the Closing of the Purchase Agreement, FVFN agreed to enter into a non-competition agreement with the Company;

      WHEREAS, capitalized terms used herein but not defined shall have the same meanings ascribed to them in the Purchase Agreement;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

      1. Non-Competition. For a period of two (2) years from the Closing Date (the "Restricted Period"), FVFN and its Affiliates, including but not limited to ACMI shall not, anywhere in Canada (the "Restricted Territory"), directly or indirectly, alone or in association with any other Person (i) establish, participate or engage in any business enterprise (other than as a less than 2% owner of any Person traded on any national, international or regional stock exchange or in the over-the-counter market) that competes with the business of merchandising bulk items through operating coin vending machines conducted by the Company in the

Restricted Territory (the "Canadian Business"), (ii) sell any competitive product to any Person engaged, directly or indirectly, in the Canadian Business or (iii) consult, advise or otherwise participate in the management or operation of any Person that engages in the Canadian Business or competes with the Canadian Business.

      2. Non-Solicitation of Employees, Suppliers or Customers. During the Restricted Period, FVFN and its Affiliates shall not, directly or indirectly, for itself or on behalf of any other Person, solicit, employ, engage or retain any employee of the Company who, at anytime during the preceding 12-month period (which includes the Closing Date), shall have been a significant employee of the Company, or contact any employee, customer or supplier of the Company for the purpose of soliciting or diverting any such supplier, customer or employee from the Company for a competitive purpose or to encourage such Person to terminate its relationship with the Company. Notwithstanding the foregoing, FVFN and its Affiliates shall not be prohibited from hiring or engaging any ex-employee of the Company after such employee's employment has been terminated by the Company.

      3. Non-Disparagement. FVFN and its Affiliates shall not, directly or indirectly, defame or disparage the Company, its employees, agents, Affiliates, the Canadian Business or its products in any way during the Restricted Period or at any time thereafter.

      4. Non-Disclosure of Confidential Information. FVFN acknowledges that, as a result of the transaction contemplated by the Purchase Agreement, FVFN and its Affiliates have had access to confidential memoranda, notes, information, records, business projections, financial statements, data, trade secrets, customer lists and proprietary information of the Company and relating to the Canadian Business, and other information of a confidential nature relating to the Company and the Canadian Business (collectively, "CONFIDENTIAL INFORMATION"). During the Restricted Period and thereafter, FVFN and its Affiliates agree not to divulge, communicate, use to the detriment of the Company or for the benefit of any other Person, or misuse in any way the Confidential Information, and FVFN and its Affiliates agree to use their best efforts to cause their officers, directors, employees, accountants, counsel, consultants, advisors and agents not to divulge, communicate, use to the detriment of the Company, or misuse in any way the Confidential Information.

      5. Enforcement. FVFN acknowledges and agrees that a breach of this Agreement by FVFN or its Affiliates will cause serious and potentially irreparable harm to the Company, and damages alone may be an inadequate remedy for any such breach. Accordingly, in the event of the breach by FVFN or any of its Affiliates of any of the provisions of this Agreement, the Company may, in addition and supplementary to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance, or preliminary and permanent injunctive or other equitable relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

      6. Maximum Enforceable Restriction. In the event that any or all of the restrictive covenants contained in this Agreement shall be determined by a court of competent jurisdiction to be unenforceable by reason of their geographic or temporal restrictions being too great, or by reason that the range of activities covered are too great, or for any other reason, they should be interpreted to extend over the maximum geographic area, period of time, range of activities or other restrictions as to which they may be enforceable by such court under applicable law.

      7. Assignment. This Agreement may be assigned by the Company if such assignment is accompanied by the sale of the stock of the Company, or of substantially all of the assets of the Company.

      8. Notices. All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by confirmed facsimile transmission, by recognized national overnight courier service or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

                                      IF TO FVFN:

                     FOLZ VENDING, INC.

                     c/o American Coin Merchandising, Inc.
                     397 S. Taylor Avenue

                     Louisville, CO 80027-3027
                     Fax: (303) 444-2559

                     Attn: Randall J. Fagundo

                                      WITH COPY TO:

                     Morrison Cohen Singer & Weinstein, LLP
                     750 Lexington Avenue
                     New York, NY 10022
                     Fax: (212) 735-8708
                     Attn:  David A. Scherl, Esq.

                                      IF TO THE COMPANY:

                     Folz Vending Co., Limited
                     [address to be supplied]

                                      WITH COPY TO:

                     Robinson Brog Leinwand Greene Genovese & Gluck P.C.

                     1345 Avenue of the Americas

                     New York, New York 10105
                     Fax: (212) 956-2164

                     Attn: Marshall Bernstein, Esq.

Notices shall be effective immediately upon personal delivery or facsimile transmission, one business day after deposit with an overnight courier service or three (3) business days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified herein by written notice to the other parties hereto.

      9. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters herein provided, and no modifications or waiver of any provision hereof shall be effective unless in writing and signed by FVFN and the Company.

      10. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon the parties hereto and their respective permitted successors and assigns, and inure to the benefit of and be enforceable by the Company and its successors and assigns. The terms and provisions of this Agreement shall be enforceable by the Company against FVFN and its Affiliates, successors, assigns, and successors-in-interest, including without limitation any corporation with which the FVFN may be merged or by which it may be acquired, or which may be the acquiring corporation in an asset sale transaction or other form of corporate reorganization.

      11. Severability In the event that any provision of this Agreement or application thereof to any party or under any circumstance is found to be invalid or unenforceable in any jurisdiction to any extent for any reason, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

      12. Remedies; Waiver. No remedy conferred upon the Company by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

      13. Governing Law; Jurisdiction.

            13.1. The provisions of this Agreement, and all the rights and obligations of the parties hereunder, shall be governed by, and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State without regard to such State's conflicts of law principles.

            13.2. Each of the parties hereto hereby consents to the non-exclusive jurisdiction of any state or federal court located within the County of New York or County of Nassau, State of New York with respect to actions or proceedings arising out of or relating to this Agreement.

      14. Headings. The captions and headings contained in this Agreement are for convenience only and shall not be construed as a part of the Agreement.

      15. Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

            IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date first set forth above.

                                          FVFN Acquisition Corp.

                                          By:_________________________
                                          Name:  Randall J. Fagundo

                                          Title:  President and CEO


                                          Folz Vending Co., Limited

                                          By:__________________________

                                          Name:

                                          Title:

            [SIGNATURE PAGE TO FOLZ CANADA NON-COMPETITION AGREEMENT]